                                                               EXECUTION VERSION

               AMENDED AND RESTATED DEBTOR-IN-POSSESSION FINANCING
                             AND SECURITY AGREEMENT

                          Dated as of December 31, 2003

                    -----------------------------------------

                                  by and among

                           OAKWOOD HOMES CORPORATION,
                       as debtor and debtor-in-possession,

                           CERTAIN OF ITS AFFILIATES,
                      as debtors and debtors-in-possession,

                      OAKWOOD SERVICING HOLDINGS CO., LLC,

                 OAKWOOD ADVANCE RECEIVABLES COMPANY II, L.L.C.,

        And OAKWOOD TRANCHE C SERVICING ADVANCE RECEIVABLES COMPANY, LLC,

                            as Non-Debtor Borrowers,

                            THE LENDERS PARTY HERETO

                                       and

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                    as Agent

                    -----------------------------------------


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................................      2
    Section 1.01  Definitions..................................................................      2
    Section 1.02  Terms Generally..............................................................     44
    Section 1.03  Accounting and Code Terms....................................................     44
    Section 1.04  Time References..............................................................     44

ARTICLE II THE LOANS...........................................................................     45
    Section 2.01  The Commitments..............................................................     45
    Section 2.02  Making the Revolving Loans...................................................     52
    Section 2.03  Revolving Loan Notes.........................................................     54
    Section 2.04  Limitation on Types of Revolving Loans; Illegality...........................     54
    Section 2.05  Repayment of Revolving Loans; Evidence of Debt...............................     54
    Section 2.06  Interest.....................................................................     55
    Section 2.07  Prepayment of Revolving Loans................................................     55
    Section 2.08  Fees.........................................................................     57
    Section 2.09  Taxes........................................................................     57
    Section 2.10  Cash Management..............................................................     60
    Section 2.11  Exit Facility; Exit Fee......................................................     64

ARTICLE III SECURITY AND ADMINISTRATIVE PRIORITY...............................................     64
    Section 3.01  Collateral; Grant of Lien and Security Interest..............................     64
    Section 3.02  Administrative Priority......................................................     67
    Section 3.03  Grants, Rights and Remedies..................................................     67
    Section 3.04  No Filings Required..........................................................     67
    Section 3.05  Survival.....................................................................     67

ARTICLE IV PAYMENTS AND OTHER COMPENSATION.....................................................     68
    Section 4.01  Payments; Computations and Statements........................................     68
    Section 4.02  Sharing of Payments, Etc.....................................................     69
    Section 4.03  Apportionment of Payments....................................................     70
    Section 4.04  Increased Costs and Reduced Return...........................................     70
    Section 4.05  Joint and Several Liability of the Borrowers.................................     72

ARTICLE V CONDITIONS TO LOANS..................................................................     73
    Section 5.01  Conditions Precedent to Effectiveness........................................     73
    Section 5.02  Conditions Precedent to all Revolving Loans..................................     75

ARTICLE VI REPRESENTATIONS AND WARRANTIES......................................................     76
    Section 6.01  Representations and Warranties...............................................     76

ARTICLE VII COVENANTS OF THE BORROWER..........................................................     83
    Section 7.01  Affirmative Covenants........................................................     83
    Section 7.02  Negative Covenants...........................................................     95

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
ARTICLE VIII EVENTS OF DEFAULT.. .............................................................    100
   Section 8.01  Events of Default............................................................    100

ARTICLE IX AGENT..............................................................................    105
   Section 9.01  Appointment..................................................................    105
   Section 9.02  Nature of Duties.............................................................    106
   Section 9.03  Rights, Exculpation, Etc.....................................................    106
   Section 9.04  Reliance.....................................................................    107
   Section 9.05  Indemnification..............................................................    107
   Section 9.06  Agent Individually...........................................................    107
   Section 9.07  Successor Agent..............................................................    108
   Section 9.08  Collateral Matters...........................................................    108

ARTICLE X MISCELLANEOUS.......................................................................    110
   Section 10.01 Notices, Etc.................................................................    110
   Section 10.02 Amendments, Etc..............................................................    111
   Section 10.03 No Waiver; Remedies, Etc.....................................................    112
   Section 10.04 Expenses; Taxes; Attorneys' Fees.............................................    112
   Section 10.05 Right of Set-off.............................................................    113
   Section 10.06 Survival.....................................................................    113
   Section 10.07 Severability.................................................................    114
   Section 10.08 Assignments and Participations...............................................    114
   Section 10.09 Counterparts.................................................................    116
   Section 10.10 GOVERNING LAW................................................................    117
   Section 10.11 WAIVER OF JURY TRIAL, ETC....................................................    117
   Section 10.12 Consent by the Agent and Lenders.............................................    117
   Section 10.13 Prior Agreements.............................................................    117
   Section 10.14 No Party Deemed Drafter......................................................    117
   Section 10.15 Oakwood Homes Corporation as Agent for Borrowers.............................    118
   Section 10.16 Indemnification..............................................................    118
   Section 10.17 Release of Claims............................................................    119
   Section 10.18 Records......................................................................    119
   Section 10.19 Binding Effect...............................................................    120
   Section 10.20 Release of Existing Guaranties and Certain Other Agreements..................    120
   Section 10.21 Repayment of Required Reserve Amount.........................................    121

SCHEDULES AND EXHIBITS

Schedule 1.01(A)           Borrowers
Schedule 1.01(B)           Agent's Account
Schedule 1.01(C)           Eligible Inventory
Schedule 1.01(D)           Existing Indebtedness
Schedule 1.01(E)           Non-Avoidable Secured Claims
Schedule 1.01(EE)          Repurchase Agreements with Lenders
Schedule 1.01(EEE)         Non-Pledged Accounts
Schedule 1.01(F)           Lenders and Total Commitments Percentages
Schedule 2.10(A)           Cash Management Accounts/Pledged Accounts
Schedule 6.01(E)           Subsidiaries
Schedule 6.01(CC)          Non-Pledged Excluded Entities
Schedule 6.01(N)           Real Property
Schedule 6.01(Q)           Environmental Matters
Schedule 6.01(T)           Intellectual Property
Schedule 6.01(V)           Place of Business; Chief Executive Office
Schedule 6.01(Z)           IRB Properties
Schedule 7.01(K)           Location of Inventory and Equipment
Schedule 7.02(B)           Existing Liens
Schedule 7.02(F)           Existing Investments
Schedule 7.02(Q)           Pooling and Servicing Agreements
Schedule LL                Loan-Level Securitization Trusts
Schedule PL                Pool-Level Securitization Trusts
Annex 1                    Tranche A Eligible Receivables
Annex 2                    Tranche A Excluded Receivables Balance
Exhibit A                  Form of Notice of Borrowing
Exhibit B                  Form of Final Bankruptcy Court Order
Exhibit C                  Form of Assignment and Acceptance
Exhibit D-1                Form of  Borrowing Base Certificate
Exhibit D-2                Form of Tranche A Borrowing Base Certificate
Exhibit D-3                Form of Tranche B Borrowing Base Certificate
Exhibit D-4                Form of Tranche C Borrowing Base Certificate
Exhibit E                  Forms of Legal Opinions from Borrower's Counsels
Exhibit F                  Budget
Exhibit G                  Exit Agreement
Exhibit H                  Form of Monthly REMIC Servicer Report
Exhibit I                  Form of Tranche B Remittance Date Report
Exhibit J                  Form of Tranche B Funding Date Report/Tranche B
                           Excess Amount Payment Report
Exhibit K                  Form of Tranche B Account Control Agreement
Exhibit L                  Form of Tranche C Account Control Agreement
Exhibit 2.02(a)            Funding Mechanics for Tranche B Revolving Loans
Exhibit 7.01(a)(xx)        Tranche B Reporting Requirements

             AMENDED AND RESTATED DEBTOR-IN-POSSESSION FINANCING AND
                               SECURITY AGREEMENT

                  This AMENDED AND RESTATED DEBTOR-IN-POSSESSION FINANCING AND SECURITY AGREEMENT, dated as of December 31, 2003, by and among Oakwood Homes Corporation, as a debtor and a debtor-in-possession, a North Carolina corporation (the "Parent"), the affiliates of the Parent listed on Schedule 1.01(A) hereto, each as a debtor and a debtor-in-possession (together with the Parent, individually a "Debtor Borrower" and collectively, the "Debtor Borrowers"), Oakwood Servicing Holdings Co., LLC, a Nevada limited liability company ("Oakwood Servicing"), Oakwood Advance Receivables Company II, L.L.C., a Nevada limited liability company (the "Tranche B SPE") and Oakwood Tranche C Servicing Advance Receivables Company, LLC, a Nevada limited liability company (the "Tranche C SPE", and along with Oakwood Servicing and the Tranche B SPE, each individually a "Non-Debtor Borrower", together the "Non-Debtor Borrowers", and collectively with the Debtor Borrowers, the "Borrowers"), the financial institutions party hereto and set forth on Schedule 1.01(F) hereto (each individually a "Lender" and collectively, the "Lenders") and Greenwich Capital Financial Products, Inc., a Delaware corporation, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                  WHEREAS, on November 15, 2002, the Debtor Borrowers commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and the Debtor Borrowers have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession;

                  WHEREAS, by an order dated November 15, 2002, the Bankruptcy Court authorized the joint administration of the bankruptcy estate of each Debtor Borrower;

                  WHEREAS, the Non-Debtor Borrowers are not party to the Chapter 11 Cases but are wholly-owned, direct Subsidiaries of OAC LLC, which is a Debtor Borrower;

                  WHEREAS, the Borrowers, the Lenders party thereto and Greenwich Capital Financial Products, Inc., as Agent, are parties to a Debtor-in-Possession Financing and Security Agreement dated as of January 28, 2003 (as heretofore modified, amended and supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement") pursuant to which there are outstanding on the date hereof loans in an aggregate principal amount equal to $75,000,000 on a revolving basis (collectively, the "Existing DIP Loans", and together with all fees, expenses and other amounts related thereto, the "Existing DIP Obligations");

                  WHEREAS, OMI Note Trust 2003-A ("OMI Note Trust"), Oakwood Acceptance Corporation, LLC, a Delaware limited liability company ("OAC LLC"), Oakwood Servicing, Oak Leaf Holdings, Gingko Corporation, the purchasers party thereto and Credit Suisse First Boston, New York Branch, as agent (the "Warehouse Lender"), are parties to a Class A Note Purchase Agreement dated as of January 23, 2003 (the "Class A Note Purchase Agreement") pursuant to which OMI Note Trust has issued $200,000,000 in Class A Asset Backed Notes, Series 2003-A (the "OMI Notes").

                  WHEREAS, the Tranche B SPE, the lenders party thereto and Greenwich Capital Financial Products, Inc., as agent (the "Advance Receivables Agent") are parties to a Note Purchase Agreement dated as of February 1, 2003 (the "OARC Note Purchase Agreement") pursuant to which the Tranche B Issuer has issued $75,000,000 in a maximum aggregate principal amount of Advance Receivables Backed Notes, Series 2003-ADV1 (the "OARC Advance Receivables Notes").

                  WHEREAS, the Borrowers wish to enter into this Agreement with the Lenders and the Agent to provide (a) for the extension of the Existing DIP Obligations, and the repayment of the OMI Notes and the OARC Advance Receivables Notes in their entirety and (b) for new Revolving Loans from Lenders providing Tranche A Revolving Loans (the "Tranche A Lenders"), Lenders providing Tranche B Revolving Loans (the "Tranche B Lenders") and Lenders providing Tranche C Revolving Loans (the "Tranche C Lenders") in an aggregate principal amount of up to the Maximum Credit.

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CERTAIN TERMS

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Action" has the meaning specified therefor in Section 10.12.

                  "Account Control Agreement" means an account control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent and the applicable Securities Intermediary with respect to a Securities Account or the Cash Management Bank with respect to the Cash Collateral Account and the Cash Management Accounts.

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

                  "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), but excluding any accounts in which any Borrower's only interest in such account arises solely in a fiduciary capacity.

                  "Additional Documents" has the meaning set forth in Section 3.01(f) hereof.

                  "Additional Cash Management Bank Deposits" has the meaning set forth in Section 2.10(a) hereof.

                  "Additional Receivables" means, with respect to any Tranche B Funding Date, the Servicing Advance Receivables sold and contributed by the REMIC Servicer to the Tranche B SPE on such Tranche B Funding Date and pledged by the Tranche B SPE to the Agent on behalf of the Lenders as part of the Tranche B Eligible Collateral.

                  "Administrative Borrower" means the Parent or any one Borrower (other than the Non-Debtor Borrowers) designated as such from time to time by the Borrowers in a written notice to the Agent and approved by the Agent.

                  "Advance Rate" means the advance rate listed for each Borrowing Base Asset listed in Section 2.01(d) herein.

                  "Advance Receivables Agent" has the meaning set forth in the recitals hereto.

                  "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of the Capital Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 7.02(k) hereof: (a) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of any Borrower.

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agent Advances" has the meaning specified therefor in Section 9.08(a).

                  "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Borrowers shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Revolving Loan Documents; unless and until Agent notifies the Administrative Borrower and the Lenders to the contrary, Agent's Account shall be that certain Deposit Account listed on Schedule 1.01(B).

                  "Agreed Administrative Expense Priorities" shall mean that administrative expenses with respect to the Debtor Borrowers entitled to priority pursuant to Sections 503 and 507 of the Bankruptcy Code and, with respect to sub-clause (ii) of clause "first", any official committee appointed by the Bankruptcy Court shall have the following order of priority:

                           first, (i) amounts payable pursuant to 28 U.S.C.
         Section 1930(a)(6) and any fees payable to the clerk of the Bankruptcy Court, (ii) allowed fees and expenses of attorneys, accountants and other professionals retained by formal application in the Chapter 11 Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code (except to the extent such fees and expenses were incurred for services rendered in connection with (i) the prosecution of an adversary proceeding against the Agent or the Lenders, except to the extent necessary to determine an Event of Default; (ii) any challenge respecting the priority or validity of any lien granted under the Revolving Loan Documents; or (iii) following the issuance of a notice of an Event of Default under the Revolving Loan Documents or the Final Bankruptcy Court Order, and absent a determination by the Bankruptcy Court or agreement by the Lenders that such Event of Default did not occur or is waived, any action preventing or hindering or unreasonably delaying, whether directly or indirectly, either the Agent's enforcement of the Liens granted to the Agent and the Lenders hereunder or the Agent's realization upon the Collateral), but the amount entitled to priority under sub-clause (ii) of this clause first ("Priority Professional Expenses") shall not exceed $5,000,000 outstanding and unpaid in the aggregate at any time (inclusive of any holdbacks required by the Bankruptcy Court and any amounts unbilled for services performed prior to a Priority Triggering Event) (the "Professional Expense Cap"); provided, however, that (A) after the Agent has provided (by hand or facsimile) written notice to the Administrative Borrower of the occurrence of an Event of Default hereunder or a default by the Borrowers in any of their obligations under the Final Bankruptcy Court Order (a "Priority Triggering Event"), any payments actually made to such professionals after the occurrence and during the continuance of such Event of Default or default, under Sections 330 and 331 of the Bankruptcy Code or otherwise, shall reduce the Professional Expense Cap on a dollar-for-dollar basis and (B) for the avoidance of doubt, any payment actually made to such professionals prior to the notice described in subclause (A) above may be retained by such professionals and not reduce the Professional Expense Cap; and (iii) following a Priority Triggering Event, budgeted and unpaid payroll, payroll taxes and other items withheld from payroll or payroll checks ("Priority Trailing Expenses") not to exceed $1,500,000;

                           second, all Obligations, and

                           third, all other allowed administrative expenses.

                  "Agreement" means this Amended and Restated
Debtor-in-Possession Financing and Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Applicable Margin" shall mean (i) for Tranche A Revolving Loans, the one-month LIBO Rate plus 3.50%, (ii) for Tranche B Revolving Loans, 7.50% per annum and (iii) for Tranche C Revolving Loans, 9.50% per annum.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 10.08 hereof and substantially in the form of Exhibit C hereto.

                  "Authorized Officer" means the chief financial officer, president or an executive vice president of the Administrative Borrower.

                  "Avoidance Actions" means actions available to the bankruptcy estate of Borrowers in the Chapter 11 Case pursuant to Sections 544, 545, 547, 548, 549, 550, 553(b) or 724(a) of the Bankruptcy Code.

                  "Bankruptcy Code" has the meaning specified therefor in the recitals hereto.

                  "Bankruptcy Court" has the meaning specified therefor in the recitals hereto.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Book Value" means, the lower of (i) cost and (ii) market value, in each case determined in accordance with GAAP.

                  "Books" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its Goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the meanings specified therefor in the preamble hereto.

                  "Borrower Intellectual Property" means all Intellectual Property owned by, or licensed to, the Debtor Borrowers or used in connection with the businesses of the Debtor Borrowers as currently conducted and as currently proposed to be conducted.

                  "Borrowing Base Amount" shall mean the value of any Borrowing Base Asset (determined in accordance with the applicable Valuation Methodology) multiplied by the applicable Advance Rate.

                  "Borrowing Base Asset" shall mean the Tranche A Eligible Collateral, the Tranche B Eligible Collateral or the Tranche C Eligible Collateral, as the case may be.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit D-1 hereto.

                  "Borrowing Base Deficiency" has the meaning set forth in
Section 2.07(b)(i) herein.

                  "Borrowing Base Value" shall mean as of any date of determination, and with respect to any Borrowing Base Asset, the Borrowing Base Amount allocable to such Borrowing Base Asset in the calculation of the Total Borrowing Base Amount as of such date.

                  "Budget" means the "Plan B v7" dated December 9, 2003 attached hereto as Exhibit F, including a monthly cash flow forecast from November 2003 through June 2004, prepared by the Borrowers and delivered to the Agent, as such forecast may from time to time be supplemented or revised by the Debtor Borrowers in a manner acceptable to the Lenders.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Omaha, Nebraska or Greensboro, North Carolina are authorized or required to close; provided, however, that when used in connection with the calculation of the LIBO Base Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Lenders or any Person controlling any Lender, or the manner in which the Lenders or any Person controlling any Lender allocate capital to any of their contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Carve-Out Expenses" means those amounts, fees, expenses and claims set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

                  "Cash Collateral Account" means the Deposit Account no. 200014797352 with the Cash Management Bank opened in the name of the Administrative Borrower (or such other Borrower as Agent shall determine in its Permitted Discretion), and any replacement cash collateral account opened in accordance with the procedures in Section 2.10(c) hereof.

                  "Cash Management Accounts" means all of the Borrowers' currently-existing Deposit Accounts (including the Concentration Account) at the Cash Management Bank, which

Deposit Accounts as of the date hereof are listed on Schedule 2.10(A) hereto, and any replacement cash management account opened in accordance with the procedures in Section 2.10(c) hereof. The Cash Management Accounts shall not include the Tranche B Reimbursement Account or the Tranche C Reimbursement Account.

                  "Cash Management Bank" has the meaning set forth in Section 2.10(a).

                  "Cash Purchase Price" has the meaning assigned to such term in
Section 1.01 of the Tranche B Receivables Purchase Agreement.

                  "Casualty Event" means, with respect to any Property of any Borrower, any loss of or damage to, or any condemnation or other taking of, such Property for which such Borrower or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Certificate Account" means, for any Securitization Trust, any "Certificate Account" or "Custodial P&I Account" as defined in the Pooling and Servicing Agreement.

                  "Chapter 11 Cases" shall have the meaning given that term in the recitals to this Agreement.

                  "Chattel Paper" means "chattel paper" as that term is defined in the Code.

                  "Class A Note Purchase Agreement" has the meaning specified therefor in the recitals hereto.

                  "Code" means the New York Uniform Commercial Code, as in effect from time to time, together with any replacement or successor statutes enacted thereto, including, without limitation, revised Article 9 thereof.

                  "Collateral" means all Eligible Collateral, together with all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following to the extent not covered in the definition of "Eligible Collateral" herein (including, without limitation, all Property of the estate of each Debtor Borrower (within the meaning of the Bankruptcy Code)):

                  (a) Accounts;

                  (b) Books;

                  (b) Chattel Paper (whether tangible or electronic);

                  (d) Commercial Tort Claims;

                  (e) Documents;

                  (f) Deposit Accounts (including the Cash Collateral Account, the Concentration Account, the Tranche B Reimbursement Account, the Tranche C Reimbursement

         Account and the other Cash Management Accounts and any funds of the Borrowers that may be on deposit from time to time in the Lockbox Account but excluding the Non-Pledged Accounts);

                  (g) Equipment;

                  (h) Fixtures;

                  (i) General Intangibles and Payment Intangibles (including all Servicing Advance Receivables, Servicing Fees, Servicing Rights and all causes of action under the Bankruptcy Code or otherwise, other than Avoidance Actions);

                  (j) Goods;

                  (k) Instruments;

                  (l) Intellectual Property;

                  (m) Inventory;

                  (n) Investment Property (including the Borrowers' Capital Stock and the Capital Stock of their Subsidiaries, but excluding those Subsidiaries listed on Schedule 6.01(CC) hereto);

                  (o) Letter-of-Credit Rights;

                  (p) Negotiable Collateral;

                  (q) Real Property Collateral;

                  (r) Supporting Obligations;

                  (s) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of the Agent or any Lender;

                  (t) all other Personal Property of the Borrowers, wherever located and whether now or hereafter existing, and whether now owned or hereafter acquired, of every kind and description, whether tangible or intangible; and

                  (u) Proceeds, products, rents and profits, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the Proceeds thereof.

Provided, that to the extent transferred (whether transferred prior to the Filing Date or thereafter) by OAC LLC to the "Transferor" (as defined in the Warehouse Facility Documents) pursuant to the Warehouse Facility Documents prior to the earlier of (i) the date of delivery by the Agent of a notice to the Administrative Borrower and the Warehouse Lender that an Event of Default has occurred hereunder or (ii) the Warehouse Maturity Date, any Accounts (but specifically excluding Eligible Accounts), Mortgage Loans (but specifically excluding Agent's mortgages on the Real Property or aircrafts of any Borrower), Installment Sales Contracts, Chattel Paper, or related documents, in each case arising with respect to retail financing to consumers, upon such transfer in accordance with the Warehouse Facility Documents, and for no other purpose whatsoever, shall not constitute Collateral or Borrowing Base Assets hereunder and, to the extent there is any Lien on or security interest in such property created by this Agreement or any other Revolving Loan Documents prior to such transfer, then automatically and without any further action by Agent, such property shall be released from the Lien of, and the security interest created by this Agreement and any other Revolving Loan Documents, provided, further, that if the foregoing Accounts, Mortgage Loans, Installment Sales Contracts, Chattel Paper or related documents are conveyed back to any Borrower for any reason consistent with the Warehouse Facility Documents, then such assets shall automatically upon re-conveyance and without any further action by any party, become subject to the security interest and Lien of Agent, and shall for all purposes, constitute part of the Collateral. Such assets shall constitute part of the Collateral upon the Warehouse Maturity Date.

Subject to any valid reclamation rights a particular vendor may have, the Borrowers' "raw materials" and "supplies" (as defined in Balance Sheet Schedule A of the Executive Report) shall be included in the Collateral. However, the Collateral shall not include any assets securing the Ginnie-Mae Guaranteed Obligations or any assets of the Excluded Entities.

                  "Collateral Access Waiver" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in form acceptable to Agent, or the inclusion of such provisions in the Final Bankruptcy Court Order as may be acceptable to Agent.

                  "Collection Period" means, with respect to any Remittance Date and the Tranche B Facility, the calendar month preceding the calendar month in which such Remittance Date occurs.

                   "Commercial Tort Claim" means a "commercial tort claim" as that term is defined in the Code.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the percentage of the Total Commitment set forth opposite such Lender's name in
Schedule 1.01(F) hereto.

                  "Concentration Account" means Borrowers' concentration account number 2000000983947, at Wachovia Bank, National Association, Charlotte, North Carolina, or such other concentration account established by Borrowers with prior written consent of Agent.

                  "Control" means "control" as that term is defined in the Code.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Corporate Advance Receivables" has the meaning specified therefor in Section 2.01(a) hereof.

                  "Creditors Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee for the District of Delaware in the Chapter 11 Cases.

                  "Dealers" means independent dealers that sell manufactured housing or mobile homes at retail to consumers, and other non-retail customers of the Borrowers.

                  "Debtor Borrower" has the meaning specified therefor in the preamble hereto.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Delinquency Ratio" means, for any Securitization Trust and any date, a ratio, expressed as a percentage, the numerator of which is the unpaid principal balance of related Securitized Assets 30 days or more delinquent, and the denominator of which is the unpaid principal balance of all Securitized Assets in such Securitization Trust.

                  "Deposit Account" means all of Borrowers' now owned or hereafter acquired right, title and interest with respect to any "deposit account" (as that term is defined in the Code), including, without limitation, any demand, time, savings, passbook or similar account maintained with a bank (including the Concentration Account and the Cash Management Accounts), but not including deposit accounts held in a fiduciary or agency capacity or the Non-Pledged Accounts.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts owed by Dealers during such period, by (b) sales during such period.

                  "DIP Nonusage Fee" has the meaning specified therefor in
Section 2.08(c).

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any Property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding Permitted Dispositions.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, for any period, as defined, consistent with the Budget, the sum of the following: (a) "Pretax Net Income" (as such term is defined in the Budget) (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) to the extent included in determining Pretax Net Income, interest and dividend expense, whether paid in cash or in kind (including the amortization or write-off of debt discount and issuance costs and commissions and discounts and other fees and charges associated with Indebtedness), plus (c) to the extent included in determining Pretax Net Income, depreciation and amortization (including but not limited to, goodwill and organizational costs and any write-offs of purchased technology), plus (d) to the extent included in determining Pretax Net Income, other non-cash charges, minus (e), to the extent included in determining Pretax Net Income, other non-cash credits.

                  "Effective Date" means the later of the date on which (i) all amounts to be remitted to each "Noteholder" (as such term is defined in the Indenture Termination Agreement) pursuant to Section 4 thereof have been remitted in full to such Noteholder and (ii) the date on which all conditions precedent set forth in Section 5.01 herein are satisfied or waived by the Lenders.

                  "Eligible Accounts" means those Accounts created by any Borrower in the ordinary course of its business, that arise out of its sale of finished goods to Dealers, that comply with each of the representations and warranties respecting Eligible Accounts made by the Borrowers under the Revolving Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be made more restrictive from time to time by Agent in Agent's Permitted Discretion (for such periods of time as may be determined by Agent) to address the results of any audit performed by Agent from time to time after the Effective Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to the Borrowers. Eligible Accounts shall not include the following:

                  (a) Accounts that the Account Debtor has failed to pay within 30 days of original invoice date or Accounts with selling terms of more than 30 days;

                  (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                  (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower, or a retail consumer;

                  (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional;

                  (e) Accounts that are not payable in Dollars;

                  (f) Accounts with respect to which the Account Debtor either
(i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or
(iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable Letter of Credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent;

                  (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction);

                  (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of set-off, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of set-off, or dispute;

                  (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction or increase by Agent in its Permitted Discretion on a case-by-case basis, based upon any change in the creditworthiness of such Account Debtor) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                  (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

                  (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                  (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (m) Accounts that are not subject to the Agent's valid and perfected first priority Lien under the Revolving Loan Documents;

                  (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

                  (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services; or

                  (p) Accounts with respect to which an Account Debtor has earned Dealer Rebates as evidenced by G/L account #24320, Dealer Assistance as evidenced G/L account #24321, or Dealer Advertising Allowances as evidenced by G/L account #24322, (collectively "Dealer Rebates"). The calculation of the ineligible portion is the lesser of (i) total Dealer Rebates due and (ii) outstanding eligible debtor accounts.

                  "Eligible Collateral" shall mean the Tranche A Eligible Collateral, the Tranche B Eligible Collateral and the Tranche C Eligible Collateral.

                  "Eligible Inventory" means Inventory of Borrowers consisting of first quality finished goods comprised of manufactured housing or mobile homes held for sale in the ordinary course of Borrowers' business located at one of the business locations of Borrowers set forth on Schedule 1.01(C) (or (i) in transit between any such locations or (ii) in transit to a customer lot location pursuant to a retail customer purchase contract, all subject to subsection (b) below), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Revolving Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be made more restrictive from time to time by Agent in Agent's Permitted Discretion (for such periods of time as may be determined by Agent) to address the results of any audit or appraisal performed by Agent from time to time after the Effective Date. In determining the amount to be so included, Inventory shall be valued at the lower of estimated cost (excluding any intercompany profit or markup) or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) a Borrower does not have good, valid, and marketable title thereto;

                  (b) it is not located at one of the locations in the United States set forth on Schedule 1.01(C), unless it is (i) in transit from one such location to another such location for a period not exceeding a reasonable transit period, (ii) in transit to or located on a customer lot location pursuant to a retail customer purchase contract or (iii) in the case of Suburban, on lots for sale or rent in mobile home developments or parks, provided that the Borrowing Base Value attributable to the inventory in clauses (i) and (ii) above does not exceed $10,000,000 at any time;

                  (c) it is located on Real Property leased by a Borrower or in a contract warehouse, in each case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or, if a Collateral Access Waiver for such location has been requested by Agent and such Collateral Access Waiver is not in effect;

                  (d) it is not subject to Agent's valid and perfected first priority Lien;

                  (e) it consists of used goods or goods returned or rejected by a Borrower's customers; or

                  (f) it consists of goods that are obsolete (including, without limitation, any Inventory manufactured more than 2 years prior to any Tranche A Revolving Loan date with respect thereto) or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, goods owned by New Dimension Homes, Inc., bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                  "Eligible Warehouse Loans" shall have the meaning set forth in the definition of "Warehouse Equity" herein.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Borrower or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Borrower or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any Property presently or formerly owned by any Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Borrower or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to any "equipment" (as that term is defined in the Code), including, without limitation, all machinery, machine tools, motors, aircraft (including, without limitation, any engines or propeller of such aircraft), furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Event of Default" means any of the events set forth in
Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Entities" means (a) Oakwood Financial Corporation,
(b) Oakwood Capital Corp., (c) Oakwood Mortgage Investors, Inc. (d) Oak Leaf Holdings, LLC, (e) Oakwood

Investment Corporation, (f) Oakwood NSPV-I Corporation, (g) OMI Note Trust 2003-A, a Delaware statutory trust, (h) New Dimension Homes of Long Neck, LLC,
(i) New Dimension Homes of Montrose LLC, (j) Oakwood International Management, LLC, (k) Oakwood International, LP, a North Carolina limited partnership, (l) Deutsche Financial Capital I Corp., (m) Deutsche Financial Capital Securitization, LLC, (n) Tarheel Insurance Company, Ltd., (o) Deutsche Financial Capital, LLC, (p) Concept Enterprises, Inc., (q) MHD4 Holding Group, Ltd., (r) Acquisition/USA, Ltd. and (s) any other Person formed after the Effective Date, upon prior notice to and consent by the Agent, in which a Borrower owns Capital Stock, and which Person owns no assets and does not engage in any business other than acting as a special purpose vehicle or conduit trust in a Securitization Transaction.

                  "Executive Report" means the executive report for Oakwood Homes Corporation and Subsidiaries dated September 30, 2003.

                  "Existing Credit Agreement" has the meaning specified therefor in the recitals hereto.

                  "Existing DIP Loans" has the meaning specified therefor in the recitals hereto.

                  "Existing DIP Obligations" has the meaning specified therefor in the recitals hereto.

                  "Existing Revolving Loan Documents" means the "Tranche A Revolving Loan Documents" and the "Tranche B Agreements" (as such terms are defined in the Existing Credit Agreement.

                  "Exit Agreement" has the meaning specified therefor in Section 2.08(b) hereto.

                  "Exit Facility" means the $250,000,000 full recourse revolving credit exit facility described in the Exit Agreement.

                  "Exit Facility Final Maturity Date" means the date which is the earliest of (i) December 31, 2005; or (ii) such earlier date on which either, upon an event of default or otherwise, (A) all Exit Facility Revolving Loans shall become due and payable, in whole, in accordance with the terms of the Exit Facility and the other Exit Facility Revolving Loan Documents or (B) all Exit Facility Revolving Loans and all other Exit Facility Obligations for the payment of money shall be paid in full and the Exit Facility Total Commitment and the Exit Facility are terminated.

                  "Exit Facility Lenders" shall mean the financial institutions providing Exit Facility Revolving Loans to the Borrowers under the Exit Facility.

                  "Exit Facility Obligations" shall mean (i) the obligations of each Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Exit Facility Revolving Loan Documents, whether for principal, interest, fees, indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of each Borrower to perform or observe all of its obligations from time to time existing under the Exit Facility Revolving Loan Documents.

                  "Exit Facility Revolving Loan Documents" shall mean all documents evidencing the Exit Facility Revolving Loans.

                  "Exit Facility Revolving Loans" shall mean all revolving loans made under and pursuant to the Exit Facility.

                  "Exit Facility Total Commitment" shall mean the sum of the commitments of the Exit Facility Lenders to make Exit Facility Revolving Loans to the Borrowers, up to the Maximum Credit, as such Exit Facility Total Commitment may be reduced pursuant to the terms of this Agreement.

                  "Exit Fee" has the meaning specified therefor in Section 2.08(b) hereof.

                  "Exit Phase" shall mean the period from and after the Final Maturity Date hereunder to and including the Exit Facility Final Maturity Date.

                  "Extension Advance" means, with respect to a Securitized Asset for which the REMIC Servicer has entered into an extension of the final maturity date with the related obligor or for which one or more scheduled payments have been postponed as a result of a bankruptcy proceeding involving the related obligor, the aggregate P&I Advance made by the REMIC Servicer in connection with such extension or postponement.

                  "Facility" means, collectively, the Tranche A Facility, the Tranche B Facility and the Tranche C Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Filing Date" means November 15, 2002.

                  "Final Bankruptcy Court Order" means the order of the Bankruptcy Court approving the Revolving Loans made and to be made to the Borrowers in accordance with this Agreement and granting the Liens contemplated hereby, which will be attached in the form of Exhibit B hereto when approved by the Bankruptcy Court, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent, the Lenders and the Borrowers.

                  "Final Maturity Date" means the date which is the earliest of
(i) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, (ii) June 30, 2004,
(iii) the sale of a material part of any Borrower's assets (excluding Permitted Dispositions), whether under Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or otherwise; (iv) the date of the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (v) the date of the dismissal of any of the Chapter 11 Cases; or (vi) such earlier date on which either (A) all Revolving Loans shall become due and payable, in whole, in accordance with the terms of this Agreement and the other Revolving Loan Documents or (B) all Revolving Loans and all other Obligations for the payment of money shall be paid in full and the Total Commitment and this Agreement are terminated.

                  "Financial Statements" means (i) the audited consolidated balance sheet of the Borrowers and their Subsidiaries for the Fiscal Year ended June 30, 2003 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of each of the months from July through October, 2003 (inclusive) and the related consolidated statement of operations, shareholder's equity and cash flows for the four (4) periods then ended.

                  "Fiscal Year" means the fiscal year of the Borrowers ending on June 30 of each year.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.02 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements (to the extent possible after giving effect to the filing of the Chapter 11 Cases), provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.02 hereof, the Agent and the Parent shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Parent after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.02 hereof shall be calculated as if no such change in GAAP has occurred.

                  "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined in the Code), including payment intangibles (including, without limitation, all Servicing Advance Receivables and all Supporting Obligations in respect thereof), contract rights (including, without limitation, all rights under the Subservicing Agreement), rights to payment, rights arising under common law, statutes, or regulations, choses or things in action (including all causes of action arising under the Bankruptcy Code or otherwise, other than Avoidance Actions), goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property; provided, however, that General Intangibles shall not include Goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Ginnie Mae" has the meaning specified therefor in the definition of Ginnie-Mae Guaranteed Obligations herein.

                  "Ginnie-Mae Guaranteed Obligations" shall mean all rights, interests, obligations and claims of the Government National Mortgage Association ("Ginnie Mae") with respect to Ginnie Mae's guaranteed loans to customers of the Borrowers.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Goods" means "goods" as that term is defined in the Code.

                  "Gross Receivable Proceeds" means, on any date, all of the P&I Advance Reimbursement Amounts withdrawn from the Certificate Accounts for each of the Tranche B Securitization Trusts pursuant to each of the related Pooling and Servicing Agreements on such date, plus the aggregate amount of Extension Advances paid into the Tranche B Reimbursement Account on such date pursuant to
Section 2.10(b).

                  "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement. The term "Hedging Agreement" shall include, without limitation, any "swap agreement" as such term is defined in Section 101(53B) of the Bankruptcy Code.

                  "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was due); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to Property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such Property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, bankers acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing, if the transaction giving rise to such obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Expenses" has the meaning specified therefor in
Section 10.16.

                  "Indemnitees" has the meaning specified therefor in Section 10.16.

                  "Indenture Termination Agreement" means the Oakwood Tranche B Indenture Termination Agreement, dated as of the date hereof, among the Tranche B SPE, the Tranche C SPE, Oakwood Servicing and the other parties thereto.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Installment Sales Contract" means a retail installment contract or other contract or agreement (including promissory notes or deeds of trust) originated or acquired by Parent or one of its Subsidiaries with various retail purchasers regarding either (a) (i) the sale of manufactured housing or mobile homes and the financing of such sale; (ii) the financing of any previously owned manufactured housing or mobile homes, (iii) the financing of any real estate relating to manufactured housing or mobile homes, or (iv) the refinancing of any such financing, together with all promissory notes, mortgages, agreements for deed and other writings related thereto, or (b) the grant of a security interest in such manufactured housing or mobile home or real property to secure such financing or refinancing.

                  "Instruments" means "instruments" as that term is defined in the Code.

                  "Intellectual Property" means all rights, priorities and privileges relating to intellectual property, now existing or hereafter adopted or acquired, including, without limitation: (i) all patents, reissues and extensions thereof, patent applications, divisions, continuations and continuations-in-part, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) all trademarks, service marks, trade dress, trade styles, logos, trade names, corporate names, company names, business names, fictitious business names and other source or business identifiers and Internet domain names and goodwill associated therewith; (iii) all copyrightable works and mask works and all registrations, applications and renewals for any of the foregoing; (iv) all trade secrets, confidential information, ideas, formulae, compositions, compounds, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, blueprints, surveys, reports, manuals, operating standards, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (v) all other proprietary rights (including, without limitation, all computer software, documentation, data and databases, and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium); (vii) all damages and payments, and the right to sue and recover, for past, present and future infringements of the foregoing; and (viii) all royalties and income due with respect to the foregoing.

                  "Interest Period" means each period commencing on each Remittance Date and ending on the day prior to the next succeeding Remittance Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to all "inventory" (as that term is defined in the Code), including, without limitation, pre-fabricated housing, mobile homes, modular homes and like materials, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, work in process, or materials used or consumed in a Borrower's business and raw materials (but excluding raw materials to the extent such raw materials are not commingled with work-in-progress and have not been employed in the manufacture or production of finished goods inventory), including all accessions, additions, attachments, improvements, substitutions and replacements thereto.

                  "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" (as that term is defined in the Code), and any and all Supporting Obligations in respect thereof.

                  "IRB" means Industrial Revenue Bond.

                  "IRB Properties" means the Real Property and related improvements thereto owned or leased by the Borrowers set forth on Schedule 6.01(Z) hereto.

                  "Issuing Bank" means any commercial bank that issues, extends the expiry of, renews or increases the maximum stated amount of, any Letter of Credit.

                  "Lender" has the meaning specified therefor in the preambles hereto.

                  "Letter of Credit" means any letter of credit issued on behalf of the Borrowers by an Issuing Bank.

                  "LIBO Base Rate" means for any Revolving Loan, with respect to each Interest Period, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as the one-month LIBOR (i) with respect to the Interest Period beginning on the Effective Date, on the Business Day prior to the Effective Date, and (ii) with respect to all other Interest Periods, on the last Business Day of the immediately preceding Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Reference Banks are offered Dollar deposits at or about 11:00 a.m., New York time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of their loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Revolving Loans then being requested and to be outstanding on such day.

                  "LIBO Rate" means, at any time and for any one-month period, a rate per annum determined by the Agent in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Agent, shall be conclusive absent manifest error by the Agent, equal to (i) the LIBO Base Rate divided by (ii) 1 minus the LIBO Reserve Requirements.

                  "LIBO Reserve Requirements" shall mean for any calendar month and for any Lender as to which LIBO Reserve Requirements are actually required to be maintained, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such calendar month, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of such Governmental Authority.

                  "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, lease, easement, title defect, restriction, levy, execution, seizure, attachment, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "LLC Interests" means all of the ownership interests in the Tranche B SPE.

                  "Loan-Level Advance" means any P&I Advance with respect to a Loan-Level Securitization Trust.

                  "Loan-Level Securitization Trusts" means the Securitization Trusts listed on Schedule LL hereto as the same may be amended from time to time in accordance with Section 2.01(b).

                  "Lockbox Account" means OAC LLC's payment clearing (lockbox) account number 2000000733346, at Wachovia Bank and Trust Company, National Association, Charlotte, North Carolina, or such other lockbox account established by Borrowers with prior written consent of Agent.

                  "Majority Lenders" means Lenders whose Pro Rata Shares, taken in the aggregate, represent at least 51% of the Total Commitment.

                  "Material Adverse Effect" means a material adverse effect on any of the following: (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of any Borrower (either individually or taken as a whole for all Borrowers), (ii) the ability of the Borrowers, either individually or taken as a whole, to perform any of their material obligations under the Revolving Loan Documents to which they are parties, (iii) the legality, validity or enforceability of this Agreement or any other Revolving Loan Document, (iv) the rights and remedies of the Agent and the Lenders under any Revolving Loan Document, (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any material part of the Collateral or (vi) the value of any material part of the Collateral.

                  "Maximum Accounts Advance Rate" means the lesser of (i) 85%, and (ii) 100% minus two times Dilution + 5.0%.

                  "Maximum Credit" shall mean $250,000,000.

                  "Merrill Lynch Pooling Agreement" shall mean the Pooling and Servicing Agreement, dated as of April 1, 1994, among Merrill Lynch Mortgage Investors, Inc. Oakwood Acceptance Corporation and NationsBank of Virginia, N.A., as the same may be amended, supplemented or otherwise modified from time to time.

                  "Monthly REMIC Servicer Report' means the report designated as such on Schedule 7.01(a)(xx) hereto, substantially in the form of Exhibit H hereto.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Agent, made by a Borrower in favor of the Agent for the benefit of the Lenders, securing the Obligations and delivered to the Agent pursuant to the provisions hereof or otherwise.

                  "Mortgage Loan" means a "Mortgage" or a "Mortgage Loan" as defined in the Warehouse Facility Documents, but shall in no event include any Mortgage in favor of Agent.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

                  "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter-of-credit rights, Instruments, promissory notes, drafts, Documents, and Chattel Paper (including electronic chattel paper and tangible chattel paper), and any and all Supporting Obligations in respect thereof.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries, in connection therewith after deducting therefrom only (A) the principal amount of any Indebtedness secured by any Lien permitted by Section 7.02(b) on any asset (other than Indebtedness assumed by the purchaser of such asset) and interest, fees and expenses in respect thereof which is (x) required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement) or (y) in escrow in connection with such Person contesting such Indebtedness or the Lien securing such Indebtedness in connection with such Disposition, (B) reasonable costs, fees and expenses related to such Disposition reasonably incurred by such Person in connection therewith and paid in cash, and
(C) transfer taxes paid by such Person in connection therewith, to the extent approved (to the extent such approval is required) by the Bankruptcy Court, and
(ii) with respect to the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions paid or payable by such Person in cash in connection therewith.

                  "Net Liquidation Percentage" means the average of (i) the percentage of the actual manufacturing cost of Borrowers' Eligible Inventory that is estimated to be recoverable in a financing-available scenario in an orderly liquidation of such Inventory, such percentage to be determined from time to time by a qualified appraisal company selected by Agent and (ii) the percentage of the book value of the Borrowers' Inventory that is estimated to be recoverable in a lack of available financing scenario in an orderly liquidation of such Inventory, such percentage to be determined from time to time by a qualified appraisal company selected by Agent.

                  "Net Tranche B Proceeds" means, on any date, Gross Receivable Proceeds minus the sum of Successor Receivable Proceeds and Tranche C Lender Proceeds.

                  "Non-Core Exempt Proceeds" has the meaning set forth in the definition of "Permitted Dispositions" herein.

                  "Non-Debtor Borrower" has the meaning specified therefor in the preamble hereto.

                  "Non-Debtor Subsidiaries" means the Subsidiaries of the Debtor Borrowers that have not commenced Chapter 11 Cases, including the Non-Debtor Borrowers.

                  "Non-Excluded Taxes" has the meaning specified therefor in
Section 2.09(a).

                  "Non-Pledged Accounts" means the Deposit Accounts of various Borrowers listed on Schedule 1.01(EEE) hereto.

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "OAC LLC" has the meaning specified therefor in the recitals hereto.

                  "Oakwood Servicing" has the meaning specified therefor in the preamble hereto.

                  "OARC Advance Receivables Notes" has the meaning specified therefor in the recitals hereto.

                  "OARC Note Purchase Agreement" has the meaning specified therefor in the recitals hereto.

                  "Obligations" means (i) the obligations of each Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Revolving Loan Documents, whether for principal, interest, fees (including the Break-Up Fee), indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of each Borrower to perform or observe all of its obligations from time to time existing under the Revolving Loan Documents.

                  "OMI Note Trust" has the meaning specified therefor in the recitals hereto.

                  "OMI Notes" has the meaning specified therefor in the recitals hereto.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Original Commitment Letter" means the commitment letter dated as of October 3, 2003 between the Parent and the Agent, detailing the terms and conditions of the Commitment.

                  "Parent" has the meaning specified therefor in the preamble hereto.

                  "Participant Register" has the meaning specified therefor in
Section 10.08(b)(v).

                  "Payment Office" means the Agent's office located at 600 Steamboat Road, Greenwich, Connecticut 06830, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower and the Lenders.

                  "P&I Advance Reimbursement Amounts" has the meaning assigned to such term in the Pooling and Servicing Agreements.

                  "P&I Advances" has the meaning provided under the Pooling and Servicing Agreements or, with respect to the Merrill Lynch Pooling Agreement, shall mean "Monthly Advances" as defined therein.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means, subject to Section 2.07 hereof, so long as no Default or Event of Default shall have occurred, (i) any sales of Inventory, Installment Sales Contracts and Eligible Warehouse Loans in the ordinary course of business on ordinary business terms (including wholesale sales of Inventory from liquidating sales centers, so long as such Inventory is being sold at not less than its Tranche C Borrowing Base Value as of such date and the sale thereof does not create a Default), provided that any such sale of Eligible Inventory manufactured after the date hereof shall be at a price not less than the applicable manufacturing cost, unless the Agent otherwise agrees,
(ii) any disposition to a Borrower not in the ordinary course of business, provided that the Agent receives 30 days prior written notice of such disposition, (iii) any lease or license in the ordinary course of business, (iv) all transfers of assets between Excluded Entities in the ordinary course of business and, prior to the Warehouse Maturity Date, all transfers of any asset pursuant to the proviso to the definition of "Collateral" herein, (v) any disposition of obsolete or worn-out equipment in the ordinary course of business, (vi) subject to Section 2.07(b)(iii) hereof, any sale of OAC LLC,
(vii) prior to the Warehouse Maturity Date, the sale of whole loans by the Warehouse Trust, (viii) prior to the Warehouse Maturity Date, any sale by the Warehouse Trust of securities issued in Securitized Transactions and (ix) (a) any disposition of assets not included in the Total Borrowing Base Amount for cash consideration at fair market value to the extent that the Net Cash Proceeds for all such dispositions do not exceed $15,000,000 in the aggregate ("Non-Core Exempt Proceeds"), which proceeds may be applied by the Borrowers for general corporate purposes and working capital needs consistent with the Budget and shall not reduce the Total Commitment or the Total Borrowing Base Amount and (b) any disposition of Real Property Collateral and REMIC Retained Interests for cash consideration at fair market value (in an amount not less than 150% of the related Borrowing Base value unless consented to by the Agent) to the extent that the Net Cash Proceeds for all such dispositions do not exceed $40,000,000.

                  "Permitted Indebtedness" means:

                           (a) any Indebtedness owing to the Agent and the Lenders under this Agreement and the other Revolving Loan Documents;

                           (b) any Indebtedness existing on the Effective Date and set forth in Schedule 1.01(D) herein, and any replacements thereof, including obligations under any Repurchase Agreement;

                           (c) Indebtedness secured by Liens permitted by clause
         (f) of the definition of Permitted Liens;

                           (d) other unsecured debt having no greater priority than that provided in Section 503(b) of the Bankruptcy Code;

                           (e) in addition to Indebtedness set forth on Schedule 1.01(D) hereto, other unsecured Indebtedness or Purchase Money Indebtedness in an aggregate principal amount not to exceed $5,000,000; and

                           (f) the Ginnie-Mae Guaranteed Obligations.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "Permitted Liens" means:

                           (a) Liens securing the Obligations;

                           (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(d) herein;

                           (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor;

                           (d) Liens existing on the Effective Date, as set forth on Schedule 7.02(B), but not the extension of coverage thereof to other Property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the principal amount of the Indebtedness secured thereby (other than the capitalized amount of any interest, fees or expenses to the extent permitted by the Bankruptcy Court);

                           (e) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                           (f) purchase money Liens or the interests of lessors under Capitalized Leases to the extent that such Liens or interests secure Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the Proceeds thereof;

                           (g) easements, right-of-way, zoning restrictions, covenants and restrictions and similar encumbrances on the use of real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

                           (i) the Lien of the Cash Management Bank in the Cash Management Accounts, the Non-Pledged Accounts and the Servicing Rights, but only if the Agent and each of the Lenders shall have approved in writing the documents granting this Lien of the Cash Management Bank;

                           (j) Liens perfected subsequent to the Filing Date pursuant to Sections 362(b)(18) or 546(b) of the Bankruptcy Code, to the extent permitted by such sections, in an aggregate amount not to exceed $2,000,000;

                           (k) Liens in favor of Ginnie Mae with respect to any Ginnie-Mae Guaranteed Obligations; and

                           (l) any junior Liens consented to in writing by the Required Lenders.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

                  "Pledge Agreement" means the Amended and Restated Borrower Pledge and Security Agreement dated as of the date hereof made by the Borrowers in favor of the Agent.

                  "Pledged Accounts" mean the Deposit Accounts of the Borrowers pledged to the Lenders and listed on Schedule 2.10(A) hereto as "Pledged Accounts".

                  "Pool Factor" means with respect to a Securitization Trust and any date, a fraction, expressed as a percentage, the numerator of which is the unpaid principal balance of the related Securitized Assets as of the date of determination and the denominator of which is the unpaid principal balance of the related Securitized Assets as of the date of the related Pooling and Servicing Agreement, including Securitized Assets acquired after the date of the related

Pooling and Servicing Agreement using the proceeds of any pre-funding account established pursuant to such Pooling and Servicing Agreement.

                  "Pool-Level Advance" means any P&I Advance made with respect to a Pool-Level Securitization Trust.

                  "Pool-Level Securitization Trusts" means the Securitization Trusts listed on Schedule PL hereto as the same may be amended from time to time in accordance with Section 2.01(b).

                  "Pooling and Servicing Agreements" means all agreements listed on Schedule 7.02(Q) under which any of the Borrowers is the servicer on the date hereof, each as amended, modified or supplemented from time to time.

                  "Post-Default Rate" has the meaning specified therefor in
Section 2.06(b).

                  "Priority Trailing Expenses" has the meaning specified therefor in the definition of the term "Agreed Administrative Expense Priorities."

                  "Priority Professional Expenses" has the meaning specified therefor in the definition of the term "Agreed Administrative Expense Priorities."

                  "Priority Triggering Event" has the meaning specified therefor in the definition of the term "Agreed Administrative Expense Priorities."

                  "Proceeds" means "proceeds" as defined in the Code.

                  "Professional Expense Cap" has the meaning specified therefor in the definition of the term "Agreed Administrative Expense Priorities."

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Commitment by (ii) the Total Commitment, provided, that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Loans (including Agent Advances).

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

                  "Real Property Collateral" means any parcel or parcels of Real Property owned by any Borrower as of the Effective Date or thereafter acquired, excluding any lot inventory held for resale in the ordinary course of the Borrowers' retail sales business.

                  "Real Property Collateral under Contract" means with respect to the Real Property Collateral as of any date of determination, any such parcels of Real Property Collateral in respect of which (a) the Borrowers have executed a binding contract of sale with a bona fide third party purchaser, (b) such contract for sale is not subject to further diligence by the purchaser, (c) the purchaser has paid to the Borrowers or placed in escrow a non-refundable deposit of at least 5% (or such lesser percentage as agreed to by Agent) of the cash purchase price stated in such contract, (d) such contract provides for a closing date within 60 days of the date of determination and (e) neither the Borrowers nor the purchaser are in default under such contract.

                  "Real Property Collateral (not under Contract)" shall mean all Real Property Collateral as of the date of determination that is not Real Property Collateral Under Contract.

                  "Receivable Balance" means, as of any date of determination and with respect to a Servicing Advance Receivable, the outstanding unreimbursed amount of such Servicing Advance Receivable. For purposes of determining its value, a Servicing Advance Receivable shall be deemed unreimbursed until the cash reimbursement thereof is deposited into the Tranche B Reimbursement Account pursuant to Section 2.10(b).

                  "Receivables Seller" means Oakwood Servicing, in its capacity as seller under the Tranche B Receivables Purchase Agreement.

                   "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Reference Banks" means three major banks that are engaged in the London interbank market, as selected by Agent.

                  "Reference Rate" means the rate of interest publicly announced from time to time by JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time, in New York, New York as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning specified therefor in Section 10.08(b)(ii) hereof.

                  "Registered Revolving Loan" means each Revolving Loan that is recorded on the Register.

                  "Registered Note" means a promissory note in registered form evidencing a Registered Revolving Loan.

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "Released Parties" has the meaning specified therefor in
Section 10.17 hereto.

                  "Releasor" has the meaning specified therefor in Section 10.17 hereto.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. Section 9601.

                  "REMIC" means a corporation, trust or other entity that elects to be treated as a real estate mortgage investment conduit for Federal income tax purposes or any portion of such an entity's assets as to which such an election is made.

                  "REMIC Retained Interests" means the securities or contractual interests retained by the Borrowers or their Subsidiaries whose Capital Stock is pledged hereunder in connection with a securitization of whole loans originated by OAC LLC or its Affiliates to the extent that, in the case of retained certificated securities, such securities are rated "BB" or higher by Standard & Poors and Moody's and in the case of retained uncertificated interests, such interests would receive, as determined by the Agent in its sole discretion, a rating of "BB" or higher from such rating agencies.

                  "REMIC Servicer" means Oakwood Servicing Holdings Co., LLC, a Nevada limited liability company, in its capacity as servicer for the Securitization Trusts under the Pooling and Servicing Agreements, and any successor appointed thereunder.

                  "REMIC Sub-Servicer" means OAC LLC, in its capacity as sub-servicer for the Securitization Trusts under the Pooling and Servicing Agreements and each Subservicing Agreement and any successor sub-servicer appointed thereunder.

                  "REMIC Trustee" means each trustee appointed under a Pooling and Servicing Agreement in connection with a Securitization Trust.

                  "Remittance Date" means the seventh (7th) day of each month following the Effective Date or, if such day is not a Business Day, the next succeeding Business Day.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Repurchase Agreement" means, collectively, those certain guarantees of Repurchase Obligations with lenders existing as of the Effective Date and listed on Schedule 1.01(EE) hereto and any similar repurchase agreement subsequently entered into by a Borrower and a floor plan lender, the form and substance of which are customary in Borrowers' industry, upon prior notice to and approval by the Agent.

                  "Repurchase Price" shall mean the price at which any Servicing Advance Receivable sold to the Tranche B SPE under the Tranche B Receivables Purchase Agreement is required to be repurchased by the Receivables Seller, as specified in Section 5.02 of the Tranche B Receivables Purchase Agreement.

                  "Required Lenders" means Lenders whose Pro Rata Shares aggregate at least 65% of the Total Commitment.

                  "Required Reserve Amount" shall mean $2,000,000, subject to any short-term drawdowns allowed hereunder, to be held by the Agent for the purposes described herein.

                  "Restructuring Charges" means, for any period, as defined, consistent with the Budget, the sum of payments related to the following items:
(a) professional fees, (b) key employee retention program, (c) service deposits and (d) pre-petition accrued vacation.

                  "Returned Items" means, to the extent credited to any Pledged Account at the Cash Management Bank, all (i) returned or charged-back items,
(ii) reversals or cancellations of payment orders, ACH transfers, wire transfers and other electronic fund transfers, (iii) overdrafts resulting from adjustments or corrections of previous credits or other postings, (iv) all similar returns which result in insufficient funds availability and (v) any other uncollected items that the Agent reasonably believes may have a claim with priority to that of the Agent.

                  "Revolving Loan Account" means an account maintained hereunder by the Agent on its books of account, at the Payment Office and with respect to the Borrowers, in which the Borrowers will be charged with all Revolving Loans made to, and all other Obligations incurred by, the Borrowers.

                  "Revolving Loan Documents" means this Agreement, the Revolving Loan Notes, the Account Control Agreements, the Final Bankruptcy Court Order, the Tranche B Receivables Purchase Agreement, the Tranche C Receivables Contribution Agreement, the Security Documents, the documents described in
Section 3.01(f) hereof and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Revolving Loan or other Obligation.

                  "Revolving Loan Note" means each promissory note of the Borrowers, made jointly and severally payable to the order of a Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrowers of Revolving Loans of any Type and delivered to such Lender, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Revolving Loan Note" shall include any Registered Note evidencing the Revolving Loans and delivered pursuant to Section 2.03.

                  "Revolving Loans" means all Tranche A Revolving Loans, Tranche B Revolving Loans and Tranche C Revolving Loans.

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Secured Parties" means the Agent and the Lenders.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "Securitization Entity" means any corporation, trust or other entity that elects to be treated as a real estate mortgage investment conduit for Federal income tax purposes, or any other entity created as a conduit vehicle to finance receivables through the issuance of securities the payment on which are reasonably expected to be funded by collections on such receivables.

                  "Securities Intermediary" means a "securities intermediary" as that term is defined in the Code.

                  "Securitization Documentation" means any documentation evidencing a Securitized Transaction.

                  "Securitization Security" means any interest in a Securitization Entity.

                  "Securitization Trust" means any trust created pursuant to the Pooling and Servicing Agreements.

                  "Securitized Asset" means any retail installment sales contract or installment loan agreement for manufactured housing, and any mortgage loan, included in any Securitization Trust pursuant to the related Pooling and Servicing Agreement.

                  "Securitized Transaction" means any sale or other transfer of Installment Sales Contracts, Securitization Securities, or mortgage loans or rights to receive payment of net interest margin to a Securitization Entity, which is sponsored by Parent or any of its Subsidiaries.

                  "Security Agreement" means the Amended and Restated Borrower Security Agreement dated as of the date hereof made by the Borrowers in favor of the Agent.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages, the Account Control Agreement, the Tranche B Account Control Agreement and the Tranche C Account Control Agreement.

                  "Seller Contribution" has the meaning assigned to such term in
Section 2.01 of the Tranche B Receivables Purchase Agreement.

                   "Senior Claims" means (a) Liens on the IRB Properties securing the IRBs issued prior to the Filing Date; and (b) all valid, perfected, non-avoidable secured claims existing on the Filing Date and listed in Schedule 1.01(E) hereto.

                  "Senior Management and Advisors" means the chief executive officer, the chief financial officer and the executive vice presidents of the Parent, the financial advisor and such other officers of the Borrowers and their Subsidiaries as reasonably designated by the Agent.

                  "Servicing Advance Receivables" means all rights of reimbursement of the Borrowers relating to amounts expended by the Borrowers, as servicer, or advanced to or on behalf of the Securitization Trusts created by the Borrowers, as servicer, for which the Borrowers are either entitled to reimbursement or for which the Borrowers will become entitled to reimbursement upon the liquidation of repossessed manufactured housing units relating to such advances or upon the taking of other action by the Borrowers, including without limitation, determining that certain of such expenditures or advances are unrecoverable from the underlying obligor or from proceeds of liquidation of the obligor's manufactured housing unit. Such Servicing Advance Receivables are commonly referred to as "Servicing Advances," "P&I Advances," "Escrow Advances" and "Liquidation Expenses."

                  "Servicing Advance Reimbursement Amount" has the meaning assigned to such term in the Pooling and Servicing Agreements.

                  "Servicing Assets" means the Servicing Rights, Servicing Fees and any other financial assets of the Non-Debtor Borrowers and OAC LLC.

                  "Servicing Fees" means all servicing fees, late fees and other compensation payable to the servicer under the Servicing Rights.

                  "Servicing Rights" has the meaning specified therefor in
Section 7.02(q) hereof.

                  "Solvent" means, with respect to each of the Non-Debtor Borrowers and any Account Debtor, as the case may be, on a particular date, that on such date (i) the fair value of such Person's assets is not less than the total amount of its liabilities, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such its ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its Property would constitute unreasonably small capital.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "Subservicing Agreement" means each agreement entered into between Oakwood Servicing and OAC LLC, pursuant to which OAC LLC agrees to act as subservicer on behalf of Oakwood Servicing, the servicer of record under the Pooling and Servicing Agreements relating to Securitized Transactions or under the Warehouse Facility Documents.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Suburban" means Suburban Home Sales, Inc., a Michigan corporation.

                  "Suburban Group" means (i) Suburban, (ii) Tri-State Insurance Agency, Inc., a Michigan corporation, (iii) FSI Financial Services, Inc., a Michigan corporation, (iv) Home Service Contract, Inc., a Michigan corporation and (v) New Dimension Home Sales Inc., a Delaware Corporation.

                  "Successor Receivable Proceeds" means, as of any date, that portion, if any, of the related Gross Receivable Proceeds that consists of P&I Advance Reimbursement Amounts allocable to P&I Advances made by a Person other than the REMIC Servicer or the REMIC Sub-Servicer (or an Affiliate of either), as successor REMIC Servicer under the related Pooling and Servicing Agreement.

                  "Supporting Obligations" means "supporting obligations" as that term is defined in the Code.

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan other than the commencement of the Chapter 11 Cases, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code,
(iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Termination Option" shall mean the Borrowers' right to terminate the Facility as a whole, or any of the Tranche A Facility, the Tranche B Facility or the Tranche C Facility, at any time without incurring any termination or prepayment fees or breakage costs hereunder.

                  "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Agent, delivered to the Agent.

                  "Total Borrowing Base Amount" shall mean, as of any date of determination, the sum of the Tranche A Borrowing Base Amount, the Tranche B Borrowing Base Amount and the Tranche C Borrowing Base Amount, which sum shall not exceed the Total Commitment as of such date.

                  "Total Borrowing Base Availability" means, as of any date of determination, the difference between (a) the lesser of (i) the Total Borrowing Base Amount and (ii) the Total Commitment and (b) the Total Exposure.

                  "Total Commitment" shall mean the sum of the Commitments of the Lenders to make Revolving Loans to the Borrowers, up to the Maximum Credit, as such Total Commitment may be reduced pursuant to the terms of this Agreement.

                  "Total Exposure" means, as of any date of determination, the sum of (i) the Tranche A Exposure, (ii) the Tranche B Exposure, (iii) the Tranche C Exposure, and (iv) the Professional Expense Cap.

                  "Tranche A Borrowing Base Amount" shall mean, as of any date of determination, the lesser of (a) the value of Tranche A Eligible Collateral (determined in accordance with the applicable Valuation Methodology) multiplied by the applicable Advance Rate and (b) the Tranche A Commitment as of such date.

                  "Tranche A Borrowing Base Availability" shall mean, as of any date of determination, the positive difference, if any, between the Tranche A Borrowing Base Amount and the Tranche A Exposure.

                  "Tranche A Borrowing Base Certificate" means a certificate in the form of Exhibit D-2 hereto.

                  "Tranche A Borrowing Base Deficiency" means, as of any date of determination, the Tranche A Exposure exceeds the Tranche A Borrowing Base Amount.

                  "Tranche A Commitment" means $150,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                  "Tranche A Custodian" means JPMorgan Chase Bank or any other financial institution reasonably acceptable to the Agent and party to a custodial agreement reasonably acceptable to the Agent with respect to the Tranche A Revolving Loans.

                  "Tranche A Eligible Collateral" means all manufactured housing loans and contracts satisfying the eligibility criteria set forth in Annex 1 hereto. Amounts with respect to Tranche A Eligible Collateral may be reviewed for eligibility by Agent prior to any Borrowing of Tranche A Revolving Loans and shall be reduced by the Tranche A Excluded Receivables Balance.

                  "Tranche A Excluded Receivables Balance" has the meaning specified therefor in Annex 2 hereto.

                  "Tranche A Exposure" means, as of any date of determination, the sum of (i) the Tranche A Revolving Loans outstanding and (ii) all interest, fees and Indemnified Expenses related thereto.

                  "Tranche A Facility" means the portion of the Facility under which Tranche A Lenders shall make Tranche A Revolving Loans pursuant to Section 2.01(a) hereto.

                  "Tranche A Lender" has the meaning specified therefor in the recitals hereto.

                  "Tranche A Pro Rata Share" means, the percentage obtained by dividing (i) a Tranche A Lender's Commitment under the Tranche A Facility by
(ii) the Tranche A Commitment; provided, that, if the Tranche A Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Tranche A Lender's Tranche A Revolving Loans (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Tranche A Revolving Loans (including Agent Advances).

                  "Tranche A Revolving Loan" means a loan made by a Tranche A Lender to the Borrowers pursuant to Section 2.01(a).

                  "Tranche B Account Control Agreement" means the Deposit Account Control Agreement, dated as of the date hereof, among the Tranche B SPE, JPMorgan Chase Bank as depositary bank, and the Agent, relating to the Tranche B Reimbursement Account.

                  "Tranche B Borrowing Base Amount" shall mean, as of any date of determination, the lesser of (a) the Tranche B Collateral Value and (b) the Tranche B Commitment as of such date.

                  "Tranche B Borrowing Base Availability" means, as of any date of determination, the positive difference, if any, between the Tranche B Borrowing Base Amount and the Tranche B Exposure.

                  "Tranche B Borrowing Base Certificate" means a certificate in the form of Exhibit D-3 hereto.

                  "Tranche B Borrowing Base Deficiency" has the meaning set forth in Section 2.07(b)(i) herein.

                  "Tranche B Collateral Coverage Requirement" means, with respect to any date, the requirement that the Tranche B Collateral Value shall be greater than or equal to the outstanding principal balance of the Tranche B Revolving Loans as of such date (after giving effect to any purchase of Additional Receivables and any disbursement of any additional Tranche B Revolving Loans on that date).

                  "Tranche B Collateral Value" means the value of Tranche B Eligible Collateral (determined in accordance with the applicable Valuation Methodology) multiplied by the applicable Advance Rate.

                  "Tranche B Commitment" means $51,536,338.54 or whatever lesser amount is necessary to repay the OARC Advance Receivables Notes in full; provided, however, that the Tranche B Commitment shall be permanently reduced to $50,000,000 by the close of business on the Effective Date, as such amount may be further reduced from time to time pursuant to the terms of this Agreement.

                  "Tranche B Eligible Collateral" shall mean (i) the right to reimbursement from a Tranche B Securitization Trust for all P&I Advances (other than Extension Advances) owned by the Tranche B SPE and not theretofore reimbursed and all rights of the REMIC Servicer or REMIC Sub-Servicer, as the case may be, to enforce payment of such obligation under the related Pooling and Servicing Agreement plus (ii) all cash proceeds (including P&I Advance Reimbursement Amounts and Repurchase Prices) collected in respect of such rights and on deposit in the Tranche B Reimbursement Account or the Tranche B Funding Account.

                  "Tranche B Event of Default" means any of the following:

                  (i) any failure by the REMIC Servicer or the REMIC Sub-Servicer to make (or cause to be made) any payment, transfer or deposit, or to deliver (or cause to be delivered) any proceeds or payments required to be so delivered under the terms of the Pooling and Servicing Agreements or this Agreement or any other Revolving Loan Documents, including, without limitation, any Net Tranche B Proceeds; provided that the first such failure shall not constitute a Tranche B Event of Default if such failure is the result of inadvertence, error or oversight and is cured within two Business Days; or

                  (ii) any failure on the part of the REMIC Servicer or the REMIC Sub-Servicer duly to observe or perform any covenants or agreements of it in any of the Revolving Loan Documents and such failure continues for a period of ten days; or

                  (iii) Oakwood Servicing sells, transfers, pledges or otherwise disposes of any of the LLC Interests, whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against Oakwood Servicing, except to a wholly-owned subsidiary of OAC LLC or Oakwood Homes Corporation or pursuant to a merger, consolidation or a sale of all or substantially all the assets of OAC LLC in a transaction not prohibited by the Revolving Loan Documents; or

                  (iv) the REMIC Servicer and the REMIC Sub-Servicer fail to deposit the gross collections in respect of the Securitized Assets in any Tranche B Securitization Trust to the related Certificate Account (except with respect to Servicing Advance Reimbursement Amounts deposited to the Tranche C Reimbursement Account or as otherwise permitted under the Pooling and Servicing Agreements), except for nominal amounts as a result of inadvertence, error or oversight, which are corrected within two Business Days; or

                  (v) the REMIC Servicer or the REMIC Sub-Servicer issues disbursement instructions to a REMIC Trustee or otherwise withdraws funds from a Certificate Account, except as expressly authorized by the provisions of the Pooling and Servicing Agreements and the Revolving Loan Documents; or

                  (vi) the REMIC Servicer fails to deliver any Tranche B Funding Date Report, Monthly REMIC Servicer Report, Tranche B Excess Amount Payment Report or Tranche B Remittance Date Report required to be delivered hereunder and such failure continues for two or more Business Days; or

                  (vii) the Tranche B Collateral Coverage Requirement is not satisfied as of the close of business on any Tranche B Funding Date or any Remittance Date, or on the date on which a Tranche B Securitization Trust Termination Event or Tranche B Funding Termination Event occurs; or

                  (viii) Oakwood Servicing fails to make any P&I Advances required to be made with respect to any Tranche B Securitization Trust pursuant to the terms of the related Pooling and Servicing Agreement.

                  "Tranche B Excess Amount" means, as of any date, the amount, if any, by which the Tranche B Collateral Value exceeds the outstanding principal balance of all Tranche B Revolving Loans.

                  "Tranche B Excess Amount Payment Report" has the meaning assigned to such term in Section 2.10(h).

                   "Tranche B Exposure" means, as of any date of determination, the sum of (i) the Tranche B Revolving Loans outstanding and (ii) all interest, fees and Indemnified Expenses related thereto.

                  "Tranche B Facility" means the portion of the Facility under which Tranche B Lenders shall make Tranche B Revolving Loans pursuant to Section 2.01(b) hereto.

                  "Tranche B Funding Account" has the meaning assigned to such term in Exhibit 2.02(a).

                  "Tranche B Funding Conditions" has the meaning assigned to such term in Exhibit 2.02(a).

                  "Tranche B Funding Date" means, during the Tranche B Funding Period, (i) the Business Day immediately preceding the 15th day of each month and (ii) the 15th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day.

                  "Tranche B Funding Date Report" has the meaning assigned to such term in section (c) of Exhibit 7.01(a)(xx).

                  "Tranche B Funding Interruption Event" means any condition or event that with notice or the passage of time, or both, would constitute an Event of Default.

                  "Tranche B Funding Period" means the period beginning on the date hereof and ending upon the earlier to occur of (i) the Final Maturity Date and (ii) the occurrence of a Tranche B Funding Termination Event.

                  "Tranche B Funding Termination Event" means the sending of notice by the Agent to the REMIC Servicer of the occurrence of an Event of Default.

                  "Tranche B Lender" has the meaning specified therefor in the recitals hereto.

                  "Tranche B Pro Rata Share" means, the percentage obtained by dividing (i) a Tranche B Lender's Commitment under the Tranche B Facility by
(ii) the Tranche B Commitment; provided, that, if the Tranche B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Tranche B Lender's Tranche B Revolving Loans (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Tranche B Revolving Loans (including Agent Advances).

                  "Tranche B Receivables Purchase Agreement" means that certain Amended and Restated Receivables Purchase Agreement, of even date herewith, between Oakwood Servicing, as Receivables Seller, and the Tranche B SPE, as purchaser.

                  "Tranche B Reimbursement Account" has the meaning assigned to such term in Section 2.10(b)(ii).

                  "Tranche B Remittance Date Report" has the meaning assigned to such term in Exhibit 7.01(a)(xx).

                  "Tranche B Revolving Loan" means a loan made by a Tranche B Lender to the Borrowers pursuant to Section 2.01(b) hereto.

                  "Tranche B Securitization Trust": Each real estate mortgage investment conduit described on Schedule LL and Schedule PL hereto, as such schedules may be amended from time to time with the written consent of the Agent, and collectively referred to herein as the "Tranche B Securitization Trusts."

                  "Tranche B Securitization Trust Termination Event" means, with respect to any Tranche B Securitization Trust, any of the following conditions or events:

                  (a) the (i) giving of notice of resignation as REMIC Servicer or REMIC Sub-Servicer by Oakwood Servicing or OAC LLC, respectively, (ii) giving of notice of an event of default to the REMIC Servicer or the REMIC Sub-Servicer under the related Pooling and Servicing Agreement that is not cured or waived within the time periods specified in such Pooling and Servicing Agreement (other than any such notice related to the failure of the REMIC Servicer to make any P&I Advances required under the related Pooling and Servicing Agreement on or before January 15, 2003) or
                           (iii) threatened termination of the REMIC Servicer or the REMIC Sub-Servicer by the related REMIC Trustee in writing related to any default existing for 30 or more days by the REMIC Servicer or the REMIC Sub-Servicer under the related Pooling and Servicing Agreement;

                  (b) the Pool Factor with respect to such Tranche B Securitization Trust is less than 20%;

                  (c) the Delinquency Ratio with respect to such Tranche B Securitization Trust exceeds 40%.

                  "Tranche B SPE" has the meaning specified therefor in the preamble hereto.

                  "Tranche C Account Control Agreement" means the Amended and Restated Deposit Control Agreement, dated as of the date hereof, among the Tranche C SPE, JPMorgan Chase Bank, as depositary bank, and the Agent, relating to the Tranche C Reimbursement Account.

                  "Tranche C Borrowing Base Amount" shall mean, as of any date of determination, the sum of the products of the value of each Tranche C Borrowing Base Asset (determined in accordance with the applicable Valuation Methodology) multiplied by the applicable Advance Rate, which sum shall not exceed the Tranche C Commitment as of such date.

                  "Tranche C Borrowing Base Assets" means each asset comprising the Tranche C Eligible Collateral, and shall include Eligible Inventory, Eligible Accounts, Warehouse Equity, Servicing Advance Receivables (to the extent not already included in the definition of "Tranche B Eligible Collateral" herein), Real Property Collateral, Real Property Collateral under Contract and cash on deposit in the Reimbursement Account, as set forth in Section 2.01(d).

                  "Tranche C Borrowing Base Availability" means, as of any date of determination, the difference between (a) the lesser of (i) the Tranche C Borrowing Base Amount and (ii) the Tranche C Commitment and (b) the Tranche C Exposure.

                  "Tranche C Borrowing Base Certificate" means a certificate in the form of Exhibit D-4 hereto.

                  "Tranche C Borrowing Base Deficiency" means, as of any date of determination, the Tranche C Exposure exceeds the lesser of (i) the Tranche C Commitment or (ii) the Tranche C Borrowing Base Amount.

                  "Tranche C Borrowing Base Value" shall mean as of any date of determination, and with respect to any Tranche C Borrowing Base Asset, the lesser of (a) the Tranche C Borrowing Base Amount allocable to such Tranche C Borrowing Base Asset in the calculation of the Tranche C Borrowing Base Amount as of such date and (b) the Tranche C Commitment as of such date.

                  "Tranche C Commitment" means $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.07(b)(ii) and the other terms of this Agreement, to be used for working capital and general corporate purposes (consistent with the Budget) and to cash collateralize Letters of Credit.

                  "Tranche C Eligible Collateral" shall mean all items listed under the heading "Tranche C Eligible Collateral" in 2.01(d) hereto.

                  "Tranche C Exposure" means, as of any date of determination, the sum of (i) the Tranche C Revolving Loans outstanding, (ii) all other interest, fees and Indemnified Expenses related thereto and (iii) the Professional Expense Cap.

                  "Tranche C Facility" means the portion of the Facility under which Tranche C Lenders shall make Tranche C Revolving Loans pursuant to Section 2.01(c) hereto.

                  "Tranche C Lender" has the meaning specified therefor in the recitals hereto.

                  "Tranche C Lender Proceeds" means, as of any date, that portion, if any, of Gross Receivable Proceeds that consists of P&I Advance Reimbursement Amounts allocable to P&I Advances, the Servicing Advance Receivables related to which were not included in Tranche B Eligible Collateral because such P&I Advances were made prior to February 1, 2003 or because such P&I Advances constitute Extension Advances.

                  "Tranche C Pro Rata Share" means, the percentage obtained by dividing (i) such Tranche C Lender's Commitment under the Tranche C Facility by
(ii) the Tranche C Commitment; provided, that, if the Tranche C Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Tranche C Lender's Tranche C Revolving Loans (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Tranche C Revolving Loans (including Agent Advances).

                  "Tranche C Receivables Contribution Agreement" means that certain Amended and Restated Receivables Contribution Agreement, of even date herewith, between Oakwood Servicing and the Tranche C SPE.

                  "Tranche C Reimbursement Account" shall mean the account owned by the Tranche C SPE and established with JPMorgan Chase Bank pursuant to
Section 2.10(b)(iii) herein.

                  "Tranche C Reimbursement Amounts" has the meaning assigned to such term in Section 2.10(b)(iii) herein.

                  "Tranche C Revolving Loan" means a loan made by a Tranche C Lender to the Borrowers pursuant to Section 2.01(c) hereto.

                  "Tranche C SPE" has the meaning specified therefore in the preamble hereto.

                  "Type" means, with respect to any Revolving Loan, whether such Revolving Loan shall be a Tranche A Revolving Loan, a Tranche B Revolving Loan or a Tranche C Revolving Loan.

                  "Valuation Methodology" means, with respect to any Borrowing Base Asset, the "Valuation Methodology" applicable to such Borrowing Base Asset as set forth on Section 2.01(d) hereto.

                  "Verification Agent" means BearingPoint, Inc. or its successor, as verification agent in respect of the Servicing Advance Receivables included in the Tranche B Eligible Collateral and in the Tranche C Eligible Collateral under the Verification Agent Letter.

                  "Verification Agent Fee" means the amount payable to the Verification Agent for its services under the Verification Agent Letter.

                  "Verification Agent Letter" means the letter agreement, dated as of January 28, 2003, as amended and supplemented from time to time, among OAC LLC, the Receivables Seller, the Tranche B SPE, the Tranche C SPE and the Verification Agent, regarding the scope of services to be provided by the Verification Agent in respect of the Servicing Advance Receivables included in the Tranche B Eligible Collateral, and any other agreement approved by the Receivables Seller, the Tranche B SPE, the Tranche C SPE and the Agent.

                  "Warehouse Equity" means, as of any date of determination, with respect to the whole loans sold to the Warehouse Trust under the Warehouse Facility and meeting the criteria of eligibility thereunder (with such modifications to such criteria following the date hereof as are approved by the Agent in its Permitted Discretion) (the "Eligible Warehouse Loans"), the difference between (a)(i) the Net Cash Proceeds received by the Borrowers from the sale of securities rated "BB" or higher by Standard & Poor's and Moody's as a percentage of the unpaid principal balance of loans comparable to the Eligible Warehouse Loans securitized within the past 90 days or (ii) if the Warehouse Trust is actively pursuing a sale or securitization of the Eligible Warehouse Loans, the Net Cash Proceeds which the Agent in its Permitted Discretion (in consultation with the Borrowers and based on subordination and overcollateralization levels received by from Standard & Poors and Moody's with respect to a proposed securitization of all or a portion of the Eligible Warehouse Loans and other relevant market data and considerations) determines would be realized by the Warehouse Trust in connection with a securitization of such loans as a percentage of the unpaid principal balance of such loans (assuming all resulting securities which would be rated "BB" or higher are sold in arms'-length transactions to investors), in each case multiplied by the unpaid balance of the Eligible Warehouse Loans as of the date of determination and (b) the outstanding principal balance of advances made by the Warehouse Lender under the Warehouse Facility in respect of the Eligible Warehouse Loans as of the date of such determination.

                  "Warehouse Facility" means that certain receivables purchase facility provided to Parent or any of its Subsidiaries pursuant to the Warehouse Facility Documents, as amended as of the date hereof, which Warehouse Facility shall not be outstanding beyond February 15, 2004.

                  "Warehouse Facility Documents" means, collectively, (a) that certain Custodial Agreement dated as of January 23, 2003 among OMI Note Trust 2003-A as Issuer, the Warehouse Lender as Note Agent, OAC LLC as Seller-Servicer and JPMorgan Chase Bank as Custodian, (b) that certain Class A Note Purchase Agreement dated as of January 23, 2003 among OMI Note Trust 2003-A as Issuer, OAC LLC as Seller and Subservicer, Oakwood

Servicing as Servicer, Oak Leaf Holdings, LLC as Depositor, Ginkgo Corporation as Transferor, the purchasers party thereto and the Warehouse Lender as agent,
(c) that certain Sale and Servicing Agreement dated as of January 23, 2003, among Oak Leaf Holdings, LLC, as Depositor, OMI Note Trust 2003-A as Issuer, Ginkgo Corporation, as Transferor, OAC LLC as Seller and Subservicer, Oakwood Servicing as Servicer, and JPMorgan Chase Bank as Backup Servicer, Indenture Trustee and Custodian, (d) that certain Trust Agreement dated as of January 23, 2003 between Oak Leaf Holdings, LLC as Depositor and Wilmington Trust Company as Owner Trustee, and (e) that certain Indenture dated as of January 23, 2003 between OMI Note Trust 2003-A as Issuer and JPMorgan Chase Bank as Indenture Trustee, together with any amendments to such agreements thereafter in form and substance satisfactory to Agent, and including any similar agreement entered into thereafter in replacement thereof, relating to the Warehouse Trust.

                  "Warehouse Lender" has the meaning specified therefor in the recitals hereto.

                  "Warehouse Maturity Date" means the date on which the OMI Notes have been paid in full and the Warehouse Lender has released all Liens securing the Warehouse Facility and any guaranties supporting the obligations owing under such Warehouse Facility.

                  "WARN" has the meaning specified therefor in Section 6.01(j) herein.

         Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.03 Accounting and Code Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with that used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Code and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New

York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II
                                    THE LOANS

         Section 2.01 The Commitments.

                  (a) Tranche A Facility. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the Final Bankruptcy Court Order, each Tranche A Lender severally agrees to make Tranche A Revolving Loans to the Borrowers as requested in accordance with Section 2.02 herein, which Tranche A Revolving Loans:

                           (i)      may be repaid and reborrowed in accordance
with the provisions hereof;

                           (ii)     will be in an aggregate principal amount not
to exceed the Tranche A Commitment;

                           (iii)    will be in an aggregate principal amount,
when combined with the Tranche B Revolving Loans outstanding and the Tranche C Revolving Loans outstanding, not to exceed the lesser of (i) the Total Commitment; or (ii) the Total Borrowing Base Amount; and

                           (iv)     shall be apportioned as to each Tranche A
Lender's Pro Rata Share of the Tranche A Commitment.

         Borrowing requests under the Tranche A Facility will be limited to no more than one per week on or after the Effective Date and until five (5) Business Days prior to the Final Maturity Date, or until the earlier reduction of the Tranche A Commitment to zero in accordance with the terms hereof.

                  (b) Tranche B Facility. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the Final Bankruptcy Court Order, each Tranche B Lender severally agrees to make Tranche B Revolving Loans to the Tranche B SPE as requested in accordance with Section 2.02 herein, which Tranche B Revolving Loans:

                           (i)      may be repaid and reborrowed in accordance
with the provisions hereof;

                           (ii)     will be in an aggregate principal amount not
to exceed the Tranche B Commitment;

                           (iii)    will be in an aggregate principal amount,
when combined with the Tranche A Revolving Loans outstanding and the Tranche C Revolving Loans outstanding, not to exceed the lesser of (i) the Total Commitment or (ii) the Total Borrowing Base Amount; and

                           (iv)     shall be apportioned as to each Tranche B
Lender's Pro Rata Share of the Tranche B Commitment.

         Borrowings under the Tranche B Facility will only be made on a Tranche B Funding Date and may only be made until five (5) Business Days prior to the Final Maturity Date, or until the earlier reduction of the Tranche B Commitment to zero in accordance with the terms hereof.

         Subject to the conditions set forth in the following sentence, in the event that the REMIC Servicer is able to amend the Pooling and Servicing Agreements related to any of the Loan-Level Securitization Trusts in order to provide for the reimbursement of P&I Advances from all collections on the related Securitized Assets, Schedule LL hereto shall be amended to delete such Securitization Trusts as Loan-Level Securitization Trusts and Schedule PL hereto shall be amended to add such Securitization Trusts as Pool-Level Securitization Trusts, in each case effective with respect to P&I Advances subject to such amendment to the Pooling and Servicing Agreements and as of the effective date of such amendment to the Pooling and Servicing Agreements. Any amendment of Schedules LL and PL shall be subject to the receipt by the Agent of (i) fully executed amendments to the related Pooling and Servicing Agreements (or a valid and binding order of the United States Bankruptcy Court for the District of Delaware that amends such Pooling and Servicing Agreements); (ii) opinions of counsel to the REMIC Servicer in form and substance acceptable to the Agent to the effect that, among other things, such amendments (or order) are valid and enforceable in accordance with their terms, do not violate the terms of the Pooling and Servicing Agreements and are effective to amend the related Pooling and Servicing Agreements to provide for the reimbursement of P&I Advances from all collections on the related Securitized Assets; and (iii) any other documents, certificates or agreements reasonably required by the Agent in connection with such amendment.

                  (c) Tranche C Facility. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the Final Bankruptcy Court Order, each Tranche C Lender severally agrees to make Tranche C Revolving Loans to the Borrowers as requested in accordance with Section 2.02 herein, which Tranche C Revolving Loans:

                           (i)      may be repaid and reborrowed in accordance
with the provisions hereof;

                           (ii)     will be in an aggregate principal amount not
to exceed the lesser of (i) the Tranche C Commitment or (ii) the Tranche C Borrowing Base Amount;

                           (iii)    will be in an aggregate principal amount,
when combined with the Tranche A Revolving Loans outstanding and the Tranche B Revolving Loans outstanding, not to exceed the lesser of (i) the Total Commitment; or (ii) the Total Borrowing Base Amount; and

                           (iv)     shall be apportioned as to each Tranche C
Lender's Pro Rata Share of the Tranche C Commitment.

         Borrowing requests under the Tranche C Facility will be limited to no more than two per week on or after the Effective Date and until five (5) Business Days prior to the Final Maturity Date, or until the earlier reduction of the Tranche C Commitment to zero in accordance with the terms hereof.

                  (d) Subject to the terms and conditions hereof, the Tranche A Borrowing Base Amount, the Tranche B Borrowing Base Amount and the Tranche C Borrowing Base Amount shall be calculated as follows, with the Total Borrowing Base Amount representing the sum of the Tranche A Borrowing Base Amount, the Tranche B Borrowing Base Amount and the Tranche C Borrowing Base Amount:

                                                                                                   Borrowing Base Value/
 Tranche         Eligible Collateral                    Valuation Methodology                           Advance Rate
 -------         -------------------                    ---------------------                           ------------
Tranche A   Tranche A Eligible Collateral         Fair market value as determined by    Lesser of (1) 78% of the unpaid principal
                                                  the Agent in its reasonable           balance of the Tranche A Eligible Collateral
                                                  discretion                            and (2) 95% of the fair market value
                                                                                        thereof; provided that the Advance Rate with
                                                                                        respect to the Aging Exception Receivables
                                                                                        shall be reduced by 5 percentage points each
                                                                                        month beginning in month 10. The advance
                                                                                        rate shall be reduced by 3 percentage points
                                                                                        for each 0.25% by which the WAC of Eligible
                                                                                        Loans is less then the fixed side of a five
                                                                                        year swap against 3 month LIBOR plus 650
                                                                                        basis points (the sum of such swap rate and
                                                                                        650 basis points, the "REFERENCE RATE"). The
                                                                                        reduction in the advance rate as a result of
                                                                                        any portion of an excess of the Reference
                                                                                        Rate over the WAC of Eligible Loans which is
                                                                                        not a multiple of 0.25% shall be pro rated.
                                                                                        In addition, after any mandatory repayment
                                                                                        of the Tranche A Facility in full described
                                                                                        in Section 2.07(b)(iv) herein, the Advance
                                                                                        Rate shall be 0%

                                                                                                   Borrowing Base Value/
 Tranche         Eligible Collateral                    Valuation Methodology                           Advance Rate
 -------         -------------------                    ---------------------                           ------------
Tranche B   Tranche B Eligible Collateral         Unless otherwise determined by Agent  100% of fair market value; provided that it
                                                  in its reasonable discretion, the     shall be 0% with respect to any Servicing
                                                  fair market value of the Tranche B    Advance Receivables (i) related to any
                                                  Eligible Collateral comprised of      Tranche B Securitization Trust as to which a
                                                  Servicing Advance Receivables shall   Tranche B Securitization Trust Termination
                                                  be (i) 90% of the unpaid principal    Event has occurred (and is continuing, in
                                                  balance of the 1999-B Series and      the case of a Tranche B Securitization Trust
                                                  earlier Loan-Level Advances and (ii)  Termination Event of the type described in
                                                  99% of the unpaid principal balance   clause (c) of the definition of such term)
                                                  of the 1999-C Series and later        and (ii) that do not meet the
                                                  Pool-Level Advances. Fair market      representations and warranties set forth in
                                                  value of cash in the Tranche B        the Tranche B Receivables Purchase
                                                  Reimbursement Account and Tranche B   Agreement. In addition, after any mandatory
                                                  Funding Account shall equal 100% of   repayment of the Tranche B Facility in full
                                                  such cash amount.                     described in Section 2.07(b)(iv) herein, the
                                                                                        Advance Rate shall be 0%

Tranche C   Tranche C Eligible Collateral

            1. Eligible Inventory                 Periodic appraisals conducted by or   Lesser of (a) 60% of Borrowers'
                                                  on behalf of the Agent in             manufacturing cost and (b) 80% of the
                                                  consultation with the Borrowers       applicable Net Liquidation Percentage

            2. Eligible Accounts                  100% of outstanding principal         Maximum Account Advance Rate
                                                  balance of Eligible Accounts

            3. Warehouse Equity (until the        100% of the Warehouse Equity          50%
            Warehouse Maturity Date)

            4. Servicing Advance Receivables      85% of Servicing Advances             80%; provided that it shall be 0% with
                                                  Receivables representing advances     respect to any Servicing Advance Receivables
                                                  of Liquidation Expenses or Escrow     that do not meet the representations set
                                                  Advances to the extent the            forth in the Tranche C Receivables
                                                  Borrowers are pursuing the            Contribution Agreement
                                                  reimbursement diligently and in
                                                  good faith.

                                                  50% of Extension Advances and any
                                                  Servicing Advances disbursed by the
                                                  Borrowers via the "Corporate
                                                  Advance" module under its Alltel
                                                  loan servicing system in each case
                                                  to the extent the Borrowers are
                                                  pursuing reimbursement diligently
                                                  and in good faith
            5. Real Property Collateral
            (not under Contract)
            a. Corporate Office Building          Quick-sale (or auction) appraisal     50%
            and related parcels                   conducted by or on behalf of the
                                                  Agent
            b. Sales Centers                      Lower of (i) quick-sale (or auction)  25%
                                                  appraisal conducted by or on behalf
                                                  of the Agent; provided that if the
                                                  appraisal does not provide a "quick
                                                  sale" or "auction value", the Agent
                                                  may adjust the appraised value in
                                                  its sole discretion to approximate
                                                  quick-sale or auction value and (ii)
                                                  50% of tax assessment

            c. Manufacturing Plants               Quick-sale (or auction) appraisal     25%
                                                  conducted by or on behalf of the
                                                  Agent; provided that if the
                                                  appraisal does not provide a "quick
                                                  sale" or "auction value", the Agent
                                                  may adjust the appraised value in
                                                  its sole discretion to approximate
                                                  quick-sale or auction value

            6. Real Property Collateral           Cash purchase price specified in      80%
            under Contract                        executed sale contract

            7. Cash on Deposit in the             Amount on deposit                     100%
            Tranche C Reimbursement Account

                           The Total Borrowing Base Amount will be calculated weekly (or more frequently at the request of the Agent) in the manner set forth in the form of Borrowing Base Certificate attached as Exhibit D-1 hereto. The Tranche A Borrowing Base Amount will be calculated weekly (or more frequently at the request of the Agent) in the manner set forth in the form of Tranche A Borrowing Base Certificate attached as Exhibit D-2 hereto. The Tranche B Borrowing Base Amount will be calculated weekly (or more frequently at the request of the Agent) in the manner set forth in the form of Tranche B Borrowing Base Certificate attached as Exhibit D-3 hereto. The Tranche C Borrowing Base Amount will be calculated weekly (or more frequently at the request of the Agent) in the manner set forth in the form of Tranche C Borrowing Base Certificate attached as Exhibit D-4 hereto.

                  (e) Anything to the contrary in this Section 2.01 notwithstanding, the Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Total Borrowing Base Amount, including, but not limited to, reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Revolving Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any Permitted Lien entitled to have priority over the Liens securing the Obligations), in and to such item of the Collateral and (iii) exposure with respect to Returned Items and other service charges, fees and expenses relating to the Pledged Accounts. In addition to the foregoing, Agent shall have the right to decrease the Advance Rates set forth in Section 2.01(d) from time to time (for such periods of time as may be determined by Agent) based on Borrowers' actual liquidation experience, and to have the Inventory and Real Property reappraised by a qualified appraisal company selected by Agent from time to time after the Effective Date for the purpose of redetermining the value of the Eligible Inventory and Real Property portions of the Collateral and, as a result, redetermining the Tranche C Borrowing Base Amount and the Total Borrowing Base Amount.

                  (f) The Commitment of each Lender and the Total Commitment shall be reduced in accordance with Section 2.07 herein and shall automatically and permanently be reduced to zero on the Final Maturity Date, subject to the Termination Option. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section
         2.01 may be repaid and reborrowed at any time during the term of this Agreement.

                  (g) (i) The proceeds of the Tranche A Revolving Loans shall be used to finance manufactured housing loans and contracts; (ii) the proceeds of the Tranche B Revolving Loans shall be used to fund P&I Advances; and (iii) the proceeds of the Tranche C Facility shall be used (x) to cash collateralize Letters of Credit, (y) for working capital and other general corporate purposes (consistent with the Budget) (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrowers) and (z) for any other use not prohibited by the terms of this Agreement, to the extent approved (if such approval is required) by the Bankruptcy Court.

                  (h) The Borrowers may not use any proceeds of any Revolving Loans (i) in connection with the prosecution of an adversary proceeding against the Agent or the Lenders relating to any of the Existing Credit Agreement, the Existing DIP Loans, the Existing Revolving Loans Documents, this Agreement, the Revolving Loans or the Revolving Loan Documents, except to the extent necessary to determine an Event of Default; (ii) in connection with any challenge respecting the priority or validity of any Lien granted under the Revolving Loan Documents; or
         (iii) following the issuance of a
         notice of an Event of Default under the Revolving Loan Documents or the Final Bankruptcy Court Order.

         Section 2.02 Making the Revolving Loans.

                  (a) The Administrative Borrower shall give the Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit A hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is two (2) Business Days prior to the date of any proposed Revolving Loan. Such Notice of Borrowing shall be irrevocable and shall specify (i) the Type of Revolving Loan, (ii) the principal amount of the proposed Revolving Loan, (iii) the use of the proceeds of such proposed Revolving Loan (if made within 60 days prior to the Final Maturity Date, if to be pledged as cash collateral for Letters of Credit or if otherwise requested by the Agent) and (iv) the proposed borrowing date, which must be a Business Day. Additional details regarding the manner in which Tranche B Revolving Loans are to be requested and disbursed are set forth on
         Exhibit 2.02(a) attached hereto, the terms of which are incorporated into this Section 2.02(a) by reference. The Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Agent or from the REMIC Servicer or the Tranche B SPE (in the case of Tranche B Revolving Loans)). The Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request Revolving Loans on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Except as otherwise provided in this Section 2.02, Revolving Loans shall be made ratably in accordance with each Lender's Pro Rata Share of such Type of Revolving Loan. Notwithstanding the foregoing, the Lender shall have reasonable opportunity to review the loans and contracts to be funded under the Tranche A Facility prior to delivery by the Administrative Borrower to the Lender of a Notice of Borrowing with respect to such loans and contracts.

                  (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Tranche A Revolving Loan and each Tranche C Revolving Loan shall be made in a minimum amount of $1,000,000 and shall be in an integral multiple of $500,000.

                  (c) (i) Except as otherwise provided in this Section 2.02(c), all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and in proportion to their Pro Rata Shares of their Commitment for each Type of Revolving Loan as set forth in Schedule 1.01(F) hereto, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Revolving Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder, and each Lender shall be obligated to make the Revolving Loans required to be made by it by the terms of this Agreement regardless of the failure of any other Lender to do so.

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

                           (ii)     Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the parties hereto, the Borrowers, the Agent and the Lenders agree that the Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Loans pursuant to Section 2.01; provided, however, that the Agent shall in no event fund such Revolving Loans if the Agent shall have received written notice from the Required Lenders prior to the funding of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.01 or Section 5.02 as the case may be, will not be satisfied on the day of the proposed Revolving Loan. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Agent elects not to fund such Revolving Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Agent shall notify each Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Lenders. If the Agent notifies the Lenders that it will not fund a requested Revolving Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Loan available to the Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Agent requests payment from such Lender not later than noon on the prior Business Day) on the date of the proposed Revolving Loan. The Agent will make the proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Agent at the Payment Office or the amount funded by the Agent on behalf of the Lenders to be deposited in an account designated by the Administrative Borrower.

                           (iii)    If the Agent has notified the Lenders that
the Agent, on behalf of the Lenders, will fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Revolving Loan Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

                           (iv)     Nothing in this Section 2.02(c) shall be
deemed to relieve any Lender from its obligations to fulfill its Commitment (or any part thereof) hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

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

                           (v)      The Lenders shall have no obligation to fund
Revolving Loans during the pendency of any material claim being asserted, or material action being taken, against the Collateral.

         Section 2.03 Revolving Loan Notes.

         If requested in writing by such Lender, the Revolving Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Loan Note for that Type of Revolving Loan, duly executed on behalf of the Borrowers, dated the Effective Date, and delivered to and made jointly and severally payable to the order of such Lender in a principal amount equal to such Lender's Commitment for Revolving Loan of such Type.

         Section 2.04 Limitation on Types of Revolving Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate, (a) the Agent determines, in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in
Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Revolving Loans of any Type as provided herein or (b) it becomes unlawful for any Lender to honor its obligation to make or maintain Revolving Loans of any Type hereunder using a LIBO Rate, then the Agent shall give the Administrative Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall, following discussions with the Administrative Borrower, select in good faith an index that approximates as closely as reasonably practicable the LIBO Base Rate.

         Section 2.05 Repayment of Revolving Loans; Evidence of Debt.

                  (a) In addition to the joint and several obligations of each Borrower under Section 4.05 herein, each Borrower hereby unconditionally promises to pay to the Agent in the Agent's Account for the account of the Lenders, the then unpaid principal amount of each Revolving Loan made to it by such Lender on the Final Maturity Date (or such earlier date on which the Revolving Loans become due and payable pursuant to the terms of this Agreement). Each Borrower hereby further agrees to pay to the Agent's Account for the account of the Lenders interest on the unpaid principal amount of the Revolving Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates set forth, in
         Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Revolving Loan of such Lender from time to time, including the Type of Revolving Loan, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.08, and a subaccount therein for each Lender, in which shall be recorded (i) the amount and Type of each Revolving Loan made by such Lender and any Revolving Loan Note evidencing such Revolving Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's Pro Rata Share thereof.

                  (d) The Agent shall promptly distribute any sum received hereunder for the account of the Lenders to each Lender, pursuant to applicable wire instructions received from each Lender in writing, as soon as practicable but in any case within one (1) Business Day in an amount equal to such Lender's Pro Rata Share.

                  (e) The entries made in the Register and the accounts of each Lender maintained pursuant to this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the relevant Borrower to repay (with applicable interest) the Revolving Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

         Section 2.06 Interest.

                  (a) Interest Rate. Each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving Loan until such principal amount becomes due or is earlier repaid, at a rate per annum equal to the Applicable Margin for such Type of Revolving Loan.

                  (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Revolving Loans and all fees, Indemnified Expenses or any other Obligations of the Borrowers under this Agreement, the Revolving Loan Notes and other Revolving Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal to the Applicable Margin plus 2.00% (the "Post-Default Rate").

                  (c) Interest Payment. Interest on each Revolving Loan shall be payable with respect to each Interest Period, in arrears, on each Remittance Date, commencing on the first Remittance Date following the date on which such Revolving Loan is made, and on the Final Maturity Date. Interest at the Post-Default Rate shall be payable on demand. The Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Revolving Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

                  (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

         Section 2.07 Prepayment of Revolving Loans.

                  (a) Voluntary Prepayment. The Borrowers may prepay on any Business Day the principal of any Tranche A or Tranche C Revolving Loan, in whole or in part, together with accrued and unpaid interest thereon. The Borrowers shall use reasonable efforts to provide at least one (1) Business Day's prior notice of any such optional prepayment. The Borrowers may prepay the principal on any Tranche B Revolving Loan on any Business Day, but no more frequently than once per calendar week, out of amounts on deposit in the Tranche B Reimbursement Account, or otherwise. The Borrowers may terminate the Facility, the Tranche A Facility, the Tranche B Facility or the Tranche C Facility at any time without the payment of any termination fee or any related prepayment fee.

                  (b) Mandatory Repayment.

                                    (i)      Borrowing Base Deficiency; Tranche
         A Borrowing Base Deficiency; Tranche B Borrowing Base Deficiency; Tranche C Borrowing Base Deficiency. Should (a) as of any date of determination, the Total Exposure exceed the lesser of (i) the Total Commitment or (ii) the Total Borrowing Base Amount (such excess, a "Borrowing Base Deficiency"), (b) a Tranche A Borrowing Base Deficiency or Tranche C Borrowing Base Deficiency exist, or (c) the Tranche B Collateral Coverage Requirement not be met at any time (any such failure, a "Tranche B Borrowing Base Deficiency"), then within one (1) Business Day following receipt of written notice of such Borrowing Base Deficiency, Tranche A Borrowing Base Deficiency, Tranche B Borrowing Base Deficiency or Tranche C Borrowing Base Deficiency, as the case may be, the Borrowers shall repay the Revolving Loans in the amount of such Borrowing Base Deficiency, Tranche A Borrowing Base Deficiency, Tranche B Borrowing Base Deficiency or Tranche C Borrowing Base Deficiency, as the case may be, provided that the Borrowers may, subject to Section 7.01(bb) herein, request the Agent to draw down the Required Reserve Amount to cure a Tranche B Borrowing Base Deficiency and, if the Agent agrees to do so pursuant to Section 7.01(bb), the Borrowers' obligation to repay such Tranche B Borrowing Base Deficiency shall be satisfied to the extent of such payment by the Agent.

                                    (ii)     Reduction in Tranche C Commitment;
         Repayment of Tranche C Revolving Loans. The Tranche C Commitment shall be reduced automatically by an amount equal to the Net Cash Proceeds realized by any Borrower from any Disposition other than a Permitted Disposition. Should any Disposition create a Tranche C Borrowing Base Deficiency, the Tranche C Revolving Loans outstanding shall be repaid in an amount equal to such Tranche C Borrowing Base Deficiency.

                                    (iii)    Sale of OAC LLC. Upon any sale of
         OAC LLC, all Tranche A Revolving Loans and Tranche B Revolving Loans (and all other amounts due and owing under the Tranche A Facility and the Tranche B Facility) shall become immediately due and payable, and the Tranche A Facility and the Tranche B Facility shall terminate.

                                    (iv)     If either of Oakwood Servicing or
         OAC LLC either (a) is terminated or resigns (or receives or gives notice of termination or resignation or otherwise ceases to own the Servicing Rights including, without limitation, pursuant to the sale or other transfer of such Servicing Right) as REMIC Servicer or REMIC
         Sub-

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

         Servicer (unless replaced by an Affiliate of the REMIC Servicer or REMIC Sub-Servicer approved by the Agent), respectively, under Tranche B Securitization Trusts with Securitized Assets with an aggregate principal balance equal to 33% or more of the aggregate unpaid principal balance of the Securitized Assets with respect to all of the Tranche B Securitization Trusts, then all Tranche A Revolving Loans and Tranche B Revolving Loans (and all other amounts due and owing under the Tranche A Facility and the Tranche B Facility) shall become immediately due and payable, and the Tranche A Facility and the Tranche B Facility shall terminate.

                                    (v)      Casualty Proceeds; Incurrence of
         Indebtedness. Immediately upon (A) receipt of the proceeds of insurance or other compensation in respect of any Casualty Event affecting the Property of a Borrower or any condemnation award, (B) any incurrence of Indebtedness other than Permitted Indebtedness and (C) any payments made in contravention of Section 7.02(i) and Section 7.02(j) hereof, the Borrowers shall prepay the outstanding principal of the Revolving Loans, together with accrued and unpaid interest thereon, in an amount equal to (I) in the case of clause A above, 100% of the Net Cash Proceeds received by any Borrower in connection with any such event; and (II) in the case of clause B and C above, 100% of the amount of such Indebtedness or payments, respectively.

                                    (vi)     Concentration Account. The
         Borrowers shall use diligent, good faith efforts to weekly (or on such more frequent basis as required by the Agent) concentrate in the Concentration Account all unrestricted cash in accounts of sales offices, plants and other field locations.

                  (c) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.07, payments with respect to any subsection of this Section 2.07 are in addition to payments made or required to be made under any other subsection of this Section 2.07.

         Section 2.08 Fees.

                  (a) DIP Amendment Fee.

                           No fee shall be payable, solely in respect of this Agreement, to the Agent and the Lenders in respect of the amendment of the Existing Credit Agreement or the drafting, negotiation or implementation of this Agreement.

                  (b) DIP Nonusage Fee

                           The Borrowers shall pay to the Agent for the account of the Lenders a non-usage fee of 0.50 percent per annum on the average daily difference in a given month between the Maximum Credit and the outstanding principal of Revolving Loans (the "DIP Nonusage Fee"), payable monthly in arrears on each Remittance Date; provided, however, that until the earlier of (i) February 15, 2004 and (ii) the Warehouse Maturity Date, the DIP Nonusage Fee applicable to Tranche A shall be based on a Tranche A Facility size of $50,000,000.

         Section 2.09 Taxes.

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

                  (a) All payments made by the Borrowers hereunder, under the Revolving Loan Notes or under any other Revolving Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) of, and branch profit taxes of, the Agent or any Lender imposed by the jurisdiction in which the Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "Non-Excluded Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Non-Excluded Taxes from or in respect of any amount payable hereunder,

                           (i)      the amount so payable shall be
increased to the extent necessary so that after making all required deductions and withholdings (including Non-Excluded Taxes on amounts payable to the Lenders pursuant to this sentence) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made,

                           (ii)     the Borrowers shall make such deductions or
withholdings, and

                           (iii)    the Borrowers shall pay the full amount
deducted or withheld to the relevant taxing authority in accordance with applicable law. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter, the Administrative Borrower shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders and the Agent) showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Revolving Loan Notes or any other Revolving Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                  (b) If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes, the Borrowers will indemnify the Lenders for the amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender makes written demand which demand shall identify the nature and amount of Non-Excluded Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

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

                  (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

                           (i)      it shall, no later than the Effective Date
(or, in the case of a Lender which becomes a party hereto pursuant to Section
10.08 hereof after the Effective Date, the date upon which such Lender becomes a party hereto), deliver to the Administrative Borrower and the Agent two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN or other applicable or successor form indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                           (ii)     it shall deliver to the Administrative
Borrower and the Agent two further properly completed and duly executed copies of such Form W-8ECI or Form W-8BEN or any successor or applicable form on or before the date that any such Form W-8ECI or Form W-8BEN expires or becomes obsolete or invalid and after the occurrence of any event (including, without limitation, a change in a lending office or an addition of a lending office by a Lender) requiring a change in the most recent form previously delivered by it to the Administrative Borrower and the Agent or upon the reasonable request of the Administrative Borrower or the Agent;

                           (iii)    it shall, promptly upon the Administrative
Borrower's reasonable request to that effect, deliver to the Administrative Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

                           (iv)     it shall obtain such extensions of time for
filing and completing such forms or certifications as may be reasonably requested by the Administrative Borrower.

                  (d) If a Lender shall become aware that it is entitled to claim a refund from a taxing authority in respect of Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid increased amounts pursuant to this Section 2.09, it shall promptly notify the Administrative Borrower of the availability of such refund claim and shall make the appropriate claim to such taxing authority for such refund. If a Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Non-Excluded or Other Tax as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid increased amounts pursuant to this Section 2.09, it shall within 30 days from the date of such receipt pay over such refund (but only to the extent of indemnity payments made or additional amounts paid by the Borrowers pursuant to this Section 2.09) to the Borrowers, net of all out-of-pocket expenses of such Lender; provided, that, the Borrowers, upon the request of such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event that such Lender is required to repay such refund to such Governmental Authority.

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

                  (e) If the Borrowers fail to perform their obligations under this Section 2.09, the Borrowers shall indemnify the Lenders for any taxes, interest or penalties that may become payable as a result of any such failure.

         Section 2.10 Cash Management.

                  (a) Borrowers shall establish and maintain cash management services of a type and on terms satisfactory to Agent with Wachovia Bank, National Association or another cash management bank satisfactory to Agent in its sole discretion (the "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors that are Dealers forward payment of the amounts owed by them directly to the Cash Collateral Account at such Cash Management Bank. Subject to Section 7.02(s)(iii) hereof, Borrowers shall deposit, or cause to be deposited, all funds available to Borrowers that initially are deposited into the Cash Management Accounts (other than the Cash Collateral Account) at the Cash Management Bank (excluding amounts set aside for principal and interest payments on the Revolving Loans, which are to be deposited into the Agent's Account pursuant to Section 2.05 hereof, and excluding collections in respect of Servicing Advance Receivables) into the Cash Collateral Account within one (1) Business Day. Borrowers shall cause all funds available to Borrowers to be deposited initially into the Cash Management Account to the extent reasonably practicable, and shall cause to be transferred to the Cash Management Bank for deposit therein funds initially deposited into Deposit Accounts established at institutions other than the Cash Management Bank as expeditiously as possible and in any event not less frequently than weekly. Monies required to be deposited into the Cash Collateral Account are hereinafter referred to as "Additional Cash Management Bank Deposits". All funds in the Cash Collateral Account shall be swept into the Concentration Account at the end of each Business Day, unless a Default or Event of Default has occurred and is continuing or would result from such sweep.

                  (b)

                           (i)      The REMIC Servicer shall cause all
collections in respect of the Securitized Assets included in each Securitization Trust to be deposited into the related Certificate Account pursuant to the related Pooling and Servicing Agreement, not later than two Business Days following receipt by the REMIC Servicer or the REMIC Sub-Servicer.

                           (ii)     On or prior to the date hereof, the Tranche
B SPE shall establish in its own name an account with JPMorgan Chase Bank with account number 507199898 for the purpose of collecting amounts in respect of Tranche B Eligible Collateral (the "Tranche B Reimbursement Account"). The REMIC Servicer shall cause daily automated clearing house ("ACH") debits pursuant to which all P&I Advance Reimbursement Amounts included in the Tranche B Eligible Collateral are transferred to the Tranche B Reimbursement Account from the Certificate Accounts maintained pursuant to the Pooling and Servicing Agreements within one (1) Business Day after deposit into the related Certificate Account. All P&I Advance Reimbursement Amounts received from the Tranche B Securitization Trusts (other than reimbursements of Extension Advances) shall be deposited into the Tranche B Reimbursement Account on a daily basis. The Receivables Seller shall deposit any Repurchase Prices paid by it

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with respect to any Tranche B Eligible Collateral directly into the Tranche B
Reimbursement Account. In addition, the REMIC Servicer shall cause any Extension Advances to be treated as P&I Advance Reimbursement Amounts up to the Receivables Balance of the Servicing Advance Receivables included in the Tranche B Eligible Collateral with respect to the Assets for which such Extension Advances are being made. Any such portion of an Extension Advance shall be deposited in the Tranche B Reimbursement Account on a daily basis, in each case within one (1) Business Day after deposit into the related Certificate Account. Such deposit shall constitute reimbursement of the related Servicing Advance Receivables included in the Tranche B Eligible Collateral with respect to the related Securitized Assets and the contractual right to receive reimbursement for the Extension Advances shall not constitute Tranche B Eligible Collateral, but instead shall constitute Tranche C Eligible Collateral. The Tranche B SPE shall enter into a Tranche B Account Control Agreement with JPMorgan Chase Bank, as depository bank, and the Agent, substantially in the form of Exhibit K hereto. The REMIC Servicer shall not deposit any amounts into the Tranche B Reimbursement Account except as set forth in this Section 2.10(b)(ii).

                           (iii)    On or prior to the date hereof, the Tranche
C SPE shall establish in its own name an account with JPMorgan Chase Bank with account number 507830059 for the purpose of collecting certain amounts in respect of Servicing Advance Receivables that are included in the Tranche C Eligible Collateral (the "Tranche C Reimbursement Account"). The REMIC Servicer shall cause daily ACH debits pursuant to which all amounts collected in respect of Servicing Advance Receivables that are included in the Tranche C Eligible Collateral ("Tranche C Reimbursement Amounts") are transferred to the Tranche C Reimbursement Account from the Lockbox Account or the Certificate Accounts maintained pursuant to the Pooling and Servicing Agreements within one (1) Business Day after deposit into the related Certificate Account. All Tranche C Reimbursement Amounts shall be deposited into the Tranche C Reimbursement Account on a daily basis. Funds may be moved from the Tranche C Reimbursement Account to Cash Management Accounts on the same basis as the Borrowers may move funds from the Cash Collateral Account to cash Management Accounts. The Tranche C SPE shall enter into a Tranche C Account Control Agreement with JPMorgan Chase Bank, as depository bank, and the Agent, substantially in the form of Exhibit L hereto. The REMIC Servicer shall not deposit any amounts into the Tranche C Reimbursement Account except as set forth in this Section 2.10(b)(iii).

                  (c) Borrowers shall cause any Cash Management Bank to establish and maintain an Account Control Agreement with Agent and Borrowers, in form and substance acceptable to Agent. The Account Control Agreement shall provide, among other things, that (i) all items of payment deposited in the Cash Collateral Account and in the Borrowers' Cash Management Accounts (including the Concentration Account but excluding the Lockbox Account) and Proceeds thereof are held by the Cash Management Bank as agent or bailee-in-possession for Agent and are subject to Agent's Control, (ii) the Cash Management Bank has no rights of set-off or recoupment or any other claim against any of the Cash Collateral Account or the Cash Management Accounts, other than for payment of its service fees and other charges directly related to the administration of the Cash Collateral Account and the Cash Management Accounts and for returned checks or other items of payment, and (iii) upon instruction from Agent, the Cash Management Bank shall immediately forward, and Borrowers shall agree to cause Cash Management

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         Bank to so forward, by daily deposit all amounts in the Cash Collateral
         Account to the Agent's Account; provided that, so long as no Default or Event of Default has occurred and is continuing, the Agent shall provide the Borrowers with two (2) Business Days' prior written notice prior to presenting such an instruction to the Cash Management Bank.
         Any funds paid to the Agent's Account pursuant to the previous sentence shall be applied to repay the Borrowers' Obligations and, unless an Event of Default has occurred and is continuing, any excess amount shall be reimbursed to the Borrowers. The Tranche B Account Control Agreement and the Tranche C Account Control Agreement shall contain similar provisions in favor of the Agent on behalf of the Lenders.

                  (d) So long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower may amend Schedule 2.10(A) to add or replace the Cash Management Bank, the Cash Collateral Account or any Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such prospective Cash Collateral Account or Cash Management Account, as the case may be, with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such prospective Cash Collateral Account or Cash Management Account, as the case may be, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Agent an Account Control Agreement containing the provisions listed in
         Section 2.10(b) hereof. Borrowers shall close the existing Cash Collateral Account and all of their Cash Management Accounts (and establish a replacement Cash Collateral Account and replacement Cash Management Accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of the Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to the Cash Collateral Account or the Cash Management Accounts, as the case may be, or Agent's liability under any Account Control Agreement with such Cash Management Bank, is no longer acceptable to Agent.

                  (e) The Cash Collateral Account, Tranche B Reimbursement Account, Tranche C Reimbursement Account and the Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers hereby grant a Lien to Agent. The Borrowers shall not establish or maintain any concentration accounts other than the Concentration Account. Without the written consent of the Agent, the Borrowers shall not commingle cash receipts required to be remitted to Securitization Trusts in the Deposit Accounts of the Borrowers, or otherwise commingle funds held in a fiduciary capacity with funds owned by the Borrowers, except to the extent such commingling is unavoidable, in which case the Borrowers hereby agree to timely (and in any case in compliance with the requirements of the Pooling and Servicing Agreements) remit to the appropriate party or segregate any such funds held in a fiduciary capacity such that such funds are no longer commingled. The parties hereto understand that commingling currently occurs in connection with the sale of repossessed manufactured housing units by retail sales centers, in OAC LLC's escrow disbursing account, in OAC LLC's

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         escrow/suspense account, in OAC LLC's remittance clearing account, in
         OAC LLC's NSF reversal account and in the Lockbox Account. Notwithstanding the foregoing, nothing in this Section 2.10(d) shall limit the Borrowers' requirement to deposit into Cash Collateral Account amounts required to be deposited therein in accordance with
         Section 2.10(a) hereof.

                  (f) The Borrowers may initiate ACH transactions relating to the Borrowers' loan servicing operations only in a manner consistent with past practice or as necessary to enable the Borrowers to comply with the terms of this Agreement.

                  (g) Except as permitted by Section 2.10(e), the Borrowers shall restrict the use of Borrower-initiated ACH withdrawals from their Cash Management Accounts to instances (i) in which applicable law or regulations to which the Borrowers are subject require that payments be made by ACH or (ii) for which there is no commercially expedient alternative (e.g., the payment of compensation due employees by means of direct deposit to the employees' bank accounts). The Borrowers shall not initiate any such ACH withdrawal from a Cash Management Account unless at the time Borrowers request the Cash Management Bank to initiate such ACH withdrawal there are sufficient funds to honor such withdrawal.

                  (h) The Tranche B SPE may withdraw Tranche B Excess Amounts from the Tranche B Reimbursement Account and deposit such amounts in the Tranche B Funding Account on or before any Tranche B Funding Date, as described on Exhibit 2.02(a), to facilitate the funding of P&I Advances and the simultaneous purchase of the related Servicing Advance Receivables by the Tranche B SPE. In addition, on any Business Day during the Tranche B Funding Period, the Tranche B SPE may deliver, or cause to be delivered, to the Agent a report in substantially the form of Exhibit J hereto (a "Tranche B Excess Amount Payment Report"), demonstrating that a Tranche B Excess Amount exists, demonstrating that the Tranche B Collateral Coverage Requirement is satisfied on such date, and stating the amount of the Tranche B Excess Amount as of such date, the amount of funds on deposit in the Tranche B Reimbursement Account on such date, and the amount to be paid to the Tranche B SPE pursuant to this Section 2.10(h). The Agent shall be entitled to rely conclusively on any such Tranche B Excess Amount Payment Report. The Tranche B Excess Amount Payment Report on any Tranche B Funding Date may be part of the related Tranche B Funding Date Report, and no report separate from the Tranche B Funding Date Report shall be required for a Tranche B Excess Amount payment that is to be made on a Tranche B Funding Date. If the Tranche B Excess Payment Amount Report states that the Tranche B Collateral Coverage Requirement is satisfied after withdrawal of the Tranche B Excess Amount proposed to be withdrawn, and so long as no Event of Default has occurred and is continuing or would be caused by such withdrawal, then the Tranche B SPE may withdraw from the Tranche B Reimbursement Account, for its own account, cash in the amount requested by the Tranche B SPE up to the Tranche B Excess Amount. For purposes of this Section 2.10(h), to the extent P&I Advance Reimbursement Amounts are deposited into the Tranche B Reimbursement Account later than 2:00 PM Eastern time on a Business Day, such funds shall be deemed to have been received on the following Business Day.

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         Section 2.11 Exit Facility; Exit Fee. This Facility shall be replaced by the Exit Facility, and this Agreement shall be replaced with an agreement (the "Exit Agreement") in substantially the form of Exhibit G hereto, upon satisfaction of the conditions precedent set forth in such Exit Agreement. In consideration of the Lenders agreeing to substitute the Exit Facility for this Facility, the Borrowers shall pay to the Agent for the account of the Lenders an exit fee of $5,000,000 (the "Exit Fee"), payable as follows: (a) $2,500,000, payable under the Original Commitment Letter, which has been received by the Agent and is fully earned and non-refundable and (b) $2,500,000 payable on the first Remittance Date in January 2004 but which will be fully earned on the day the Bankruptcy Court approves such payment. For the avoidance of doubt, the Exit Fee is an Obligation hereunder.

                                  ARTICLE III
                      SECURITY AND ADMINISTRATIVE PRIORITY

         Section 3.01 Collateral; Grant of Lien and Security Interest.

                  (a)

                           (i) Pursuant to and as provided in the Final Bankruptcy Court Order, as security for the full and timely payment and performance of all of the Obligations, each Debtor Borrower hereby as of the Effective Date assigns, pledges, transfers and grants to the Agent, for the benefit of the Agent and the Lenders, pursuant to
         Section 364 of the Bankruptcy Code, a perfected security interest in and to and Lien on all currently existing or hereafter acquired or arising Collateral.

                           (ii) As security for the full and timely payment and performance of all of the Obligations, each of the Non-Debtor Borrowers hereby as of the Effective Date assigns, pledges, transfers and grants to the Agent, for the benefit of the Agent and the Lenders, a perfected security interest in and to and Lien on all its currently existing or hereafter acquired or arising Collateral.

                  (b)

                           (i) Upon entry of the Final Bankruptcy Court Order and pursuant to its terms, the Lien and security interest in favor of the Agent referred to in Section 3.01(a)(i) hereof shall be a valid, binding, enforceable and perfected Lien and security interest in favor of the Agent in the Collateral, prior to all other Liens and security interests in the Collateral except for (i) Liens existing on the Effective Date securing the Senior Claims and (ii) Permitted Liens (to the extent that such Permitted Liens are accorded priority as a matter of law or pursuant to agreement). Such Lien and security interest and its priority shall remain in effect until the Commitments have been terminated and all Obligations have been repaid in cash in full.

                           (ii) The Lien and security interest in favor of the Agent referred to in Section 3.01(a)(ii) hereof shall be a valid, binding, enforceable and perfected Lien and security interest in favor of the Agent in the Collateral, prior to all other Liens and security interests in the Collateral. Such Lien and security interest and its priority shall remain in effect until the Commitments have been terminated and all Obligations have been repaid in cash in full.

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

                  (c) Notwithstanding anything herein to the contrary (i) all Proceeds received by the Agent and the Lenders from the Collateral subject to the Liens granted by the Debtor Borrowers in this Section
         3.01 and in each other Revolving Loan Document and by the Final Bankruptcy Court Order following an Event of Default shall be subject to the prior payment of the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, (ii) no Person entitled to Carve-Out Expenses shall be entitled, as a result of being entitled to such Carve-Out Expenses, to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral, and (iii) the administrative expense claim status of the Obligations granted in the Final Bankruptcy Court Order and described in Section 3.02 of this Agreement shall not apply to any Avoidance Actions.

                  (d) In the event that any Collateral is evidenced by or consists of Negotiable Collateral, certificated securities or other instruments and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral, certificated securities or other instruments to Agent; provided, that endorsement and delivery shall not be required in connection with an Installment Sales Contract.

                  (e) At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors that are Dealers that the Accounts, Chattel Paper, or General Intangibles and any other payment intangibles have been assigned to Agent or that Agent has a security interest therein,
         (b) collect the Accounts, Chattel Paper, or General Intangibles or other payment intangibles directly and charge the collection costs and expenses to the Revolving Loan Account, or (c) exercise Control over the Cash Collateral Account and all Cash Management Accounts (including the Concentration Account but excluding the Lockbox Account) or, should no Account Control Agreement be in place, require that the Borrowers act as directed pursuant to Section 3.01(g)(vi) herein. Each Borrower agrees that it will hold in trust for the Lenders, as the Lenders' trustee, any Additional Cash Management Bank Deposits that it receives and immediately will deliver said Additional Cash Management Bank Deposits to Agent as received by the applicable Borrower.

                  (f) Each Borrower authorizes Agent to file, transmit, or communicate, as applicable, Mortgages, UCC financing statements, Intellectual Property financing statements, original financing statements in lieu of continuation statements, continuation statements and amendments in order to perfect Agent's Liens on the Collateral without such Borrower's signature to the extent permitted by applicable law. Notwithstanding the foregoing, at any time upon the request of Agent, Borrowers shall execute and deliver to Agent, any and all Mortgages, UCC financing statements, Intellectual Property financing statements, original financing statements in lieu of continuation statements, continuation statements and amendments, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") upon which any Borrower's signature may be required and that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect Agent's Liens in the Collateral

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

         (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Effective Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Revolving Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (a) provide Agent with a report of all new patent disclosures and inventions, patent applications, trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names and other source or business identifiers and Internet domain names, copyright applications and material copyrightable works, all forming a part of the Borrowers' Intellectual Property acquired or generated by Borrowers during the prior period, (b) in each Borrower's commercially reasonable discretion, apply for registration or cause to be filed application for registration of such Borrower's Intellectual Property acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Revolving Loan Documents to identify such Intellectual Property as being subject to the security interests created thereunder. In addition, Borrowers agree that, upon acquiring any interest in a Commercial Tort Claim, such Borrower shall, in writing, describe the details of such claim and assign an interest thereto to Agent, and upon acquiring any Chattel Paper after the date hereof (electronic, tangible or otherwise), such Borrower shall assign to Agent a security interest in such Chattel Paper, or if applicable, deliver such Chattel Paper to Agent as Collateral hereunder.

                  (g) Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (i) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 3.01(f), sign the name of such Borrower on any of the documents described in Section 3.01(f), (ii) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (iii) send requests for verification of Accounts,
         (iv) endorse such Borrower's name on any Additional Cash Management Bank Deposit item that may come into the possession of the Lenders, (v) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (vi) at any time that an Event of Default has occurred and is continuing, act in all respects as owner of the Cash Management Accounts and direct (or require the Borrowers' authorized signatories to so direct) the Cash Management Bank to act in accordance with the terms of Section 2.10(b) herein or otherwise as directed by the Agent, and (vii) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any

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         documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lenders' obligations to extend credit hereunder are terminated.

                  (h) Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.02(p) and, if to another Securities Intermediary, unless each of the applicable Borrower, Agent, and the substitute Securities Intermediary have entered into an Account Control Agreement. No arrangement contemplated hereby or by any Account Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any Securities Intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent for the account of the Lenders.

         Section 3.02 Administrative Priority. Pursuant to Section 364(c)(1) of the Bankruptcy Code and as provided for in the Final Bankruptcy Court Order, each of the Borrowers agrees that all Obligations of the Debtor Borrowers under this Agreement shall constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses of and unsecured claims against the Debtor Borrowers now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

         Section 3.03 Grants, Rights and Remedies. The Lien and security interest granted pursuant to Section 3.01(a) hereof and administrative priority granted pursuant to Section 3.02 hereof are independently granted by this Agreement and by the other Revolving Loan Documents hereafter entered into. This Agreement, the Final Bankruptcy Court Order and such other Revolving Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agent and the Lenders hereunder and thereunder are cumulative.

         Section 3.04 No Filings Required. Notwithstanding Section 3.01(f) hereof, the Liens and security interests referred to in Section 3.01(a)(i) hereof and in the Revolving Loan Documents shall be deemed valid and perfected by entry of the Final Bankruptcy Court Order and entry of the Final Bankruptcy Court Order shall have occurred on or before the date of the initial Revolving Loans hereunder. Other than with respect to the Non-Debtor Borrowers, the Agent shall not be required to file any financing statements, Mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Final Bankruptcy Court Order or any other Revolving Loan Document.

         Section 3.05 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Agent and the Lenders pursuant to this Agreement, the Final Bankruptcy Court Order and the other Revolving Loan Documents (specifically including, but

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not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise) or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                  (a) except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, including, without limitation, claims and charges under Section 506(c) of the Bankruptcy Code, are or will be prior to or on a parity with any claim of any Lender against the Borrowers in respect of any Obligation,

                  (b) the Liens in favor of the Agent and the Lenders set forth in Section 3.01(a) hereof shall constitute valid and perfected Liens and security interests, subject (in the case of the Liens granted under Section 3.01(a)(i) hereof) only to Permitted Liens (to the extent that such Permitted Liens are accorded priority as a matter of law or pursuant to agreement) and the priority of the Senior Claims, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever, and

                  (c) the Liens in favor of the Agent and the Lenders set forth in Section 3.01(a)(i) hereof and in the Revolving Loan Documents shall continue to be valid and perfected without the necessity that the Agent file financing statements, mortgages or otherwise perfect its Lien under applicable nonbankruptcy law.

                                   ARTICLE IV
                         PAYMENTS AND OTHER COMPENSATION

         Section 4.01 Payments; Computations and Statements.

                  (a) The Borrowers will make each payment under the Revolving Loans not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent at the Payment Office. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Revolving Loan Account on the next succeeding Business Day and apportioned depending on the Type of Revolving Loan to which each such payment pertains. All payments shall be made by the Borrowers without defense, set-off or counterclaim to the Agent and the Lenders. Except as provided in Section 2.02, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all

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

         interest and fees received from or for the account of the Borrowers as soon as practicable after receipt thereof, but in any case within one Business Day of receipt. The Lenders and the Borrowers hereby authorize the Agent to, and the Agent may, from time to time charge the Revolving Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Revolving Loan Document. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Revolving Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Agent may so make to the Revolving Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion, provided that the Agent shall from time to time, charge the Revolving Loan Account of the Borrowers with any amount due and payable under any Revolving Loan Document. Whenever any payment to be made under any such Revolving Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Revolving Loan Account of the Borrowers during such month, the amounts and dates on all Revolving Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Revolving Loans to the Borrowers during such month and the Revolving Loans to which such payments were applied, the amount of interest accrued on the Revolving Loans to the Borrowers during such month, and the amount and nature of any charges to such Revolving Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, unless objected to by the Administrative Borrower within 30 days after the same is sent, be presumed to be correct and shall be final and conclusive absent manifest error.

         Section 4.02 Sharing of Payments, Etc. Except as provided in Section
2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of (i) its Pro Rata Share, (ii) its Tranche A Pro Rata Share, (iii) its Tranche B Pro Rata Share or (iv) its Tranche C Pro Rata Share, on account of similar obligations obtained by all the Lenders in such Facilities, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each

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Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 4.02 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         Section 4.03 Apportionment of Payments.

                  (a) All payments of principal and interest in respect of outstanding Revolving Loans, all payments of fees (other than the fees set forth in Sections 2.08(b)-(c) hereof to the extent set forth in a written agreement among the Agent and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Revolving Loans as designated by the Person making payment when the payment is made. The Agent will promptly distribute any such payment to each Lender, as appropriate, within one (1) Business Day of receipt.

                  (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement
         (i) first, to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent as Agent until paid in full; (ii) second, to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans and Agent Advances until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

         Section 4.04 Increased Costs and Reduced Return.

                  (a) If any Lender shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Person controlling any such Lender with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to any Lender or any Person controlling any such Lender (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Lender or any Person controlling any such Lender of any amounts payable hereunder (except for taxes on the overall net income of any Lender or any Person controlling any such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Revolving Loan or against assets of or

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         held by, or deposits with or for the account of, or credit extended by any Lender, or any Person controlling any such Lender or (iii) impose on any Lender or any Person controlling any such Lender or any other condition regarding this Agreement or any Revolving Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender of making any Revolving Loan, agreeing to make any Revolving Loan or to reduce any amount received or receivable by any Lender hereunder, then, upon demand by such Lender, the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs or reductions in amount.

                  (b) If any Lender shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling any Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling any Lender, and any Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Revolving Loans made or maintained, or any Lender's or any such other controlling Person's other obligations hereunder, or
         (ii) has or would have the effect of reducing the rate of return on any Lender's or any such other controlling Person's capital to a level below that which such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Revolving Loans made or maintained, or any agreement to make Revolving Loans, or such Lenders or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, the Borrowers shall pay to such Lender from time to time such additional amounts as will compensate such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such other controlling Person's capital.

                  (c) All amounts payable under this Section 4.04 shall bear interest from the date that is ten days after the date of demand by a Lender until payment in full to such Lender at the Reference Rate. A certificate of any Lender claiming compensation under this Section 4.04 specifying the event herein above described and the nature of such event shall be submitted by such Lender to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof and such Lender's reasons for invoking the provisions of this Section 4.04, and shall be final and conclusive absent manifest error.

                  (d) If any of the events requiring payments of additional amounts by the Borrowers under this Section 4.04 occurs and the applicable Lender shall have made a demand for such payment hereunder, the applicable Lender shall take such steps as may be reasonable (consistent with its internal policy and legal and regulatory restrictions) to (i) change the jurisdiction of its funding office if such change would avoid the Borrowers

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         being required to pay any additional amount or (ii) otherwise mitigate the effects of any law or regulation or any change therein or interpretation thereof as set forth in this Section 4.04 above.

         Section 4.05 Joint and Several Liability of the Borrowers.

                  (a) Notwithstanding anything in this Agreement or any other Revolving Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Revolving Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement and the other Revolving Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Revolving Loan Documents or any other circumstances whatsoever.

                  (b) The provisions of this Section 4.05 are made for the benefit of the Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

                  (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Revolving Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any Collateral until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agent or the Lenders hereunder or under any other Revolving Loan

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

         Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                                   ARTICLE V
                              CONDITIONS TO LOANS

         Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Effective Date. The Effective Date shall not occur until each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lenders:

                  (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable pursuant to this Agreement, including, without limitation, those payable under Sections
         2.08 and 10.04.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI herein and in each other Revolving Loan Document, certificate or other writing delivered to the Agent or to the Lenders pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Revolving Loan Documents becoming effective in accordance with its or their respective terms.

                  (c) Legality. The making of the initial Revolving Loans shall not contravene any law, rule or regulation applicable to the Agent or the Lenders.

                  (d) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                           (i)      a certificate of an Authorized Officer of
each Borrower, certifying as to the matters set forth in subsection (b) of this
Section 5.01;

                           (ii)     a certificate of an Authorized Officer of
each Borrower, certifying as to the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of such Borrower delivered to the Agent on the Effective Date, and that each such organizational document remains in full force and effect on the Effective Date;

                           (iii)    a copy of the resolutions of each Borrower,
certified as of the Effective Date by an Authorized Officer of such Borrower, authorizing (A) the borrowings hereunder and the transactions contemplated by the Revolving Loan Documents to which such Borrower is or will be a party, and
(B) the execution, delivery and performance by such Borrower of each Revolving Loan Document to which such Borrower is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

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

                           (iv)     opinions of counsel to the Borrowers, in
form and substance reasonably satisfactory to the Lenders, substantially in the form of Exhibit E hereto;

                           (v)      executed copies of all Revolving Loan
Documents; and

                           (vi)     executed copies of all Subservicing
Agreements executed as of the date hereof.

                  (e) Material Adverse Effect. The Agent shall have determined, in its reasonable discretion, that no change having a Material Adverse Effect shall have occurred since September 30, 2003. The Agent acknowledges that, as of the date hereof, it knows of no event, occurrence or condition creating or constituting a Material Adverse Effect as of the date hereof.

                  (f) Cash Management System Accounts. The Borrowers shall have established the Cash Collateral Account and the Cash Management Accounts, as well as the Tranche B Reimbursement Account and the Tranche C Reimbursement Account, in accordance with the terms of
         Section 2.10 hereof; provided, however, that the Account Control Agreement with the Cash Management Bank is not required to have been finalized as of the Effective Date.

                  (g) Budget. The Lenders shall have received and approved the Budget.

                  (h) Additional Documents. The Agent shall have received from the Borrowers all the Revolving Loan Documents and such financing statements and other Security Documents as the Lenders may request.

                  (i) Release of Liens. Unless waived by the Agent, the Agent shall have received written confirmation that the OARC Advance Receivables Notes have been terminated, that JPMorgan Chase Bank, as Existing Indenture Trustee, and Greenwich Capital Financial Products, Inc. as Existing Tranche B Agent, have released all Liens securing such OARC Advance Receivables Notes and any guaranties supporting the obligations owing under such OARC Advance Receivables Notes.

                  (j) All notices and other actions required in connection with an "Advance Facility" under the Pooling and Servicing Agreements related to the Tranche B Securitization Trusts shall have been given and taken, including, without limitation, the "Advance Facility Notice" required pursuant to the Pooling and Servicing Agreements.

                  (k) Final Bankruptcy Court Order. On or before the date of any new Revolving Loan, the Final Bankruptcy Court Order shall have been signed by the Bankruptcy Court, and the Agent shall have received a court stamped copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Debtor Borrowers.

                  (l) Final Bankruptcy Court Order Opinion. The Agent shall have received, on or before the Effective Date, in form and substance satisfactory to the Agent and dated the Effective Date, an opinion of counsel to the Borrowers addressed to the Agent and the

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

         Lenders to the effect that this Agreement, the Revolving Loan Documents and the Revolving Loans are permitted by the Final Bankruptcy Court Order and that such Final Bankruptcy Court Order is in full force and effect and has not been amended, stayed, vacated or rescinded.

         Section 5.02 Conditions Precedent to all Revolving Loans. The obligation of the Agent or any Lender to make any Revolving Loan is subject to the fulfillment, in a manner satisfactory to the Lenders, of each of the following conditions precedent:

                  (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers to the Agent and the Lenders pursuant to this Agreement and the other Revolving Loan Documents, including, without limitation, Sections 2.08 and 10.04 hereof.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to each such Revolving Loan, and the Borrowers' acceptance of the proceeds of such Revolving Loan shall each be deemed to be a representation and warranty by the Borrowers on the date of such Revolving Loan that: (i) the representations and warranties contained in Article VI and in each other Revolving Loan Document, certificate or other writing delivered to the Agent pursuant hereto or thereto on or prior to the date of such Revolving Loan (including all representations and warranties made by the Receivables Seller in the Tranche B Receivables Purchase Agreement) are true and correct in all material respects (except to the extent they expressly relate to an earlier or later time) on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Revolving Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Revolving Loan to be made on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                  (c) Final Bankruptcy Court Order. On or before the date of any new Revolving Loan, the Final Bankruptcy Court Order shall have been signed by the Bankruptcy Court, and the Agent shall have received a court stamped copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Debtor Borrowers.

                  (d) Legality. The making of such Revolving Loan shall not contravene any law, rule or regulation applicable to the Agent or the Lenders.

                  (e) Notices. The Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

                  (f) Delivery of Documents. The Agent shall have received such other agreements, instruments, approvals, opinions and other documents, including due diligence documents, each satisfactory to the Agent in form and substance, as the Agent may reasonably request.

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

                  (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Revolving Loan and the other transactions contemplated by this Agreement and the other Revolving Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agent, as the Agent or such counsel may reasonably request.

                  (h) Release of Warehouse Lien. Prior to the first Revolving Loan being made on or after the Warehouse Maturity Date, the Agent shall have received written confirmation that the OMI Notes have been terminated, that the Warehouse Lender has released all Liens securing the Warehouse Facility and any guaranties supporting the obligations owing under such Warehouse Facility and that all assets transferred by the Borrowers pursuant to the Warehouse Facility shall be reconveyed to the Borrowers or sold.

                  (i) Tranche B Funding Conditions. The Tranche B Funding Conditions, specified on Exhibit 2.02(a) hereto, must be satisfied before the funding of any Tranche B Revolving Loan.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) Organization, Good Standing, Etc. Each Borrower (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) subject to the entry of the Final Bankruptcy Court Order (but only with respect to the Debtor Borrowers), has all requisite corporate, limited liability company or partnership, as the case may be, power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, and to execute and deliver each Revolving Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing is not reasonably likely to have a Material Adverse Effect.

                  (b) Authorization, Etc. The execution, delivery and performance by each Borrower of each Revolving Loan Document to which it is or will be a party, (i) upon entry of the Final Bankruptcy Court Order (but only with respect to the Debtor Borrowers), have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties (other than, with respect to each Debtor Borrower, conflicts, breaches and

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         defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Revolving Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (c) Governmental Approvals. No authorization or approval (other than the approval of this Agreement by the Bankruptcy Court, which has already been obtained) or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Borrower of any Revolving Loan Document to which it is or will be a party, other than filings necessary to perfect the Liens granted by the Non-Debtor Borrowers pursuant to the Revolving Loan Documents.

                  (d) Execution and Binding Effect. As of the entry of the Final Bankruptcy Order (but only with respect to each Debtor Borrower), each of the Revolving Loan Documents required to be executed and delivered on or prior to the Effective Date has been duly and validly executed and delivered by each of the Borrowers which is a party thereto and constitutes a legal, valid and binding obligation of each of the Borrowers which is a party thereto enforceable in accordance with the terms hereof or thereof. Each Revolving Loan Document that was not required to be executed and delivered by any Borrower prior to the Effective Date, when executed and delivered, will be validly executed and delivered by each Borrower party thereto, and will constitute legal, valid and binding obligations of each such Borrower, enforceable in accordance with the terms thereof.

                  (e) Subsidiaries. Schedule 6.01(E) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrowers in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule 6.01(E), all such Capital Stock is owned by the Borrowers or one or more of their wholly-owned Subsidiaries, free and clear of all Liens.

                  (f) Litigation. Other than the Chapter 11 Cases and all litigation related thereto, there is no pending or, to the knowledge of any Borrower, threatened action, suit or proceeding affecting any Borrower before any court or other Governmental Authority or any arbitrator that (i) is reasonably likely to have a Material Adverse Effect or (ii) as of the Effective Date, relates to this Agreement, the Revolving Loan Notes or any other Revolving Loan Document or any transaction contemplated hereby or thereby.

                  (g) Financial Condition.

                           (i)      The Financial Statements, copies of which
have been delivered to the Agent and the Lenders, fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as at the respective dates thereof and the consolidated results of operations

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

of the Borrowers and their Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since June 30, 2003 no event or development has occurred that has had or is reasonably likely to have a Material Adverse Effect and as disclosed to the Agent pursuant to clause (p) below.

                           (ii)     The Budget is believed by the Parent to be
reasonable, has been prepared on a reasonable basis and in good faith by the Parent, and is based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent is not aware of any facts or information that would lead it to believe that such Budget is incorrect or misleading in any material respect.

                  (h) Compliance with Law, Etc. None of the Borrowers is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its Property or assets which is reasonably likely to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

                  (i) ERISA. (i) Each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and will promptly be delivered upon request to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (v) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months. Neither the Borrowers nor any ERISA Affiliate thereof is or was during the preceding six years obligated to contribute to any Multiemployer Plan and neither the Borrowers nor any ERISA Affiliate thereof has assumed any obligation of any predecessor with respect to any Multiemployer Plan. Except as required by Section 4980B of the Internal Revenue Code, none of the Borrowers or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Borrower or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Borrowers or any of their ERISA Affiliates has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law which remains unpaid or unsatisfied or which has not been stayed under the Bankruptcy Code.

                  (j) Taxes, Etc. Subject to the requirements of the Bankruptcy Code, all Federal, state and local tax returns and other reports required by applicable law to be filed by any

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         Borrower have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Borrower or any Property of any Borrower and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (k) Compliance with Regulation U. None of the Borrowers is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (l) Type of Business. None of the Borrowers is or will be engaged in any business other than the manufacturing, sale and financing of manufactured housing units and related real estate and existing related businesses to any material extent.

                  (m) Adverse Agreements, Etc. None of the Borrowers is subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority which is reasonably likely to have a Material Adverse Effect.

                  (n) Title to Properties.

                           (i)      Each Borrower has good and indefeasible
title to, or valid leasehold interests in, all Property and assets material to its business, free and clear of all Liens except (to the extent permitted in Section 3.01(b) hereof) Permitted Liens, the Senior Claims and the Liens securing the Ginnie-Mae Guaranteed Obligations. All Properties are in good working order and condition, ordinary wear and tear excepted and in compliance with all laws, rules, regulations, judgments or orders of any Governmental Authority, except for such noncompliance which is not reasonably likely to have a Material Adverse Effect.

                           (ii)     Schedule 6.01(N) sets forth a complete and
accurate list as of the Effective Date of all Real Property owned by each Borrower.

                  (o) Permits, Etc. Each Borrower has, and is in compliance with, all permits, licenses, authorizations, and approvals required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for the failure to obtain and maintain compliance with permits, licenses, authorizations, approvals, entitlements and accreditations which is not reasonably likely to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval, and there is no claim that any thereof is not in full force and effect, except for the occurrence of such conditions or events which is not reasonably likely to have a Material Adverse Effect.

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                  (p) Full Disclosure. Each Borrower has disclosed to the Agent all agreements, Instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  (q) Environmental Matters. Except as set forth on Schedule 6.01(Q) herein, (i) the operations of each Borrower are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Borrower or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Borrower or any predecessor in interest which could have a Material Adverse Effect;
         (iii) no Environmental Action has been asserted against any Borrower or any predecessor in interest nor does any Borrower have knowledge or notice of any threatened or pending Environmental Action against any Borrower or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Borrower or any predecessor in interest which could have a Material Adverse Effect.

                  (r) Insurance. Each Borrower keeps or causes other Persons to keep its Property adequately insured and maintains or causes other Persons to maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers' compensation insurance in the amount required by applicable law, (iii) public liability insurance in amounts customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation).

                  (s) Use of Proceeds. Subject to the terms of Section 2.01(h) hereof, the Proceeds of the Revolving Loans may be used only in accordance with the terms of Section 2.01(g) hereof.

                  (t) Intellectual Property. (i) Schedule 6.01(T) hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by any Borrower and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by any Borrower. Schedule 6.01(T) also contains a complete and accurate list of all licenses and other rights in Intellectual Property granted by any Borrower to any third party and licenses and other rights in Intellectual Property granted by any third party to any Borrower.

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

                  (ii) Except as set forth on Schedule 6.01(T), each Borrower
(i) has made all necessary filings and recordations, (ii) has paid all required fees and taxes, and (iii) has taken all actions to record and maintain its ownership of the patented or registered Intellectual Property and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office and any other applicable filing office.

                  (iii) Except as set forth in Schedule 6.01(T), each Borrower owns, free and clear of all liens, all right, title and interest in, or has the right and authority to use, pursuant to a valid and enforceable license, all Intellectual Property necessary or desirable for the conduct of its businesses as currently conducted and as currently proposed to be conducted.

                  (iv) Except as set forth in Schedule 6.01(T), (i) no claim by any third party contesting the validity, enforceability, use or ownership of any Borrower Intellectual Property (a) has been made, (b) is currently pending or,
(c) to the best of any Borrower's knowledge, is threatened, and (ii) neither the Borrowers nor any executive of any Borrower has received any notice of, or is aware of any facts which would indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with regard to any Borrower Intellectual Property.

                  (v) Except as set forth in Schedule 6.01(T), no use of the Borrower Intellectual Property infringes or misappropriates, or conflicts with, any Intellectual Property rights of any third party, and no infringement or misappropriation of, or conflict with, any rights of any third party has occurred or will occur as a result of the operation of the businesses as currently conducted, as previously conducted and as currently proposed to be conducted.

                  (vi) Except as set forth in Schedule 6.01(T), the loss, forfeiture or expiration of any item of the Borrower Intellectual Property would not have a Material Adverse Effect.

                  (vii) No consents are required under any licenses to the Borrower Intellectual Property listed in Schedule 6.01(T) to the grant of the security interest to, and exercise of any rights and remedies of, the Agent (including, without limitation, such rights and remedies upon the occurrence of an Event of a Default) as set forth in this Agreement.

                  For the purpose of enabling the Agent to exercise rights and remedies hereunder, upon the occurrence and during the continuation of an Event of Default, each Borrower hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Borrower) to use, assign, license or sublicense any of the Borrower Intellectual Property to the extent permitted by the terms of such Intellectual Property, wherever the same may be located, including in such license reasonable access to all media in which any of the Borrower Intellectual Property may be recorded or stored and to all computer programs used for access thereto or the use, compilation or printout thereof. Notwithstanding the foregoing, the Agent shall have no obligations or liabilities regarding any or all or the Borrower Intellectual Property by reason of, or arising out of, this Agreement.

                  (u) Holding Company and Investment Company Acts. None of the Borrowers is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility

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

         Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (v) Place of Business; Chief Executive Office. Schedule 6.01(V) sets forth a complete and accurate list as of the date hereof of (i) each principal place of business of each Borrower and (ii) the chief executive office of each Borrower.

                  (w) Administrative Priority; Lien Priority.

                           (i)      As of the Effective Date, the Obligations of
the Debtor Borrowers will constitute allowed administrative expenses in the Chapter 11 Case having priority in payment over all other administrative expenses and unsecured claims against the Debtor Borrowers now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, but excluding any causes of action arising under Sections 544, 545, 547, 548, 549, 550, 553(b) or 724(a) of the
Bankruptcy Code.

                           (ii)     The Lien and security interest of the Agent
on the Collateral is a valid and perfected first priority Lien subject only to
(A) assets subject to Permitted Liens (to the extent that such Permitted Liens are accorded priority as a matter of law or pursuant to agreement), including but not limited to Liens for post-petition taxes and (B) owned motor vehicles financed by a third party.

                           (iii)    All assets and Property of the Borrowers and
their Subsidiaries are subject to the Lien and security interest of the Agent other than (A) Real Property consisting of lot inventory held for sale in the ordinary course of the Borrowers' retail sales business, (B) assets subject to the Senior Claims, (C) any leasehold interests of any Borrower in motor vehicles (but only to the extent that perfection of such a leasehold interest is not permitted under applicable state law) and (D) the assets of the Excluded Entities.

                  (x) Final Bankruptcy Court Order. The Final Bankruptcy Court Order is in full force and effect, and has not been reversed, stayed, modified or amended absent the consent of the Lenders and the Debtor Borrowers.

                  (y) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information material thereto.

                  (z) IRB Properties. Set forth on Schedule 6.01(Z) hereto is a true and complete list of all of Borrowers' IRB Properties which consist of Real Property or improvements financed with IRBs or similar instruments.

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                  (aa) Servicing Advance Receivables. Borrowers hold all rights, title and interest in the Servicing Advance Receivables free and clear of all Liens, counterclaims, defenses and rights of set-off.

                  (bb) Solvency. Each of the Non-Debtor Borrowers is Solvent.

                  (cc) Capital Stock in Excluded Entities. The Borrowers are pledging all of their Capital Stock in all Excluded Entities, other than the Excluded Entities listed on Schedule 6.01(CC).

                  (dd) Cash Management. The Borrowers have no Cash Management Accounts with ACH capability other than those listed as "ACH Capable" on Schedule 2.10(A) hereto.

                  (ee) Returned Items. The aggregate amount of Returned Items with respect to the Cash Management Accounts with the Cash Management Bank has not exceeded $2,000,000 during the 12 month period prior to the date hereof.

                  (ff) Required Reserve Amount. The Required Reserve Amount is fully funded as of the Effective Date.

                                  ARTICLE VII
                           COVENANTS OF THE BORROWER

         Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Revolving Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will, unless the Required Lenders shall otherwise consent in writing:

                  (a) Reporting Requirements. Furnish to the Agent and each
         Lender:

                           (i)      beginning with the fiscal quarter ending
December 31, 2003, as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrowers, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Borrowers and their Subsidiaries (including results by operating divisions) as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form (A) the figures for the corresponding date or period of the immediately preceding Fiscal Year and (B) the corresponding figures forecast in the Budget, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Borrowers and their Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrowers and their Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrowers and their Subsidiaries furnished to the Lenders, subject to normal year-end adjustments;

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                           (ii)     as soon as available and, in any event,
within 105 days after the end of each Fiscal Year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrowers and their Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report with respect to the consolidated financial statements and an opinion without any qualifications (other than a "going concern" qualification), prepared in accordance with generally accepted auditing standards, of PriceWaterhouseCoopers LLC or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (which opinion shall be without any qualification or exception as to the scope of such audit, together, beginning with fiscal year 2003, with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default insofar as they relate to accounting matters and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof);

                           (iii)    as soon as available, and in any event
within 30 days of the end of each fiscal month of the Borrowers and their Subsidiaries, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated statements of cash flows for such fiscal month of the Borrower and their Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Borrowers and their Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Borrowers and their Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Tranche A Lenders, subject to normal year-end adjustments;

                           (iv)     simultaneously with the delivery of the
financial statements of the Borrowers required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Administrative Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Revolving Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrowers and their Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrowers and their Subsidiaries were in compliance with all of the provisions of such Revolving Loan Documents at the times such compliance is required by the Revolving Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrowers and their Subsidiaries propose to take or have taken with respect thereto and (B) setting forth the calculation of the financial covenants provided herein and the amount by which the Borrowers have passed or failed such covenants;

                           (v)      within two (2) Business Days after the end
of each week, the following information with respect to the Warehouse Facility so long as it remains outstanding: the borrowing base certificate then in effect with respect to such Warehouse Facility, the amount

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outstanding under the Warehouse Facility as of the end of such week and the amount and date of each borrowing and payment under the Warehouse Facility during such week;

                           (vi)     immediate notice of the Borrowers' inability
to obtain financing under the Warehouse Facility, or any suspension of funding, termination or default thereunder;

                           (vii)    promptly after filing thereof, copies of all
pleadings, motions, applications, financial information and other papers and documents filed by the Debtor Borrowers in the Chapter 11 Cases, which such papers and documents shall also be given or served on the Agent's counsel;

                           (viii)   promptly after the sending thereof, copies
of all material written reports (and, upon any Default all term sheets for a plan of reorganization), given by the Debtor Borrowers to the Creditors Committee (if any) or any other official or unofficial creditors' committee in the Chapter 11 Cases;

                           (ix)     promptly after submission to any
Governmental Authority, all documents and written information furnished to such Governmental Authority in connection with any investigation of any Borrower other than those relating to routine inquiries by such Governmental Authority;

                           (x)      as soon as possible, and in any event within
three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that is reasonably likely to have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, or Material Adverse Effect and the action which the Borrowers and their Subsidiaries propose to take with respect thereto;

                           (xi)     (A) as soon as possible and in any event (1)
within ten (10) days after any Borrower or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred,
(2) within ten (10) days after any Borrower or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within ten (10) days after any Borrower or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three (3) days after receipt thereof by any Borrower or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Borrower or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten
(10)

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

days after any Borrower or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, and (E) promptly and in any event within ten (10) days after any Borrower or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Borrower or such ERISA Affiliate thereof;

                           (xii)    promptly after the commencement thereof but
in any event not later than three (3) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Borrower, notice of each action, suit or proceeding brought by or against any Borrower before any court or other Governmental Authority or other regulatory body or any arbitrator which is reasonably likely to have a Material Adverse Effect;

                           (xiii)   promptly after the sending or filing
thereof, copies of all statements, reports and other information (other than matters solely of an administrative nature) any Borrower sends to any holders (other than a Borrower) of its Indebtedness or its securities or files with the SEC (including all 10-Q quarterly reports, Form 10-K annual reports and Form 8-K current reports) or any national (domestic or foreign) securities exchange;

                           (xiv)    promptly after the filing thereof, copies of
Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service;

                           (xv)     any other information that is provided by
Parent to its shareholders generally;

                           (xvi)    if and when filed by any Borrower and as
requested by Agent, satisfactory evidence of payment of applicable sales and excise taxes in each jurisdiction in which (i) any Borrower conducts business or is required to pay any such sales or excise tax, (ii) where any Borrower's failure to pay any such applicable sales or excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Effect,

                           (xvii)   promptly upon receipt thereof, copies of all
financial reports (including, without limitation, management letters), if any, submitted to any Borrower by its auditors in connection with any annual or interim audit of the books thereof;

                           (xviii)  as soon as any Borrower has received a
material notice delivered under any Repurchase Agreement (including, without limitation, any notice to repurchase Inventory), any Securitized Transaction, the Securitization Documentation, or IRB, copies of such notice;

                           (xix)    a weekly Borrowing Base Certificate, Tranche
A Borrowing Base Certificate, Tranche B Borrowing Base Certificate and Tranche C Borrowing Base Certificate with respect to all Borrowing Base Assets, Tranche A Borrowing Base Assets, Tranche B Borrowing Base Assets and Tranche C Borrowing Base Assets, as the case may be, to the Agent by noon on the third (3rd) Business Day thereof with respect to the Total Borrowing Base Availability, Tranche A Borrowing Base Availability, Tranche B Borrowing Base Availability and Tranche C Borrowing Base Availability, as the case may be, of the previous week;

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

                           (xx)     the Tranche B Funding Date Reports, the
Tranche B Remittance Date Reports, the Monthly REMIC Servicer Reports and the Tranche B Excess Amount Payment Reports as specified, and at the times required, by Section 2.10(h) and by Exhibit 7.01(a)(xx) hereto, the terms of which are incorporated by reference into this Section 7.01(a)(xx); and

                           (xxi)    promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Borrower as the Agent may from time to time reasonably request.

                           Borrowers agree that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                  (b) Collateral Information.

                                    (i)      Provide Agent (and if so requested
         by any Lender, with copies for such Lender) with the following documents at the following times in form satisfactory to Agent, in each case, unless the context clearly requires otherwise, for Parent and each Subsidiary on a consolidated basis (excluding the Excluded Entities):

Weekly (a) a Total Borrowing Base Availability report, a Tranche A Borrowing Base Availability report, a Tranche B Borrowing Base Availability report and a Tranche C Borrowing Base Availability report;

                           (b) Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory, by category;

                           (c) a detailed aging, by total, of the Accounts; and

                           (d) a statement of the amount of funds in Borrowers' possession with respect to any sale by any Borrower of repossessed homes.

Upon request by Agent      (f) copies of invoices in connection with the
                           Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices;

                           (g) copies of any appraisals or valuations of material Collateral and any qualified letter of intent, offer or commitment to purchase material Collateral, in each case to the extent prepared for or received by any of the Borrowers, and such other reports as to the Collateral which the Agent may reasonably request; and

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

                           (h) such other reports as to the Collateral as Agent may reasonably request.

                                    (ii)     Cooperate fully with Agent to
         facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of concerning its respective Accounts and Inventory, its Total Borrowing Base Availability, Tranche A Borrowing Base Availability, Tranche B Borrowing Base Availability and Tranche C Borrowing Base Availability calculations.

                                    (iii)    Promptly notify Agent of any
         material communication from Standard & Poor's, Moody's or Fitch relating to (A) subordination, overcollateralization or reserve fund levels relating to the Borrowers' unsecuritized whole loans or (B) potential negative ratings actions relating to the Securitization Trusts or any other securitization trust (or similar financing vehicle) created following the date hereof.

                                    (iv)     promptly provide to the Agent
         monthly remittance reports and management reports relating to the performance of the Securitization Trusts.

                  (c) Compliance with Laws, Etc. Except for such noncompliance which is not reasonably likely to have a Material Adverse Effect, and subject to any restrictions imposed under the Bankruptcy Code or by the Bankruptcy Court, comply, and cause each of their Subsidiaries to comply with all applicable laws, rules, regulations, judgments and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims the enforcement of which is not stayed by the filing of the Chapter 11 Cases before the same become a Lien or charge upon any of its properties, except in any such case to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (d) Preservation of Existence, Etc. Except to the extent permitted by Section 7.02(d)(i) hereof, maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where failure to be so qualified or in good standing would not be reasonably likely to have a Material Adverse Effect.

                  (e) Keeping of Records and Books of Account. Keep adequate records and books of account, with complete entries made in accordance with GAAP.

                  (f) Inspection Rights. Permit, and cause each of their Subsidiaries to permit, the Agent or representatives thereof at any time and from time to time during normal

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         business hours and, unless a Default or Event of Default has occurred and is continuing, upon reasonable notice, at the expense of the Borrowers, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes receivable, deposit accounts and other assets of the Borrowers and their Subsidiaries, to conduct, on a reasonable basis and, unless a Default or Event of Default has occurred and is continuing, in consultation with the Administrative Borrower, audits, physical counts, valuations, appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. The Borrowers agree to make available to the Agent reasonable on-site workspace for the foregoing purposes. The Borrowers agree to pay the reasonable cost of such audits, appraisals, assessments or examinations.

                  (g) Maintenance of Properties, Etc. Repair, replace, maintain and preserve, and cause each of their Subsidiaries to repair, replace, maintain and preserve, all of their Property (whether owned or held under lease) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies Property so as to prevent any loss or forfeiture thereof or thereunder, in each case, other than sales of Property or rejection of leases approved by the Bankruptcy Court and otherwise permitted by the terms of this Agreement.

                  (h) Maintenance of Insurance. Maintain, and cause each of their Subsidiaries to maintain, or other Persons shall maintain for the Borrowers and their Subsidiaries, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. To the extent such policies name a Borrower or its Subsidiaries as a named insured, all policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. Copies of all certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Agent and such other Persons as the Agent may designate from time to time as their respective interests may appear, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation. If the Borrowers or any of their Subsidiaries fail to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of

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         Default, the Agent shall have the sole right, in the name of the
         Lenders, the Borrowers and their Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, subject to the rights of third parties that have been granted a Permitted Lien that is prior to the Lien in favor of the Agent.

                  (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of their Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except where the failure to obtain, maintain or preserve such permits, licenses, authorizations, approvals entitlements and accreditations is not reasonably likely to have a Material Adverse Effect.

                  (j) Environmental. Except as provided in Schedule 6.01(Q), (i) keep any Property either owned or operated by them or any of their Subsidiaries free of any Environmental Liens; (ii) comply, and cause their Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent documentation of such compliance which the Agent reasonably requests; (iii) as soon as practicable notify the Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto Property owned or operated by the Borrowers or any of their Subsidiaries and take any Remedial Actions required by Environmental Law to abate such Release;
         (iv) promptly provide the Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any Property of any Borrower or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any Property at any time owned or occupied by any Borrower or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (D) any violation of any Environmental Law.

                  (k) Location of Collateral. Keep all Inventory and Equipment of the Borrowers only at the locations identified on Schedule 7.01(K), unless it is (i) in transit from one such location to another such location for a period not exceeding a reasonable transit period, (ii) in transit to or located on a customer lot location pursuant to a retail customer purchase contract for a period not to exceed 90 days from the date of manufacture or (iii) in the case of Suburban, on lots for sale or rent in mobile home developments or parks;

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         provided, however, that Administrative Borrower may amend Schedule
         7.01(K) so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens on such assets and also provides to Agent a Collateral Access Waiver if requested by Agent.

                  (l) Change in Collateral; Collateral Records. (i) Give the Agent not less than 30 days' prior written notice of any change in the location of any Collateral owned by a Borrower, other than to locations existing on the Effective Date and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon (subject to Permitted Liens), and (ii) advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon.

                  (m) Cash Management.

                           (i) Establish and maintain the Cash Collateral Account, the Tranche B Reimbursement Account, the Tranche C Reimbursement Account and the Cash Management Accounts in accordance with the procedures specified in Section 2.10 hereof;

                           (ii) Sweep all non-Cash Management Accounts into the Concentration Account not less than weekly;

                           (iii) Sweep all funds owing to the REMICs or related to the OMI Notes out of the Concentration Account within two
         (2) Business Days of receipt;

                           (iv) Transfer receipts from installment loans not related to the OMI Notes from the Lockbox Account to the Cash Collateral Account in accordance with Section 2.10(a)(iii) hereof;

                           (v) Collect all Servicing Fees out of trust accounts and deposit them into the Cash Collateral Account within two
         (2) Business Days of being contractually entitled to do so under the Pooling and Servicing Agreements; and

                           (vi) Upon request from the Agent, provide to the Agent any daily reports provided to the Borrowers by the Cash Management Bank concerning the reconciliation of balances in the Cash Management Accounts.

                  (n) Financial Covenants. (i) Net Sales. On a cumulative basis measured at the end of each calendar month beginning in November 2003, total consolidated net sales (retail and wholesale) of manufactured housing units shall not have a negative variance greater than the 15% (or $20,000,000, whichever is greater) of the "Total Net Sales" as shown on the Consolidated Income Statement of the Budget on a cumulative basis for the period measured.

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                                    (ii)     Adjusted Consolidated EBITDA. On a
         cumulative basis measured at the end of each calendar month beginning in November 2003, the Borrowers' consolidated EBITDA adjusted to include restructuring charges for the relevant period shall not have a negative variance greater than $10,000,000 from "Consolidated EBITDA" adjusted to include "Restructuring Charges", in each case as shown on the Consolidated Income Statement of the Budget on a cumulative basis for the period measured.

                                    (iii)    Compliance with Financial
         Covenants. Determination of compliance with the financial covenants listed in this Section 7.01(n) is to be based on same accounting policies, procedures and methods as used to develop the Budget.

                  (o) Real Property Mortgages. Allow the Agent on behalf of the Lenders to file Mortgages on all Real Property Collateral now owned or hereafter acquired and wherever located of the Borrowers and in connection therewith (i) evidence of the recording of the Mortgages in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable first priority Lien on the Real Property Collateral purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder, (ii) a Title Insurance Policy, (iii) a survey of such Real Property Collateral, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Agent, (iv) Phase I Environmental Site Assessments with respect to such Real Property Collateral, certified to the Agent by a company reasonably satisfactory to the Agent, and (v) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Mortgage.

                  (p) Management Availability. Cause its Senior Management and Advisors, and use best efforts to cause each of their Subsidiaries to cause such Subsidiary's Senior Management and Advisors, to be available to the Agent or representatives thereof on a monthly basis at times and locations to be agreed upon and to provide the Agent or representatives thereof with an update with respect to current operations and information regarding the previous month's actual operating and financial results.

                  (q) Systems. At all times maintain, and cause each of their Subsidiaries to maintain, accounting and inventory systems substantially as currently operating.

                  (r) Financial Advisor. At all times continue to retain FTI Consulting or another financial advisor reasonably acceptable to the Required Lenders.

                  (s) Servicing Advance Receivables.

                           (i)      At all times seek reimbursement of Servicing
Advance Receivables consistent with past practices; and

                           (ii)     At all times seek reimbursement of Servicing
Advance Receivables promptly upon becoming so entitled under the relevant Securitization Documentation.

                  (t) Servicer. Ensure that OAC LLC or Oakwood Servicing (or an Affiliate of either

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         approved by the Lenders) shall at all times be the servicer of the loans relating to the Tranche A Eligible Collateral and the Servicing Advance Receivables and shall perform its obligations in accordance with the related Pooling and Servicing Agreements.

                  (u) Intellectual Property. Make all necessary filings and recordations and pay all required fees and taxes to record and maintain the Borrowers' registration and ownership of, and do all other things and take all other actions necessary to preserve, protect and maintain, each item of Borrower Intellectual Property owned or filed by the Borrowers other than such items the loss or forfeiture of which would not have a Material Adverse Effect.

                  (v) Change in Underwriting Guidelines. Subject to Section 7.02(v) hereof, provide prior written notice to the Agent of any material change to the guidelines or criteria for the origination or purchase of loans collateralized in part or in full by manufactured housing units.

                  (w) Further Assurances. Take such action and authorize, execute, acknowledge and deliver, and cause each of their Subsidiaries to take such action and authorize, execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Revolving Loan Documents, (ii) to subject to valid and perfected highest available priority Liens (subject to Permitted Liens), to the extent required by this Agreement and the other Revolving Loan Documents, any of the Collateral or any other Property of the Borrowers and their Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Revolving Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby (subject to Permitted Liens), and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent the rights now or hereafter intended to be granted to the Agent and the Lenders under this Agreement or any other Revolving Loan Document. The assurances contemplated by this Section 7.01(w) shall be given under applicable nonbankruptcy law (to the extent not inconsistent with the Bankruptcy Code and orders of the Bankruptcy Court) as well as the Bankruptcy Code, it being the intention of the parties that the Agent may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Agent and to the extent permitted by law) whether or not the Final Bankruptcy Court Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

                  (x) Assertions of Prior Liens. In addition to any other rights or remedies that the Agent or the Lenders may have hereunder, should any third party assert or claim in any petition, pleading, motion, paper or other form of filing with the Bankruptcy Court or any other court that it has a prior or pari passu Lien (other than a Permitted
         Lien) to the Lien of the Agent and the Lenders on any part of the Collateral, or take any enforcement action with respect to any part of the Collateral or with respect to any purported Lien (other than a Permitted Lien) through any applicable state court, state or county filing offices or any other offices (whether federal or state) where Liens are recorded or

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         perfected, the Borrowers shall have the obligation to obtain an order of the Bankruptcy Court within 30 days of such claim or assertion determining that the Lien of the Agent and the Lenders is the first priority Lien and enjoining the exercise of any rights in connection with or against any part of the Collateral or the exercise of control over any part of the Collateral. Nothing herein precludes the Agent and the Lenders from acting on their own and obtaining an order of the Bankruptcy Court determining that the Lien of the Agent and the Lenders is the first priority Lien and enjoining the exercise of any rights in connection with or against any part of the Collateral or the exercise of control over any part of the Collateral; provided that any failure by the Agent and the Lenders to do so shall be not construed as a waiver of such right or of the Borrowers' obligation to obtain such an order. Where appropriate, the Borrowers shall challenge both the priority and the validity of the Lien being claimed or asserted by a third party. The Borrowers shall also indemnify the Agent and the Lenders for any costs, expenses, attorneys' fees and other amounts which they may incur in order to protect their interest in Collateral against such third-party claims, assertions or actions.

                  (y) Account Control Agreement. Within 60 days of the date hereof (unless such deadline is waived by the Required Lenders), the Borrowers shall deliver, in form and substance satisfactory to the Required Lenders, an Account Control Agreement meeting the requirements set forth in Section 2.10(b) herein with the current Cash Management Bank or a replacement Cash Management Bank acceptable to the Required Lenders.

                  (z) Borrowing Base Deficiency; Tranche A Borrowing Base Deficiency; Tranche B Borrowing Base Deficiency; Tranche C Borrowing Base Deficiency. In the event that any of a Borrowing Base Deficiency, a Tranche A Borrowing Base Deficiency, a Tranche B Borrowing Base Deficiency or a Tranche C Borrowing Base Deficiency, as the case may be, exists on any date of computation, repay the Facility or the Tranche A Facility, the Tranche B Facility or the Tranche C Facility, as the case may be, within one Business Day of receipt of written notice thereof in the amount of such Borrowing Base Deficiency, Tranche A Borrowing Base Deficiency or Tranche C Borrowing Base Deficiency, as the case may be. Subject to Section 7.01(bb) herein, the Borrowers may request the Agent to draw down the Required Reserve Amount for the purpose of curing a Tranche B Borrowing Base Deficiency and, if the Agent agrees to do so pursuant to Section 7.01(bb), the Borrowers' obligation to repay such Tranche B Borrowing Base Deficiency shall be satisfied to the extent of such payment by the Agent.

                  (aa) Use of Alltel Loan Servicing System. The Borrowers shall at all times agree to book loans and contracts comprising the Tranche A Eligible Collateral on the Alltel loan servicing system as soon as practicable and in no event more than 30 days after origination.

                  (bb) Full Funding of Required Reserve Amount. The Borrowers shall ensure that the Required Reserve Amount is fully funded (i) at all times prior to the first disbursement thereunder and (ii) no later than the second (2nd) Remittance Date after any disbursement thereunder.

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                  (cc) Expenses of Verification Agent. The Borrowers shall pay all expenses of the Verification Agent due under the Verification Letter; provided, however, that if the Borrowers shall fail to do so, the Agent, on behalf of the Lenders, may elect to pay such expenses, in which case such expenses shall be considered part of the "Obligations" hereunder and shall be reimbursed by the Borrowers on the next Remittance Date.

         Section 7.02 Negative Covenants. So long as any principal of or interest on any Revolving Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) Final Bankruptcy Court Order, Administrative Priority; Lien Priority; Payment of Claims.

                           (i)      At any time seek, consent to or suffer to
exist any modification, stay, vacation or amendment of the Final Bankruptcy Court Order except for modifications and amendments agreed to by the Agent;

                           (ii)     At any time suffer to exist a priority for
any administrative expense or unsecured claim against any Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Tranche A Lenders in respect of the Obligations, except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities;

                           (iii)    At any time suffer to exist any Lien on the
Collateral having a priority equal or superior to the Lien in favor of the Lenders in respect of the Collateral except for Permitted Liens; and

                           (iv)     Prior to the date on which the Obligations
have been paid in full in cash and the Commitments have been terminated, pay any administrative expense claims except (A) Priority Professional Expenses and other payments pursuant to sub-clause (i) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities", (B) any Obligations due and payable hereunder, (C) other administrative expense claims incurred in the ordinary course of the business of the Debtor Borrowers or their respective Chapter 11 Cases, and (D) payments of pre-petition obligations permitted pursuant to Section 7.02(j) hereof (but which shall be authorized and allowed only if no Default or Event of Default shall have occurred and be continuing), in each case to the extent and having the order of priority set forth in the Agreed Administrative Expense Priorities; provided, however, it shall not constitute an Event of Default if the Borrowers make a Bankruptcy Court-approved payment, not to exceed $2,600,000, prior to the Final Maturity Date in settlement of that certain adversary proceeding, numbered 03-52178, styled Abreau v. Oakwood Homes, et al.

                  (b) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of their Subsidiaries to create, incur, assume or suffer to exist any Lien (other than Liens existing on the Effective Date and identified in Schedule 7.02(B) herein) upon or with respect to

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

         any of their Properties, whether now owned or hereafter acquired, to file or suffer to exist under the Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names any Borrower or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets (including sales of accounts receivable) with recourse to any Borrower or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

                  (c) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of their Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than, so long as no Default or Event of Default has occurred and is continuing, new Permitted Indebtedness.

                  (d) Fundamental Changes. Wind-up, liquidate or dissolve (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or a material part of their business, Property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of their Subsidiaries to do any of the foregoing; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result:

                           (i)      (A) any Borrower may be merged into or may
consolidate with another Borrower or (B) any wholly-owned Subsidiary of any Borrower (other than the Borrowers) may be merged into such Borrower or another such wholly-owned Subsidiary of such Borrower, or may consolidate with another such wholly-owned Subsidiary of such Borrower, so long as (w) no other provision of this Agreement would be violated thereby, (x) such Borrower gives the Agent at least 60 days' prior written notice of such merger or consolidation, (y) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (z) the Tranche A Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation; and

                           (ii)     any of the Borrowers and their Subsidiaries,
so long as no Default or Event of Default has occurred and is continuing, may
(A) dispose of obsolete or worn-out equipment in the ordinary course of business, (B) enter into licenses or sublicenses in the ordinary course of business, (C) effect Permitted Dispositions and (D) with the consent of the Agent, sell or otherwise dispose of other Property or assets for cash in an aggregate amount not less than the fair market value of such Property or assets, provided that the Borrowers comply with the terms of Section 2.07(b); and

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                           (iii)    the Borrowers may sell the Servicing Assets,
subject to the provisions of Section 2.07(b)(iv) herein.

                  (e) Change in Type of Business. Make, or permit any of their Subsidiaries to make, any material change in the type of its business as carried on at the date hereof, other than as a result of the sale of the Servicing Assets.

                  (f) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the Effective Date, as set forth on Schedule 7.02(F) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by any Borrower to another Borrower made in the ordinary course of business,
         (iii) loans and advances made by any Non-Debtor Subsidiary to any Borrower, (iv) purchase money loans made by any Borrower to the purchasers of Inventory in the ordinary course of business, and (v) Permitted Investments.

                  (g) Lease Obligations. Create, incur or suffer to exist, or permit any of their Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations permitted hereunder, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Borrowers and their Subsidiaries to exceed the amount outstanding on the Effective Date.

                  (h) Capital Expenditures. Make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Borrowers to exceed an amount as set forth in the Budget.

                  (i) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower or any direct or indirect parent of any Borrower, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Borrower, now or hereafter outstanding, (iv) return any capital to any shareholders or other equity holders of any Borrower or any of its Subsidiaries, or make any other distribution of Property,

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

         assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Borrower or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Borrower or any of its Subsidiaries, or to any other Subsidiaries of any Borrower.

                  (j) Payments. Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date other than payments (i) authorized by the Bankruptcy Court pursuant to "first-day" or other orders reasonably satisfactory to the Lenders in amounts approved by the Bankruptcy Court in respect of (A) accrued payroll and related expenses as of the commencement of the Cases or (B) certain critical vendors and other creditors, (ii) in connection with the assumption of executory contracts and unexpired leases and (iii) to repurchase manufactured housing inventory from floor plan lenders pursuant to Repurchase Agreements in an aggregate amount not to exceed $5,000,000 less (A) the aggregate amount of draws by a floor plan lender against any Letters of Credit issued for the account of any Borrower in favor of such floor plan lenders plus (B) the amount of any recoveries obtained by the Borrowers in resales of such repurchased inventory.

                  (k) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of their Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of Property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Borrowers or such Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and (ii) transactions among the Borrowers.

                  (l) Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any Property owned or leased by the Borrowers or any of their Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                  (m) Multiemployer Plans. Become or permit any ERISA Affiliate to become obligated to contribute to any Multiemployer Plan, or assume or permit any ERISA Affiliate to assume any obligation of any predecessor with respect to any Multiemployer Plan.

                  (n) Availability. As of any date after December 31, 2003, permit the sum of (i) the cash and Permitted Investments held by the Borrowers as of such date, and (ii) the Total Borrowing Base Availability to be less than $5,000,000.

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                  (o) Board of Directors of Borrowers. Without the Agent's
         consent, such consent not to be unreasonably withheld, permit the election or appointment to the Board of Directors of any Borrower of any individual who is not a director of such Borrower as of the Effective Date.

                  (p) Securities Accounts.

                           Establish or maintain any Securities Account (other than those Securities Accounts in existence prior to the Effective Date, the only securities in which are debt instruments issued by Parent) unless Agent shall have received an Account Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the Proceeds thereof) to the extent not prohibited by this Agreement.

                  (q) Servicing Rights.

                           Without the Required Lenders' consent, permit any material change to the rights of the servicer under the Pooling and Servicing Agreements listed on Schedule 7.02(Q) hereof relating to the Securitization Trusts for which any of the Borrowers or any of their Affiliates is the servicer (the "Servicing Rights") or any changes to the Subservicing Agreements.

                  (r) Dispositions.

                           Subject to Section 7.02(d)(ii), without the Required Lenders' consent, permit any Dispositions.

                  (s) Cash Management Accounts and Procedures.

                           (i)      Establish the Cash Collateral Account or any
Cash Management Accounts or replacement Cash Collateral Account or Cash Management Accounts other than in accordance with the procedures specified in
Section 2.10 hereof;

                           (ii)     Commingle Proceeds from any Securitization
Entity in the Lockbox Account for more than two (2) Business Days;

                           (iii)    Materially change its disbursing and
depositary practices at its field locations without the prior written consent of the Agent; provided that the Suburban Group can continue its existing practices in a manner consistent with past practices and in the ordinary course of business.

                           (iv)     Without the prior written consent of the
Agent, modify or add ACH capability to any new or existing Cash Management Accounts with the Cash Management Bank.

                  (t) Negative Pledge.

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                           Pledge or allow any of their Affiliates to pledge (i)
         the Borrowers' "raw materials" and "supplies" (as defined in Balance Sheet Schedule A of the Executive Report), (ii) the assets of the Excluded Entities, (iii) the assets securing the Ginnie-Mae Guaranteed Obligations and (iv) the assets secured by the Liens listed in the definition of "Senior Claims" herein to any additional third party; provided, however, that with respect to (iii), the Borrowers may allow additional Liens in favor of New Dimension Homes, Inc. in the ordinary course of business and to secure new value given; (iv) Real Property consisting of lot inventory held for sale in the ordinary course of the Borrowers' retail sales business; and (v) any leasehold interest of any Borrower in motor vehicles.

                  (u) Funding of Whole Loans. At any time until the Warehouse Maturity Date for more than five (5) consecutive Business Days, be unable to fund whole loans under the Warehouse Facility as a result of capacity constraints, or at any time after the date hereof be required to fund a materially greater portion of each loan funded under the Warehouse Facility due to a reduction in the advance percentage or advance amount under the Warehouse Facility.

                  (v) Accounting Policies. Change or modify in any material respect, or permit any material change or modification to, its accounting policies, procedures or methods as in effect as of the date hereof, other than as required by applicable law; provided, however, that if any such change impacts the Budget or the financial covenants listed in Section 7.01(n) herein, the Borrowers shall promptly notify the Agent.

                  (w) Underwriting Guidelines. Modify in any materially adverse respect the guidelines or criteria for the origination or purchase of loans collateralized in part or in full by manufactured housing units;

                  (x) Budget. Make any material expenditure except of the type and for the purposes provided for in the Budget.

                  (y) Impairment of Collateral. Allow any action by any Person that would impair the Collateral, the value of the Collateral or the interest of the Agent and Lenders therein.

                  (z) Required Reserve Amount. Subject to Section 7.01(bb) herein, allow the Required Reserve Amount to be less than fully funded at any time.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         Section 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                  (a) the Borrowers shall fail to pay within one (1) Business Day after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower of any principal of or interest on any Revolving Loan, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Revolving Loan Document

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         when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                  (b) any representation or warranty made or deemed made by or on behalf of any Borrower or by any officer of the foregoing under or in connection with any Revolving Loan Document or under or in connection with any report, certificate, or other document delivered to the Agent or the Lenders pursuant to any Revolving Loan Document shall have been incorrect or misleading in any material respect when made or deemed made;

                  (c) any Borrower shall fail to perform or comply with any covenant or agreement contained in Section 2.10, Article VI or Article VII, such failure, if capable of being remedied, shall remain unremedied for 3 Business Days after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower; provided, however, (i) that the Borrowers shall only have the 30-day cure period described in Section 7.01(x) hereof to remedy any assertion of a prior Lien as described therein and (ii) that the Borrowers shall only have the cure period described in Section 7.01(bb) herein to remedy any shortfall in the Required Reserve Amount;

                  (d) any Borrower shall fail to perform or comply with any other term, covenant or agreement contained in any Revolving Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 10 days after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower;

                  (e) any Borrower shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Revolving Loan Notes or any other pre-petition Indebtedness not affirmed by the Debtor Borrowers post-petition and approved by the Bankruptcy Court) in excess of $2,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period such failure, if capable of being remedied, shall remain for 1 Business Day beyond the applicable grace period after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

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                  (f) except as provided in (i) below, OAC LLC, Oakwood
         Servicing or a wholly-owned Affiliate of either approved by all Lenders ceases to be the servicer or ceases to own the Servicing Rights under each of the Pooling and Servicing Agreements, and such failure shall remain unremedied for 10 days after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower;

                  (g) the Borrowers shall cease any material business operations (other than as permitted herein) and such failure shall remain unremedied for 3 days after the earlier of the date a senior officer of any Borrower becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Borrower;

                  (h) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Debtor Borrower shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or
         (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

                  (i) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case;

                  (j) (i) the Debtor Borrowers file a plan of reorganization in the Chapter 11 Cases which does not contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Revolving Loan Documents on or before the effective date of such plan or plans or (ii) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in any of the Chapter 11 Cases which does not contain a provision for termination of the Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Revolving Loan Documents and the release of the Agent and the Lenders in full from all claims of the Debtor Borrowers, the Non-Debtor Borrowers and their respective estates relating solely to the Existing Credit Agreement, the Existing DIP Loans, the Existing Revolving Loan Documents, this Agreement, the Revolving Loans or the Revolving Loan Documents on or before the effective date of such plan or plans upon entry thereof;

                  (k) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Commitments, and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Revolving Loan Documents upon entry thereof;

                  (l) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Lenders, (i) to revoke, reverse, stay, modify, supplement or amend the Final Bankruptcy Court Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Debtor Borrowers equal or superior to the priority of the Lenders in respect of the Obligations, except for

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         allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien;

                  (m) an application for any of the orders described in clauses
         (h), (i), (j), (k), or (l) above shall be made by a Person other than the Debtor Borrowers and such application is not being diligently contested by the Debtor Borrowers in good faith;

                  (n) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any of the Debtor Borrowers with respect to any claim in an amount equal to or exceeding $2,000,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is granted (i) solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against the Borrowers, or (ii) to permit the commencement of and/or prosecution of a proceeding to collect against an insurance company;

                  (o) (i) any of the Non-Debtor Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any of the Non-Debtor Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any applicable law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted involuntarily against any of the Non-Debtor Subsidiaries (but not instituted by any of the Borrowers or the Non-Debtor Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) any of the Non-Debtor Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above;

                  (p) (i) any material provision of any Revolving Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Borrower intended to be a party thereto, (ii) the validity or enforceability of any Revolving Loan Document shall be contested by any Borrower or any Affiliate of any Borrower, (iii) a proceeding shall be commenced by any Borrower, any Affiliate of any Borrower or any Governmental Authority having jurisdiction over any Borrower or any Affiliate of any Borrower, seeking to establish the invalidity or unenforceability thereof, or (iv) any Borrower or any Affiliate of any Borrower shall deny in writing that it has any liability or obligation purported to be created under any Revolving Loan Document;

                  (q) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by

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         the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                  (r) one or more judgments or orders for the payment of money exceeding $2,000,000 in the aggregate shall be rendered against any Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of ten (10) consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (s) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                  (s) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Borrower by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
         4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
         Internal Revenue Code, the liability is in excess of such amount);

                  (t) a suspension of disbursements or interpleader of funds occurs under section 7 of the Account Control Agreement with the Cash Management Bank;

                  (u) an event or development occurs which in the reasonable judgment of the Agent or the Required Lenders has or is reasonably likely to have a Material Adverse Effect; or

                  (v) the occurrence of any Tranche B Event of Default;

then, and in any such event, the Agent may, and shall at the request of the Majority Lenders, by notice to the Administrative Borrower, (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare all Revolving Loans then outstanding to be due and payable, whereupon the aggregate principal of such Revolving Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (iii) exercise Control over the Cash Collateral Account, the Tranche B Reimbursement Account, the Tranche C Reimbursement Account and all Cash Management Accounts (including the Concentration Account but excluding the Lockbox Account), or, should no Account Control Agreement be in place, require that the Borrowers act as directed pursuant to Section 3.01(g)(vi) herein, (iv) sweep (or cause to be swept) all cash from the Cash Collateral Account into the Agent's Account as set forth in Section 2.10 hereof, (v) as set forth in Section 6.01(T) hereof, use, assign, license or sublicense any of the Borrower

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Intellectual Property, to the extent permitted by the terms of such Borrower
Intellectual Property and (vi) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Code), hereunder and under the other Revolving Loan Documents; provided, however, in accordance with the Final Bankruptcy Court Order, the Agent may not consummate foreclosure on the Collateral or otherwise seize control of assets of the Debtor Borrowers' Estates (as such term is defined in the Bankruptcy Code) absent five (5) Business Days' notice of an Event of Default hereunder; provided, further, that notwithstanding any of the foregoing, following an Event of Default hereunder, the Agent may continue to exercise such rights that it may have exercised absent an Event of Default hereunder, including, without limitation, those listed in subsections (iii) and (iv) of this paragraph. Prior to the Agent's exercise of any such right with respect to any Event of Default under Section 8.01(a) or 8.01(c) (the latter with respect to Section 7.01(z) only), the Agent may allow the Borrowers to cure any such Event of Default by drawing down the Required Reserve Amount up to the amount in default, as long as such amount is less than the Required Reserve Amount. Prior to the Agent's exercise of any right with respect to any Event of Default under
Section 8.01(c) (with respect to Section 7.01(cc) only), the Agent may pay the expenses of the Verification Agent in accordance with Section 7.01(cc) herein.

                                   ARTICLE IX
                                      AGENT

         Section 9.01 Appointment. Each Lender (and each subsequent holder of any Revolving Loans by its acceptance thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Revolving Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders and (iii) subject to
Section 9.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Revolving Loans and the Revolving Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Revolving Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Revolving Loan Documents (including, without limitation, enforcement or collection of the Revolving Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all subsequent holders of Revolving Loan Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Revolving Loan Document or applicable law.

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         Section 9.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Revolving Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Revolving Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Revolving Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Revolving Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Revolving Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrowers and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Revolving Loans hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrowers pursuant to the terms of this Agreement or any Revolving Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

         Section 9.03 Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable to the Lenders or their participants or assignees for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Revolving Loan Documents. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Revolving Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 10.08 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Revolving Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Revolving Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other Property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Revolving Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.02(c), and if any such apportionment or distribution is subsequently determined to

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have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Revolving Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Revolving Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Revolving Loan Notes or any of the other Revolving Loan Documents in accordance with the instructions of the Required Lenders.

         Section 9.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Revolving Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         Section 9.05 Indemnification. To the extent that the Agent is not reimbursed and indemnified by any Borrower, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Revolving Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the Revolving Loan Documents (including, after any payment by the Agent of any amounts due to the Lenders, any chargebacks by the Cash Management Bank for any erroneously credited items comprising such payment), in proportion to each Lender's Pro Rata Share, including, without limitation, all advances and disbursements made pursuant to
Section 9.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 9.05 shall survive the payment in full of the Revolving Loans and the termination of this Agreement.

         Section 9.06 Agent Individually. With respect to its Pro Rata Share of the Tranche A Total Commitment hereunder, the Revolving Loans made by it and the Revolving Loan Notes issued to or held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Revolving Loan Note. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The term "Agent" shall mean the Agent solely in its individual capacity as the Agent hereunder. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

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         Section 9.07 Successor Agent.

                  (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Revolving Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent (or, in the event that the Agent's Pro Rata Share is less than fifty-one percent, the Lenders may appoint a successor Agent) who, in the absence of a continuing Event of Default, shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Revolving Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this
         Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Revolving Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who, if an Event of Default is not continuing, shall be reasonably satisfactory to the Borrowers, who shall serve as Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

         Section 9.08 Collateral Matters.

                  (a) The Agent may from time to time, during the occurrence and continuance of a Default or Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to make preparations for Collateral liquidation to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Revolving Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Administrative Borrower in writing of each Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 9.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon, for each day from the date such payment was due until the

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         date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                  (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Tranche A Total Commitment and payment and satisfaction of all Revolving Loans and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting Property being sold or disposed of in the ordinary course of any Borrower's business and in compliance with the terms of this Agreement and the other Revolving Loan Documents; or constituting Property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders.

                  (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 9.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Borrower in respect of) all interests in the Collateral retained by any Borrower.

                  (d) The Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this
         Section 9.08 or in any of the Revolving Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

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                                   ARTICLE X
                                 MISCELLANEOUS

         Section 10.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Borrower, at the following address:

                  Oakwood Homes Corporation
                  7800 McCloud Road
                  Greensboro, North Carolina 27409
                  Attention: Robert A. Smith
                  Telephone: 336-664-3690
                  Telecopier: 336-664-3224

                  with a copy to:

                  Rayburn Cooper & Durham, P.A.
                  The Carillon, Suite 1200
                  227 West Trade Street
                  Charlotte, North Carolina 28202
                  Attention: C. Richard Rayburn
                  Telephone: 704-334-0891
                  Telecopier: 704-377-1897

                  and to:

                  Morris, Nichols, Arsht & Tunnell
                  1201 North Market Street
                  Wilmington, Delaware 19801
                  Attention: Robert J. Dehney
                  Telephone: 302-658-9200
                  Telecopier: 302-425-4673

                  if to the Agent, to it at the following address:

                  Greenwich Capital Financial Products, Inc.
                  600 Steamboat Road
                  Greenwich, Connecticut 06830
                  Attention: John C. Anderson
                  Telephone: 203-618-2700
                  Telecopier: 203-618-2135

                  with a copy to:

                  Greenwich Capital Financial Products, Inc.
                  600 Steamboat Road
                  Greenwich, Connecticut 06830
                  Attention: General Counsel

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                  Telephone: 203-618-2700
                  Telecopier: 203-618-2134

                  and to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention: Linda K. Myers
                  Telephone: 312-861-2000
                  Telecopier: 312-861-2200

if to a Lender, to it at the address for such Lender set forth on Schedule 1.01(F) hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 10.01. All such notices and other communications shall be effective, (i) if mailed, when received or within three
(3) Business Days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent pursuant to Article II shall not be effective until received by the Agent.

                  (b) Nothing in this Agreement or in any other Revolving Loan Document shall be construed to limit or affect the obligation of the Debtor Borrowers or any other Person to serve upon the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Lenders pursuant to the Bankruptcy Code.

         Section 10.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Revolving Loan Note, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and, in the case of an amendment, the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Revolving Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Revolving Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment, (iii) change the percentage of the Total Commitment or of the aggregate unpaid principal amount of the Revolving Loan Notes that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Revolving Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release any Borrower, (vi) modify, waive, release or subordinate the super priority claim status of the Obligations (except as permitted in this Agreement and the Revolving Loan Documents), or (vii) amend, modify or waive Section 7.02(n) or this Section 10.02 of this Agreement, in the case of clauses (ii) through (vii), without the written consent of each Lender. No amendment or waiver can be made to Section 10.17 hereof without the express written approval of the Agent and each of the Lenders. Notwithstanding the foregoing, no amendment, waiver or consent shall,

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unless in writing and signed by the Agent, affect the rights or duties of the
Agent (but not in its capacity as a Lender) under this Agreement or the other Revolving Loan Documents. The parties to this Agreement acknowledge that all material amendments to this Agreement will require the consent of the Bankruptcy Court.

         Section 10.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Revolving Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Revolving Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Revolving Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Revolving Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Revolving Loan Document against such party or against any other Person.

         Section 10.04 Expenses; Taxes; Attorneys' Fees. Without any further order of the Bankruptcy Court, and regardless of whether or not the transactions contemplated hereby are consummated, the Borrowers will pay on demand all reasonable, out-of-pocket costs and expenses incurred by or on behalf of the Lenders, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Lenders, accounting, due diligence (other than the due diligence covered by the Due Diligence Fee), periodic field audits, physical counts, valuations, inventory verification and analysis, investigations, searches and filings, monitoring of assets, appraisals of Collateral, real estate appraisals, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Revolving Loan Documents, (including, without limitation, the preparation of any additional Revolving Loan Documents), (b) any requested amendments, waivers or consents to this Agreement or the other Revolving Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Revolving Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Revolving Loan Document, the Agent's or the Lenders' claims against the Borrowers and each other Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Revolving Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Revolving Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Revolving Loan Document, including, without limitation, the hiring and retention of liquidation agents and consultants, replacement management or staff and temporary staff, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Revolving Loan Document, (i) any attempt to collect from the Borrowers, (j) the receipt by the Agent or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the

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past, present or future operations of the Borrowers involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Revolving Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter payable in connection with this Agreement or any other
Revolving Loan Document, and the Borrowers agree to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement (other than any such fees that become payable solely as a result of actions of the Agent or any of the Lenders), and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Revolving Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

         Section 10.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all obligations of any of them now or hereafter existing under any Revolving Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify the Administrative Borrower promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 10.06 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.09, 4.04, 10.04 and 10.16 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

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         Section 10.07 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.08 Assignments and Participations.

                  (a) This Agreement and the Revolving Loan Notes shall be binding upon and inure to the benefit of the Borrowers and the Agent and each Lender and their respective successors and assigns (including, except for the right to request Revolving Loans, any trustee succeeding to the rights of the Borrowers pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under Chapter 7 of the Bankruptcy Code); provided, however, that each of the Borrowers may not assign or transfer any of their rights hereunder, or under the Revolving Loan Notes, without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, with the written consent of the Agent (which consent is not to be unreasonably withheld) and, unless a Default or Event of Default has occurred and is continuing, the written consent of the Administrative Borrower (which consent shall not be required in connection with any assignment to any Affiliate of such Lender), such consent of the Administrative Borrower not to be unreasonably withheld, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Loans made by it and the Revolving Loan Notes held by it); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment); (ii) the Revolving Loans being assigned by such assigning Lender shall be apportioned in equal percentages among such assigning Lender's Tranche A Pro Rata Share, Tranche B Pro Rata Share and Tranche C Pro Rata Share; and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any Revolving Loan Note subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

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                           (i)      By executing and delivering an Assignment
and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Revolving Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Revolving Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other Revolving Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Revolving Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the Assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Revolving Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Revolving Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Revolving Loan Documents are required to be performed by it as a Lender.

                           (ii)     The Agent shall maintain, or cause to be
maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Revolving Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (iii)    Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with the Revolving Loan Notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Administrative Borrower, (iii) record the information contained therein in the Register, and (iv) prepare and distribute to each Lender and the Administrative Borrower a revised Schedule 1.01(C) hereto after giving effect to such assignment, which revised Schedule 1.01(C) shall replace the prior Schedule 1.01(C) and become part of this Agreement.

                           (iv)     A Registered Revolving Loan (and the
Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such

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assignment or sale on the Register (and each Registered Note shall expressly so provide), together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Revolving Loan (and the Registered Note, if any evidencing the same), the Agent shall treat the Person in whose name such Registered Revolving Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                           (v)      In the event that any Lender sells
participations in a Registered Revolving Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Revolving Loans held by it (the "Participant Register"). A Registered Revolving Loan (and the Registered Note, if any, evidencing the same) may be participated in in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Revolving Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                           (vi)     Any foreign Person who purchases or is
assigned or participates in any portion of such Registered Revolving Loan shall provide the Agent (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Revolving Loan.

                  (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Revolving Loan Documents (including, without limitation, all or a portion of its Commitment, and the Revolving Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitment hereunder) and the other Revolving Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Revolving Loan Documents, and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except
         (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Revolving Loans, or (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Revolving Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower (except as set forth in Section 9.08 of this Agreement or any Revolving Loan Document).

         Section 10.09 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be

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deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         Section 10.10 GOVERNING LAW. THIS AGREEMENT, THE REVOLVING LOAN NOTES AND THE OTHER REVOLVING LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE.

         Section 10.11 WAIVER OF JURY TRIAL, ETC. EACH BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE REVOLVING LOAN NOTES OR OTHER REVOLVING LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

         Section 10.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrowers and any other Borrower are parties and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

         Section 10.13 Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to the Revolving Loans to be made hereunder shall be replaced by the terms of this Agreement and the other Revolving Loan Documents.

         Section 10.14 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

         Section 10.15 Oakwood Homes Corporation as Agent for Borrowers. Each Borrower hereby irrevocably appoints Oakwood Homes Corporation as the Administrative Borrower, to act as borrowing agent and attorney-in-fact for the Borrowers. Such appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent with all notices with respect to Revolving Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Revolving Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Revolving Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees (as hereinafter defined) and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Revolving Loan Account and the Collateral of the Borrowers as herein provided, (b) the Agent's and the Lenders' reliance on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent or any Lender hereunder or under the other Revolving Loan Documents; provided, however, that the Borrowers shall not have any obligation to any Indemnitee under this Section 10.15 for any Indemnified Expense (as hereinafter defined) caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

         Section 10.16 Indemnification. In addition to each Borrower's other Obligations under this Agreement, each Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent, each Lender, the Tranche A Custodian and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the diligence, negotiation, documentation, preparation, execution or performance or enforcement of this Agreement, any other Revolving Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement, including, without limitation, the management of any such Revolving Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Revolving Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Revolving Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Expenses"); provided, however, that the Borrowers shall not have any obligation to any Indemnitee under this Section 10.16 for any Indemnified Expense caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Revolving Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.16 may be unenforceable because it is violative of any law or public policy, each Borrower shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Expenses incurred by the Indemnitees. All of the foregoing Indemnified Expenses shall be reimbursable from time to time upon demand of the Agent. The Agent may net any outstanding Indemnified Expenses due to the Agent or any Lender or its affiliates against any Revolving Loans otherwise to be made to any Borrower. Any amounts paid by the Borrower to the Agent under this Section 10.16 and not needed by the Agent to reimburse itself and the other Indemnitees for such Indemnified Expenses will be refunded to the Administrative Borrower. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Revolving Loan Documents. The $200,000 expense deposit payable under the Original Commitment Letter has been received by the Agent.

         Section 10.17 Release of Claims.In order to induce the Agent and the Lenders to enter into this Agreement, each Borrower hereby remises, releases and forever discharges, and for themselves and their predecessors, successors, affiliates and assigns (each a "Releasor") remise, release and forever discharge, the Agent, each Lender and their respective predecessors, Affiliates, Subsidiaries (direct or indirect), successors, assigns, participants, officers, directors, shareholders, partners, employees or agents (collectively, the "Released Parties") of and from all manner of actions at law or equity, all causes of action for damages, costs, debts, sums of money, accounts, bills, rights of indemnity, breach of contract, provision of labor or materials, loss of use, loss of services, expenses, compensation, consequential or punitive damages, equitable subordination, avoidance of preferential or fraudulent transfers, or any other thing whatsoever, arising by virtue of actions taken, actions omitted to be taken or the occurrence of any other event on or prior to the Effective Date, relating to the Existing Credit Agreement or any other Existing Revolving Loan Document; provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained herein or in any Existing Revolving Loan Document so long as such Existing Revolving Loan Document shall remain in full force and effect. For the avoidance of doubt, nothing herein shall be construed or deemed to release the Agent or any Lender for any actions taken or omitted to be relating to any interest they may have in the Chapter 11 Cases that do not arise from or in respect of its role as Agent or Lender, as the case may be, under the Existing Credit Agreement or the Existing Revolving Loan Documents.

         Section 10.18 Records. The unpaid principal of and interest on the Revolving Loan Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.08 hereof, shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

         Section 10.19 Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, the Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender, and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 10.08 hereof.

         Section 10.20 Release of Existing Guaranties and Certain Other Agreements.

         The parties hereby agree that all "Guaranties" (as such term is defined in the Existing Credit Agreement) and any other documents terminated by the Indenture Termination Agreement are released and terminated effective immediately as of the Effective Date.

         Section 10.21 Repayment of Required Reserve Amount.

         The parties hereby agree that upon the Final Maturity Date and the payment of, and performance in full of, the Obligations (other than for contingent obligations that have not yet matured), the Agent shall repay the outstanding balance of the Required Reserve Amount to the Administrative Borrower, together with interest accrued at the Federal Funds Rate.

                                  * * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      BORROWERS:

                                      OAKWOOD HOMES CORPORATION,
                                      a North Carolina corporation

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Executive Vice President

                                      OAKWOOD ACCEPTANCE CORPORATION,
                                      LLC, a Delaware limited liability company

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Vice President

                                      OAKWOOD SHARED SERVICES, LLC,
                                      a Delaware limited liability company

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Vice President

                                      OAKWOOD SERVICING HOLDINGS CO., LLC
                                      a Nevada limited liability company

                                      _________________________________
                                      By: Randelle R. Smith
                                      Its: Vice President

               [ADDITIONAL BORROWERS LISTED ON THE FOLLOWING PAGE]

                                      OAKWOOD MOBILE HOMES, INC.,
                                      a North Carolina corporation

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Vice President

                                      CREST CAPITAL, LLC,
                                      a Nevada limited liability company

                                      _________________________________
                                      By: Randelle R. Smith
                                      Its: Vice President

                                      FSI FINANCIAL SERVICES, INC.,
                                      a Michigan corporation

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Vice President

                                      TRI-STATE INSURANCE AGENCY, INC.,
                                      a Michigan corporation

                                      _________________________________
                                      By: Robert A. Smith
                                      Its: Vice President

               [ADDITIONAL BORROWERS LISTED ON THE FOLLOWING PAGE]

                           HBOS MANUFACTURING, LP,
                           a Delaware limited partnership

                                    By: Oakwood Mobile Homes, Inc.,
                                        Its general partner

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

                           PREFERRED HOUSING SERVICES, LP, a
                           Delaware limited partnership

                                    By: Oakwood Mobile Homes, Inc.,
                                        Its general partner

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

                           NEW DIMENSION HOMES, INC.,
                           a Delaware corporation

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

                           GOLDEN WEST LEASING, LLC,
                           a Nevada limited liability company

                           _________________________________
                           By: Randelle R. Smith
                           Its: Vice President

               [ADDITIONAL BORROWERS LISTED ON THE FOLLOWING PAGE]

                           DREAMSTREET COMPANY, LLC,
                           a Delaware limited liability company

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

                           HOME SERVICE CONTRACT, INC.,
                           a Michigan corporation

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

                           SUBURBAN HOME SALES, INC.,
                           a Michigan corporation

                           _________________________________
                           By: Robert A. Smith
                           Its: Vice President

               [ADDITIONAL BORROWERS LISTED ON THE FOLLOWING PAGE]

                           OAKWOOD ADVANCE RECEIVABLES
                           COMPANY II, L.L.C.,
                           a Nevada limited liability company

                           _________________________________
                           By: Randelle R. Smith
                           Its: Vice President

                           OAKWOOD TRANCHE C SERVICING
                           ADVANCE RECEIVABLES COMPANY, LLC,
                           a Nevada limited liability company

                           _________________________________
                           By: Randelle R. Smith
                           Its: Vice President

                    [AGENT AND LENDER SIGNATURE PAGE FOLLOWS]

                           AGENT AND LENDER:

                           GREENWICH CAPITAL FINANCIAL
                           PRODUCTS, INC.

                           By: _______________________________
                               Name:
                               Title:

                           LENDER:

                           BH FINANCE LLC

                           By: _______________________________
                               Name:
                               Title:

                                SCHEDULE 1.01(A)

                                    BORROWERS

         Oakwood Homes Corporation

         Oakwood Mobile Homes, Inc.

         Suburban Home Sales, Inc.

         FSI Financial Services, Inc.

         Home Service Contract, Inc.

         Tri-State Insurance Agency, Inc.

         New Dimension Homes, Inc.

         DreamStreet Company, LLC

         Golden West Leasing, LLC

         HBOS Manufacturing, LP

         Crest Capital, LLC

         Oakwood Acceptance Corporation, LLC

         Oakwood Shared Services, LLC

         Preferred Housing Services, LP

         Oakwood Servicing Holdings Co., LLC

         Oakwood Advance Receivables Company II, L.L.C.

         Oakwood Tranche C Servicing Advance Receivables Company, LLC

                            OAKWOOD HOMES CORPORATION

                               SCHEDULE 2.10(A) TO
                        FINANCING AND SECURITY AGREEMENT
                    PLEDGED ACCOUNTS/CASH MANAGEMENT ACCOUNTS

                                                                        TAX PAYER ID    PLEDGED
ACCOUNT NUMBER              ACCOUNT NAME/RELATED LOCKBOX                 ON ACCOUNT     ACCOUNT    ACH CAPABLE
--------------              ----------------------------                 ----------     -------    -----------
200014797352            Oakwood Homes Corporation, Greenwich             560985879        Yes          Yes
                        Capital Financial Products, as Agent
2000000983947           Oakwood Homes Corporation                        560985879        Yes          Yes
2079900075601           Oakwood Homes Corporation                        560985879        Yes          No
2079920002036           Oakwood Homes Corporation                        560985879        Yes          No
2000000984027           Oakwood Homes Corporation                        560985879        Yes          No
2000001385434           Oakwood Homes Corporation                        560985879        Yes          Yes
2000014480821           Oakwood Homes Corporation                        560985879        Yes          No
2000010102776           HBOS Manufacturing, LP                           562211938        Yes          No
2000000983989           Oakwood Mobile Homes, Inc.                       560985879        Yes          Yes
2000002924810           Oakwood Mobile Homes, Inc.                       560985879        Yes          Yes
2000000957313           Oakwood Acceptance Corporation, LLC              562211924        Yes          No
2000002905839           Oakwood Homes Corporation                        560985879        Yes          No

                                SCHEDULE 1.01(F)

                    LENDERS AND TOTAL COMMITMENT PERCENTAGES

                                             TOTAL

         LENDER                              COMMITMENT PERCENTAGE

                  GREENWICH CAPITAL FINANCIAL
                  PRODUCTS, INC.                          60%

                       Address: Greenwich Capital Financial Products, Inc.
                                600 Steamboat Road
                                Greenwich, Connecticut 06830

                  BH FINANCE LLC                          40%

                       Address: BH Finance LLC
                                1440 Kiewit Plaza
                                Omaha, NE 68131

                                 EXHIBIT 2.02(a)

                 FUNDING MECHANICS FOR TRANCHE B REVOLVING LOANS

         The Servicing Advance Receivables related to P&I Advances (other than Extension Advances) to be made by the REMIC Servicer in each month with respect to Tranche B Securitization Trusts are sold and/or contributed by the Receivables Seller to the Tranche B SPE immediately following the disbursement of such P&I Advances, pursuant to the Receivables Purchase Agreement. The Tranche B SPE pledges all such Servicing Advance Receivables as Tranche B Eligible Collateral to the Agent pursuant to this Agreement and the Security Agreement immediately upon its acquisition of such Servicing Advance Receivables. The REMIC Servicer has arranged for the use of an account maintained by JPMorgan Chase Bank with account number 507947541 for the purpose of aggregating funds to be used to disburse the P&I Advances to be purchased by, and contributed to, the Tranche B SPE, and included in the Tranche B Eligible Collateral (the "Tranche B Funding Account").

         On each Tranche B Funding Date, (i) the Agent shall deposit or cause to be deposited into the Tranche B Funding Account the amount of any Tranche B Revolving Loans disbursed by the Tranche B Lenders pursuant to this Agreement on such Tranche B Funding Date (to the extent that the Tranche B Excess Amount is insufficient to pay the Cash Purchase Price with respect to the Additional Receivables to be acquired by the Tranche B SPE on such Tranche B Funding Date); and (ii) the Tranche B SPE shall deposit or cause to be deposited into the Tranche B Funding Account the Tranche B Excess Amount, if any, then on deposit in the Tranche B Reimbursement Account to the extent required to fund the Cash Purchase Price of the Additional Receivables on such Tranche B Funding Date. The wire instructions for transferring funds into the Tranche B Funding Account are:

                     JPMorgan Chase Bank
                     ABA: 021000021
                     A/C: 507947541
                     A/C Name: Incoming Wire -- NY Structured Finance
                     Ref: Oakwood Servicing Holdings Co., LLC, Tranche B Funding Account

         On each Tranche B Funding Date, the REMIC Servicer shall deposit or cause to be deposited into the Tranche B Funding Account the Seller Contribution with respect to the Additional Receivables to be acquired by the Tranche B SPE on such Tranche B Funding Date. On each Tranche B Funding Date, subject to satisfaction of the Tranche B Funding Conditions and the other requirements of
Section 7.02, the REMIC Servicer shall withdraw (or cause to be withdrawn) from the Tranche B Funding Account and pay (or cause to be paid) to the appropriate REMIC Trustee with respect to each Tranche B Securitization Trust the aggregate amount of the P&I Advances (other than Extension Advances) payable to such REMIC Trustee on such Tranche B Funding Date in accordance with the instructions of the REMIC Servicer set forth in the related Tranche B Funding Date Report. Such payment to the REMIC Trustees shall constitute payment of the Cash Purchase Price for the Servicing Advance Receivables relating to such P&I Advances made by the REMIC Servicer and shall not be deemed to be the making of

P&I Advances by the Tranche B SPE or the Agent. The Tranche B SPE acknowledges that it does not have any ownership of the Tranche B Funding Account.

         Two Business Days prior to each Tranche B Funding Date, the Tranche B SPE shall provide (or cause to be provided) to the Agent an estimate of the Receivables Balance of the Additional Receivables to be conveyed by the Receivables Seller to the Tranche B SPE on such Tranche B Funding Date and the amount of Tranche B Revolving Loan, if any, requested from the Tranche B Lenders in respect of such Additional Receivables. On each Tranche B Funding Date, the REMIC Servicer shall deliver a Tranche B Funding Date Report to the Agent and the Receivables Seller shall convey to the Tranche B SPE the related Additional Receivables. Delivery of the Tranche B Funding Date Report by the REMIC Servicer shall be deemed to constitute certification by the REMIC Servicer that the Tranche B Funding Conditions set forth in clauses (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xii), (xiii) and (xiv) have been satisfied. Upon receipt of the Tranche B Funding Date Report by the Agent and confirmation by the Agent that the Tranche B Funding Conditions have been satisfied on or prior to such Tranche B Funding Date, the REMIC Servicer shall cause funds on deposit in the Tranche B Funding Account to be applied in the manner specified in the preceding paragraph with respect to such Additional Receivables; provided that neither the REMIC Servicer nor the Tranche B SPE shall cause the release of funds (other than Seller Contributions and Excess Amounts) for the purchase of Additional Receivables if it receives notice from the Agent that any of the Tranche B Funding Conditions have not been satisfied. Notwithstanding the failure of the funding of the purchase of Additional Receivables, because of the failure of any of the Tranche B Funding Conditions or otherwise, the Receivables Seller shall convey such Additional Receivables to the Tranche B SPE on each Tranche B Funding Date in accordance with the Tranche B Receivables Purchase Agreement.

         The funding of the Cash Purchase Price with respect to any Additional Receivable shall be subject to the satisfaction on the related Tranche B Funding Date of the following conditions precedent (the "Tranche B Funding Conditions"):

                           (i)      (i) the REMIC Servicer shall have delivered
(or caused to be delivered) to the Agent the related Tranche B Funding Date Report and bill of sale;

                           (ii)     (ii) as of such Tranche B Funding Date,
neither the Receivables Seller nor the Tranche B SPE shall (A) be insolvent, (B) be made insolvent by the transfer of the related Additional Receivables or (C) have reason to believe that its insolvency is imminent;

                           (iii)    (iii) the Tranche B Funding Period shall not
have terminated;

                           (iv)     (iv) as of such Tranche B Funding Date
(after giving effect to the transfer of the related Additional Receivables on such Tranche B Funding Date), the Tranche B Collateral Coverage Requirement shall be satisfied;

                           (v)      (v) each of the representations and
warranties made by the Receivables Seller under the Tranche B Receivables Purchase Agreement with respect to the

Servicing Advance Receivables included in the Tranche B Eligible Collateral shall be true and correct in all material respects as of such Tranche B Funding Date (or, as of the date of conveyance of the related Receivables with respect to the representations and warranties set forth in Sections 5.01(s)(iv), (v),
(x) and (xi) of the Tranche B Receivables Purchase Agreement) with the same effect as if then made, and each of the Receivables Seller and the Tranche B SPE shall have performed all obligations to be performed by it under this Agreement and the Tranche B Receivables Purchase Agreement on or prior to such Tranche B Funding Date;

                           (vi)     (vi) the Receivables Seller or the Tranche B
SPE shall have taken any action requested by the Agent required to maintain the ownership interest of the Tranche B SPE and the first priority lien of the Agent in the Tranche B Eligible Collateral;

                           (vii)    (vii) all conditions precedent to the
transfer of the related Additional Receivables pursuant to the Tranche B Receivables Purchase Agreement shall have been fulfilled as of such Tranche B Funding Date;

                           (viii)   (viii) [Reserved];

                           (ix)     (ix) the REMIC Servicer shall have deposited
the full amount of the related Seller Contribution into the Tranche B Funding Account with respect to such Additional Receivable;

                           (x)      (x) [Reserved];

                           (xi)     (xi) [Reserved];

                           (xii)    (xii) no Tranche B Funding Interruption
Event shall have occurred;

                           (xiii)   (xiii) the Additional Receivable does not
relate to a Tranche B Securitization Trust for which a Tranche B Securitization Trust Termination Event has occurred and such event has not been waived by the Agent; and

                           (xiv)    (xiv) no action has been taken or omitted to
have been taken that would impair the lien or rights of the Agent or the Tranche B Lenders.

                               EXHIBIT 7.01(a)(xx)

                        TRANCHE B REPORTING REQUIREMENTS

         (a) By no later than the third Business Day before each Remittance Date, the REMIC Servicer shall deliver to the Agent [and the Verification Agent] a report in the form of Exhibit H to the Agreement (the "Monthly REMIC Servicer Report") (in electronic form) listing (A) the aggregate Receivables Balance of Servicing Advance Receivables included in the Tranche B Eligible Collateral with respect to each Tranche B Securitization Trust as of the close of business on the last Business Day of the Collection Period preceding such Remittance Date, and listing the balance of all P&I Advances the rights to reimbursement for which are not included in the Tranche B Eligible Collateral (summarized in each case by Securitization Trust), (B) the aggregate Receivables Balance for each Tranche B Securitization Trust as of the beginning of the preceding Collection Period (summarized in each case by Securitization Trust), (C) a reconciliation (by Securitization Trust) of the amounts set forth in clauses (A) and (B) above showing, in the aggregate, P&I Advances made and recoveries thereof during the preceding Collection Period and separately identifying Successor Receivable Proceeds, Tranche C Lender Proceeds and Net Receivable Proceeds, (D) a trial balance listing all Securitized Assets included in the Loan-Level Securitization Trusts and listing all P&I Advances outstanding with respect to such Securitized Assets as of the end of the related Collection Period and identifying each Loan-Level Advance by the related loan numbers and (E) setting forth such additional information as may be reasonably requested by the Agent or the Verification Agent from time to time.

         (b) In addition, no later than the third Business Day before each Remittance Date, the REMIC Servicer shall deliver to the Agent and the Verification Agent a report in substantially the form of Exhibit I to the Agreement (the "Tranche B Remittance Date Report") reporting on Tranche B Reimbursement Account activity during the preceding Collection Period, by reporting (1) the amount on deposit in the Tranche B Reimbursement Account at the beginning of such Collection Period, (2) the amount of all Net Receivable Proceeds deposited into the Tranche B Reimbursement Account during the Collection Period, (3) the aggregate amount of Repurchase Prices deposited into the Tranche B Reimbursement Account during the Collection Period, (4) the daily total of all payments made in respect of Tranche B Excess Amounts and all Cash Purchase Prices paid in respect of Additional Receivables on each Tranche B Funding Date during the related Collection Period on which any such payment was made, (5) the amount transferred from the Tranche B Reimbursement Account to make payments in respect of Tranche B Revolving Loans on the Remittance Date that occurred during such preceding Collection Period, and (6) the daily total of all amounts withdrawn from the Tranche B Reimbursement Account during the preceding Collection Period for the Tranche B SPE's own account, due to Tranche B Excess Amount payments. Each Tranche B Remittance Date Report shall also (A) state the aggregate Tranche B Collateral Value of Servicing Advance Receivables included in the Tranche B Eligible Collateral as of the end of the preceding Collection Period and the respective amounts on deposit in the Tranche B Reimbursement Account and the Tranche B Funding Account as of the end of the preceding Collection Period, (B) demonstrate that the Tranche B Collateral Coverage Requirement was met at such time, and (C) list each Tranche B Event of Default and Tranche B Securitization Trust Termination Event and present a yes or no answer beside the name of each Tranche B Securitization Trust indicating whether each possible

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Tranche B Event of Default and Tranche B Securitization Trust Termination Event
has occurred with respect to such Securitization Trust as of the end of the preceding Collection Period.

         (c) By no later than 11:00 AM Eastern time on each Tranche B Funding Date, the REMIC Servicer shall deliver to the Agent and the Verification Agent a report in substantially the form of Exhibit J to the Agreement (each, a "Tranche B Funding Date Report") (A) listing all Servicing Advance Receivables included in Tranche B Eligible Collateral as of the close of business on such Tranche B Funding Date (summarized in each case by Securitization Trust), and including the aggregate Receivables Balance of such Servicing Advance Receivables attributable to both the Pool-Level Advances and the Loan-Level Advances for each Tranche B Securitization Trust at such date (summarized in each case by Securitization Trust) and including a trial balance listing all Securitized Assets in the Loan-Level Securitization Trusts and identifying each Loan-Level Advance by loan number, (B) stating the aggregate amount of the Cash Purchase Price to be paid on the Tranche B Funding Date, (C) stating the aggregate Tranche B Excess Amount to be paid on the Tranche B Funding Date, (D) containing a statement as to whether all Tranche B Funding Conditions have been satisfied, and (E) containing a computation demonstrating that on such Tranche B Funding Date, the Tranche B Collateral Coverage Requirement will be satisfied after the payment of the Cash Purchase Price with respect to any Additional Receivables to be sold and contributed on such Tranche B Funding Date and any Tranche B Excess Amounts paid to the Tranche B SPE on such Tranche B Funding Date.

         (d) Notwithstanding anything contained herein to the contrary, neither the Agent nor the Verification Agent (except as described in the Verification Agent Letter) shall have any obligation to verify or recalculate any information provided to them by the REMIC Servicer.